                                                                     EXHIBIT 99P



               =================================================================



               COMPLETE APPRAISAL
               OF REAL PROPERTY

               ZENITH CORPORATE HEADQUARTERS FACILITY
               1000 Milwaukee Avenue
               Glenview, Cook County, Illinois



               =================================================================


               IN A SELF-CONTAINED REPORT



               As of October 1, 1998



               Prepared For:


               ZENITH ELECTRONICS CORPORATION
               1000 Milwaukee Avenue
               Glenview, Illinois  60025



               Prepared By:



               CUSHMAN & WAKEFIELD OF ILLINOIS, INC.
               Valuation Advisory Services
               455 North Cityfront Plaza Drive, Suite 2800
               Chicago, Illinois  60611

April 7, 1999


Mr. Richard F. Vitkus
ZENITH ELECTRONICS CORPORATION
Senior Vice President &
General Counsel
1000 North Milwaukee Avenue
Glenview, Illinois  60025

RE:  APPRAISAL OF REAL PROPERTY
     Zenith Corporate Headquarters Facility
     1000 Milwaukee Avenue
     Glenview, Cook County, Illinois

Dear Mr. Vitkus:

     In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Illinois, Inc. is pleased to transmit our report estimating the market value and quick sale of the fee simple estate in the above referenced real property. This is a complete appraisal prepared in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Appraisal Institute, including the Competency Provision. The results of the appraisal are being conveyed in a self-contained report. This report represents an update of our appraisal report dated June 1, 1998.

     As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report.

     This report was prepared for Zenith Electronics Corporation, and it is intended only for the specified use of said Client. Zenith Electronics Corporation may also share the report as part of a Lending Group. It may not be distributed to or relied upon by other persons or entities without written permission of the Appraiser.

     This report was prepared in accordance with the Uniform Standards of Professional Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and the Code of Ethics and Uniform Standards of Professional Appraisal Practice (USPAP).

Mr. Vitkus
April 7, 1999
Page Two of Three


     The property was inspected by Jeffrey A. Piehl and Michael J. Schaeffer. The report was prepared by Jeffrey A. Piehl and Michael J. Schaeffer, under the supervision of Stanley R. Dennis, Jr., MAI.

     As a result of our analysis, we have formed an opinion that the market value of the fee simple interest in the above referenced real property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1998, was:

               TWENTY-ONE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  $21,500,000

     Further, it is our opinion that the market value of the fee simple interest in the surplus land area which is associated with the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1998, was:

                             THREE MILLION DOLLARS
                                  $3,000,000

     As such, it is our opinion that the aggregate market value of the combined fee simple interests in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1998, was:

               TWENTY-FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  $24,500,000

     As a result of our analysis, we have formed an opinion that the quick sale or liquidation value of the fee simple estate in the referenced property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1998 was:

                 TWENTY-MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  $20,800,000

     In our analysis of the subject property under quick sale or liquidation value scenario, the marketing time associated with this scenario is estimated to be six months or less.

Mr. Vitkus
April 7, 1999
Page Three of Three


     This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,


CUSHMAN & WAKEFIELD OF ILLINOIS, INC.




Jeffrey A. Piehl
Associate Appraiser




Michael J. Schaeffer
Director
Illinois Certification No. 153-000885




Stanley R. Dennis, Jr., MAI
Managing Director
Illinois Certification No. 153-000686

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

PROPERTY NAME:                     Zenith Corporate Headquarters Facility

LOCATION:                          1000 Milwaukee Avenue
                                   Glenview, Cook County, Illinois

                                   The subject property is specifically situated along the east side of Interstate 294 (I-
                                   294), approximately one-quarter mile south of it's overpass of Milwaukee Avenue. The street address of the subject property is 1000 Milwaukee Avenue, Glenview, Illinois.

ASSESSOR'S PARCEL NUMBERS:         14-32-105-005-0000

INTEREST APPRAISED:                Fee simple interest

DATE OF VALUE:                     October 1, 1998

OWNERSHIP:                         As of the date of analysis, the property is
                                   currently entitled to Zenith Corporation.

LAND AREA:                         Based on the ALTA/ACSM land title survey,
                                   prepared by Tri-L Survey, Inc., dated
                                   December 22, 1994, the total land area of the subject property is 39.821 acres. The site has additional development potential, estimated at 177,000 square feet of gross building area (see Highest and Best Use analysis for full details).

ZONING: According to the City of Glenview, the improvements, are currently zoned I-1, Limited Commercial District. A complete discussion regarding the subject property's zoning classification is included in the Zoning section of this report and reference is made thereto.

HIGHEST AND BEST USE
  If Vacant:                       Office development.

  As Improved:                     Multi-tenant office building (see Highest and
                                   Best Use)

IMPROVEMENTS
  Type: The subject property building is considered to be in average condition.

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

                                   The subject improvements represent a single-tenant, Class B headquarters office building occupied by Zenith. The improvements consist of a seven-story building (plus basement level), containing 401,000 square feet of net rentable building area, situated on approximately 39.821 acres of land area.

OPERATING DATA AND FORECASTS
  CURRENT OCCUPANCY:               The subject property is currently 100 percent
                                   occupied by Zenith.

SALES COMPARISON APPROACH:         $21,850,000

Income Approach--Discounted Cash Flow - Fee Simple Interest

     ======================================================================
                              FEE-SIMPLE INTEREST
                 ZENITH CORPORATE HEADQUARTERS OFFICE BUILDING
     ======================================================================
        BASIC ASSUMPTION
     ----------------------------------------------------------------------
      NRA: 401,000 SF                   401,000 SF, or 100% of total NRA
     ----------------------------------------------------------------------
      Income Growth Rate                3.50%, and subsequent years
      for Market Rents
     ----------------------------------------------------------------------
      Consumer Price Index              3.50%, and subsequent years
     ----------------------------------------------------------------------
      Expense Growth Rate               3.50%, and subsequent years
     ----------------------------------------------------------------------
      Market Rental Rates               $14.00/SF, Net
     ----------------------------------------------------------------------
      Escalations                       3.0% annually
     ----------------------------------------------------------------------
      Expense Provision                 Net
     ----------------------------------------------------------------------
      Lease Term                        7 years
     ----------------------------------------------------------------------
      Tenant Improvements
       Initial Build-Out                $45.00/SF
       Second Generation                $15.00/SF
       Renewal Tenant                   $7.50/SF
       Speculative Tenant               $10.13/SF
     ----------------------------------------------------------------------
      Vacancy Between Tenants           6-Months Downtime
     ----------------------------------------------------------------------
      Renewal Probability               65%
     ----------------------------------------------------------------------
      Turnover Probability              35%
     ----------------------------------------------------------------------
      Leasing Commissions               12.00% of the first year's base
       New Tenants                      rent, and 4.50% thereafter
     ----------------------------------------------------------------------
       Renewal Tenants                  4.50%
     ----------------------------------------------------------------------
      Absorption Schedule               24-Months
     ----------------------------------------------------------------------
      Holding Period                    10 years
     ----------------------------------------------------------------------
      Year of Reversion                 11th year
     ----------------------------------------------------------------------
      Credit Loss Provision             3.0%, and subsequent years
     ----------------------------------------------------------------------
      Alteration and Leasing            First year of the lease term.
      Commission Payout Method
     ----------------------------------------------------------------------
      Terminal Overall Rate             9.75%
     ----------------------------------------------------------------------
      Cost of Sale at Reversion         1.5%
     ----------------------------------------------------------------------
      Discount Rate                     13.50%
     ----------------------------------------------------------------------
      Implied Going-In OAR              N/A
     ======================================================================

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

ESTIMATED MARKET VALUE - AS IS:
Income Approach:                             $21,500,000
  Unit Value Indication:                     $53.62 per square foot of rentable
                                             building area

ESTIMATED MARKET VALUE - AS IS:              SURPLUS LAND AREA
Sales Comparison Approach:                   $3,000,000
  Unit Value Indication:                     $17.00 per square foot of
                                             developable building area

ESTIMATED MARKET VALUE - AS IS:              IMPROVEMENTS & SURPLUS LAND AREA
Overall Value Indication:                    $24,500,000


     Marketing Time:                         12 months
     Exposure Time:                          12 months

QUICK SALE OR LIQUIDATION VALUE:             $20,800,000 (Assumes a six-month
                                             marketing period)

FLOOD HAZARD:                                According to the Flood Insurance
                                             Rate Map, Community Panel Number
                                             170054-0070-B dated April 15, 1981,
                                             the subject property is located in
                                             Zone C, an area determined to be an
                                             area of minimal flooding.

SPECIAL ASSUMPTIONS:                         1.   This appraisal report was
                                             prepared in conformity with the
                                             requirements of the Code of Ethics
                                             and Standards of Professional
                                             Practice of the Appraisal
                                             Institute.

                                             2.   The projections of income and
                                             expenses, including the reversion
                                             at time of resale, are not
                                             predictions of the future. Rather,
                                             they are the best estimate of
                                             current market thinking of what
                                             future trends will be. No warranty
                                             or representation is made that
                                             these projections will materialize.
                                             The real estate market is
                                             constantly fluctuating and
                                             changing. It is not the task of the
                                             appraiser to estimate the
                                             conditions of a future real estate
                                             market, but rather to reflect what
                                             the investment community

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

                                             envisions for the future in terms
                                             of expectations of growth in rental
                                             rates, expenses, and supply and
                                             demand.

                                             3.  Information regarding the
                                             building's size was provided to us
                                             by Zenith and is assumed to be
                                             accurate.

                                             4.  Our analysis of the subject
                                             property assumes a transformation
                                             from single-tenancy to multi-
                                             tenancy. Costs associated with the
                                             reconfiguration and renovation of
                                             the subject property are detailed
                                             in the Income Approach section of
                                             this report.

                                             5.  Based on information provided
                                             by Zenith, the subject property has
                                             asbestos containing material in the
                                             form of 153,000 square feet of
                                             floor tile; 12,500 square feet of
                                             material on the exterior wall of
                                             the mechanical penthouse; and 500
                                             square feet of pipe wrap on the
                                             kiln exhaust duct. We were not
                                             provided with a cost estimate for
                                             the removal and remediation of the
                                             asbestos containing material. In
                                             order to estimate costs for the
                                             removal and remediation of the
                                             asbestos containing material, we
                                             contacted the environmental firm of
                                             Boelter & Yates, which specialize
                                             in the removal and remediation of
                                             asbestos containing material.
                                             Boelter & Yates provided general
                                             cost guidelines for the
                                             removal/remediation of the asbestos
                                             containing material. It is noted
                                             that these costs are estimates
                                             only, and should not be construed
                                             as actual costs to cure.

                                             6.  Based on reconfiguration/build-
                                             out cost estimates provided by JC
                                             Anderson, Inc., we have utilized
                                             $45.00 per square foot in our
                                             analysis for the initial
                                             reconfiguration/build-out of the
                                             subject property. These costs were
                                             estimated after several walk-
                                             throughs of the subject property,
                                             and reflect the most accurate

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
--------------------------------------------------------------------------------

                                             costs associated with the initial
                                             reconfiguration/build-out of the
                                             subject property.

                                             7.  It is assumed that the subject
                                             property has zoning in-place for an
                                             additional 177,000 square feet of
                                             building area. This information is
                                             provided for in the Annexation
                                             Agreement between Zenith and the
                                             City of Glenview. We have assumed
                                             that an additional 177,000 square
                                             feet of additional office space can
                                             be built.

                                             8.  It is assumed that upon
                                             retrofit of the interior of the
                                             subject property, the subject
                                             property will conform with ADA
                                             requirements. Our analysis assumes
                                             no additional costs associated to
                                             comply with the Americans with
                                             Disabilities Act of 1990. Cushman &
                                             Wakefield assumes no responsibility
                                             or opinion if the subject property
                                             will comply with the requirements
                                             of the Americans with Disabilities
                                             Act of 1990. Cushman & Wakefield
                                             recommends that an expert in this
                                             field be employed in the final
                                             determination of whether the
                                             subject property complies with the
                                             Americans with Disabilities Act of
                                             1990.

                                             9.  Please refer to the complete
                                             list of assumptions and limiting
                                             conditions included at the end of
                                             this report.

                                                               TABLE OF CONTENTS
--------------------------------------------------------------------------------

                                                                                                           PAGE
PHOTOGRAPHS OF SUBJECT PROPERTY...........................................................................   1

INTRODUCTION..............................................................................................   9

REGIONAL ANALYSIS.........................................................................................  15

NEIGHBORHOOD ANALYSIS.....................................................................................  26

OFFICE MARKET ANALYSIS....................................................................................  28

PROPERTY DESCRIPTION......................................................................................  58

REAL PROPERTY TAXES AND ASSESSMENTS.......................................................................  72

ZONING....................................................................................................  74

HIGHEST AND BEST USE......................................................................................  75

VALUATION PROCESS.........................................................................................  79

LAND VALUATION............................................................................................  82

SALES COMPARISON APPROACH.................................................................................  90

INCOME APPROACH........................................................................................... 105

RECONCILIATION AND FINAL VALUE ESTIMATE................................................................... 134

QUICK SALE VALUE ESTIMATE................................................................................. 137

ASSUMPTIONS AND LIMITING CONDITIONS....................................................................... 138

CERTIFICATION OF APPRAISAL................................................................................ 141

ADDENDA................................................................................................... 142

   Engagement Letter
   State Appraisal Certification
   Legal Description
   Title Report
   Annexation Agreement
   Pro-Ject Assumptions Report
   Pro-Ject Lease Abstract Report
   Cushman & Wakefield's Investor Survey
   Qualification of Appraisers

AERIAL PHOTOGRAPH

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     =====================================================================











     =====================================================================
       EXTERIOR VIEW OF THE MAIN ENTRANCE LOBBY OF THE SUBJECT PROPERTY


     =====================================================================













     =====================================================================
               EXTERIOR VIEW OF THE SUBJECT PROPERTY FACING WEST

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     ====================================================================











     ====================================================================
            EXTERIOR VIEW OF THE SUBJECT PROPERTY FACING NORTHWEST


     ====================================================================












     ====================================================================
            EXTERIOR VIEW OF THE SUBJECT PROPERTY FACING NORTHEAST

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     ====================================================================











     ====================================================================
            EXTERIOR VIEW OF THE SUBJECT PROPERTY FACING SOUTHEAST

     ====================================================================











     ====================================================================
   EXTERIOR VIEW OF THE SUBJECT PROPERTY FACING SOUTH (NOTE- LOBBY AREA IN
                                  FOREGROUND)

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     ==================================================================













     ==================================================================
            INTERIOR VIEW OF THE SUBJECT PROPERTY LOADING DOCK AREA




     ==================================================================












     ==================================================================
               INTERIOR VIEW OF THE SUBJECT PROPERTY LOBBY AREA

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     ==================================================================













     ==================================================================
       INTERIOR VIEW OF THE SUBJECT PROPERTY MECHANICAL PENTHOUSE FLOOR


     ==================================================================










     ==================================================================
            INTERIOR VIEW OF THE SUBJECT PROPERTY LOWER LEVEL AREA

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     ==================================================================













     ==================================================================
         INTERIOR VIEW OF TYPICAL OFFICE FLOOR OF THE SUBJECT PROPERTY



     ==================================================================










     ==================================================================
        INTERIOR VIEW OF A TYPICAL OFFICE FLOOR OF THE SUBJECT PROPERTY

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     ===================================================================













     ===================================================================
       INTERIOR VIEW OF A TYPICAL PRIVATE OFFICE AT THE SUBJECT PROPERTY


     ===================================================================










     ===================================================================
          INTERIOR VIEW OF A TYPICAL CORRIDOR OF THE SUBJECT PROPERTY

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
--------------------------------------------------------------------------------

     ==================================================================













     ==================================================================
            EXTERIOR VIEW OF THE SUBJECT PROPERTY FACING SOUTHEAST


     ==================================================================












     ==================================================================
            EXTERIOR VIEW OF THE SUBJECT PROPERTY FACING SOUTHWEST

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

IDENTIFICATION OF PROPERTY

      The subject property under analysis consists of a corporate headquarters office building currently occupied by Zenith. This seven-story (plus basement level) corporate headquarters building, is considered to be a Class B office building, and contains approximately 401,000 square feet of net rentable building area (inclusive of 7,760 square feet of lobby area). The total gross building area equates to 526,266 square feet. The subject property is situated on approximately 39.821 acres, or 1,734,603 square feet of land area.

      More specifically, the subject development is located along the east side of I-294, approximately one-quarter mile south of its overpass of Milwaukee Avenue, within the City of Glenview, Cook County, Illinois. The mailing address of the subject property is 1000 Milwaukee Avenue, Glenview, Illinois.

COMPETENCY PROVISION

      We are aware of the competency provision of the USPAP and the authors of this report meet the standards. Jeffrey A. Piehl inspected the subject property. Jeffrey A. Piehl and Michael J. Schaeffer researched, and analyzed the pertinent market information, and wrote the appraisal report, under the supervision of Stanley R. Dennis Jr., MAI. Stanley R. Dennis, Jr., MAI, Michael J. Schaeffer and Jeffrey A. Piehl have extensive appraisal experience with corporate headquarter properties nationally, as well as in the Chicago Metropolitan Area.

      It is our opinion that we are fully competent to perform this appraisal, due to the fact that:
      1. The appraisers have full knowledge and experience in the nature of this assignment.
      2. All necessary and appropriate steps have been taken in order to complete the assignment competently.
      3. There is no lack of knowledge or experience that would prohibit this assignment to be completed in a professional competent manner or where a biased or misleading opinion of value would be rendered.

PROPERTY OWNERSHIP AND RECENT HISTORY

      According to the title report issued by Commonwealth Land Title Insurance Company, dated December 12, 1997, the underlying land area of the subject property is vested in Zenith Corporation, a Delaware Corporation. To our knowledge, and based on information provided by public records, no other transaction of the underlying land area of the subject property has occurred over the last three years.

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      It was reported by Zenith, that the subject property has been actively marketed for sale since March, 1998. However, no asking price has been set with the offering of the subject property. Based on information provided by Insignia/ESG (listing broker), there have been several purchase offers for the subject property. It was further reported by Mr. Jim Postweiler of Insignia/ESG, that several purchase offers have been received on the property, and the purchase offer most likely to be accepted by Zenith, has a transaction price of between $27,000,000 and $28,000,000, with the property to be placed under contract within approximately 30 days, and a closing anticipated for November 30, 1998.

PURPOSE AND FUNCTION OF THE APPRAISAL

      The purpose of this appraisal is to estimate the market value and the quick sale or liquidation value of the fee simple estate of the subject property.

SCOPE OF THE APPRAISAL

      In the process of preparing this report, we inspected the subject site and surrounding area, conducted market research into asking and actual rental rates of comparable office space, obtained information regarding leases recently negotiated in the marketplace, conducted market investigations, ascertained sale prices of comparable properties, developed a value estimate by direct sales comparison, and prepared a detailed discounted cash flow analysis for the purpose of discounting a forecasted net income stream to a present value estimate for the fee simple interest.

DATE OF VALUE AND PROPERTY INSPECTION

      The date of our as is valuation is October 1, 1998. The date of property inspection was May 28, 1998.

PROPERTY RIGHTS APPRAISED

      Fee simple estate.

DEFINITIONS OF VALUE, INTEREST APPRAISED AND OTHER PERTINENT TERMS

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation, and in accordance with 12 C.F.R. 34, paragraph 34.42 of the OCC issued by the Comptroller of the Currency, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably, and assuming the price is not affected by undue

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.   Buyer and seller are typically motivated;
      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;
      3.   A reasonable time is allowed for exposure in the open market;
      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by the American Institute of Real Estate Appraisers, are as follows:

      FEE SIMPLE INTEREST

      Absolute ownership unencumbered by any other interest or estate subject only to the four powers of government.

      QUICK SALE OR LIQUIDATION VALUE

      Quick sale or liquidation value reflects a sale within a six-month period.

      MARKET RENT

      The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of the appraisal.

      CASH EQUIVALENT VALUE

      A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

      DISCOUNTED CASH FLOW (DCF) ANALYSIS

      The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing, and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present value at a specified yield rate. DCF analysis can be applied with any yield capitalization technique and may be performed on either a lease-by-lease or aggregate basis.

Definitions of other terms taken from various sources, are as follows:

      MARKETING TIME

                                                                    INTRODUCTION
--------------------------------------------------------------------------------

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal, whereas exposure time, as defined below is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of their same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a predication of a date of sale.

      We have concluded that a marketing period of approximately 12 months, or less would be required in order to sell the subject property. The value conclusion expressed in this report is based on current market conditions. Our value estimate should not be interpreted as being representative of the final price at which the property might sell throughout the entire marketing period, due to uncertain market conditions.

      EXPOSURE TIME

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market". Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

      We have estimated the appropriate exposure time for the subject property to be approximately 12 months, or less.

LEGAL DESCRIPTION

      The subject property is located along the east side of I-294, approximately one-quarter mile south of its overpass with Milwaukee Avenue, in Glenview, Cook County, Illinois. The mailing address of the subject property is 1000 Milwaukee Avenue, Glenview, Illinois. According to the Cook County Assessor's office, the subject property is further identified by parcel identification number 14-32-105-005-0000. Given the subject's lengthy legal description, a copy of the subject's legal description is provided for in the Title Report section, which is located in the Addenda section of this report.

REGIONAL MAP

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

CHICAGO METROPOLITAN AREA
         The Chicago metropolitan area, located at the southwestern tip of Lake Michigan, is the Midwest's financial, commercial, transportation, and industrial center. As defined by the United States Census Bureau in 1997, the Chicago Consolidated Metropolitan Statistical Area (CMSA) includes a total of thirteen counties: ten in Illinois, two in Indiana, and one in Wisconsin. The counties in Illinois that are part of the Chicago CMSA are as follows: Cook, DuPage, DeKalb, Grundy, Kane, Kendall, Lake, McHenry, Will, and Kankakee. The Indiana counties that are included in the Chicago CMSA are Lake and Porter counties. Kenosha County in Wisconsin is part of the Chicago CMSA.

POPULATION
      The population of the Chicago Metropolitan Area is the third largest in the nation, behind New York and greater Los Angeles. The historical and projected population growth trends for the thirteen county Chicago CMSA are summarized in the table below.

==================================================================================================================
                               CHICAGO CONSOLIDATED METROPOLITAN STATISTICAL AREA
                                      POPULATION CHARACTERISTICS 1980-2002
------------------------------------------------------------------------------------------------------------------
                                      ANNUAL %                       ANNUAL %                       ANNUAL %
COUNTY         1980       1990         CHANGE          1997           CHANGE          2002           CHANGE
                                      1980-1990                     1990-1997                      1997-2002
------------------------------------------------------------------------------------------------------------------
ILLINOIS
------------------------------------------------------------------------------------------------------------------
Cook         5,253,685   5,105,067     -0.29%         5,135,667       0.09%          5,147,000       0.04%
------------------------------------------------------------------------------------------------------------------
Chicago      3,003,961   2,783,726     -0.76%         2,709,148      -0.39%          2,677,000      -0.24%
------------------------------------------------------------------------------------------------------------------
DeKalb          74,624      77,932      0.44%            84,996       1.25%             88,000       0.70%
------------------------------------------------------------------------------------------------------------------
DuPage         658,835     781,666      1.72%           870,407       1.55%            903,000       0.74%
------------------------------------------------------------------------------------------------------------------
Grundy          30,582      32,337      0.56%            35,724       1.44%             37,000       0.71%
------------------------------------------------------------------------------------------------------------------
Kane           278,405     317,471      1.32%           372,670       2.32%            397,000       1.27%
------------------------------------------------------------------------------------------------------------------
Kankakee       102,926      96,255     -0.67%           103,229       1.01%            106,000       0.53%
------------------------------------------------------------------------------------------------------------------
Kendall         37,202      39,413      0.58%            47,534       2.71%             51,000       1.42%
------------------------------------------------------------------------------------------------------------------
Lake           440,372     516,418      1.61%           587,226       1.85%            617,000       0.99%
------------------------------------------------------------------------------------------------------------------
McHenry        147,897     183,241      2.17%           236,033       3.68%            257,000       1.72%
------------------------------------------------------------------------------------------------------------------
Will           324,460     357,313      0.97%           432,538       2.77%            466,000       1.50%
------------------------------------------------------------------------------------------------------------------
INDIANA
------------------------------------------------------------------------------------------------------------------
Lake           522,965     475,594     -0.94%           481,139       0.17%            481,000      -0.01%
------------------------------------------------------------------------------------------------------------------
Porter         119,816     128,932      0.74%           143,048       1.50%            148,000       0.68%
------------------------------------------------------------------------------------------------------------------
WISCONSIN
------------------------------------------------------------------------------------------------------------------
Kenosha        123,137     128,181      0.40%           141,346       1.41%            147,000       0.79%
------------------------------------------------------------------------------------------------------------------
TOTAL        8,114,906   8,239,820      0.15%         8,671,557       0.73%          8,845,000       0.40%
------------------------------------------------------------------------------------------------------------------
Source: Equifax National Decision Systems
==================================================================================================================

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

     As indicated in the table on the previous page, the total estimated population of the Chicago CMSA in 1997 was 8,671,557. The population of the Chicago CMSA increased .15 percent annually between 1980 and 1990, and increased
 .73 percent annually between 1990 and 1997. The Chicago CMSA population is expected to increase .40 percent annually between 1997 and 2002.

     While the Chicago CMSA population has increased since 1980, the population in the City of Chicago has consistently decreased. The Chicago suburban population has grown significantly at the expense of population decreases in the City of Chicago. Between 1980 and 1990, the City of Chicago population decreased
 .76 percent annually. The Chicago population decreased .39 percent annually between 1990 and 1997, and is expected to decrease .24 percent annually between 1997 and 2002. The population shift from the city to suburban areas is common among most major cities located throughout the Great Lakes and Northeastern regions, and is expected to continue in the foreseeable future.

TRANSPORTATION
AIR TRANSPORTATION

     Chicago is one of the primary transportation hubs in the United States. O'Hare International Airport is one of the busiest in the world, handling approximately 69.2 million total passenger arrival and departures in 1996, according to the Chicago Department of Aviation. Increased traffic at O'Hare International Airport can be attributed to several factors: the deregulation of the airline industry in the past decade, the development of "regional" hubs' by major airlines, and the continued economic expansion of local and national companies into global markets. O'Hare International Airport serves as a hub for United Airlines. United Airlines is the busiest airline in the city, according to the Chicago Department of Aviation, serving approximately 30 million passengers in 1996.

     According to Crain's Chicago Business, the City of Chicago plans to launch a $1-billion dollar, five-year upgrade of O'Hare International Airports aging infrastructure in 1998. Terminals 2 and 3 at the airport will be modernized, and renovations include the expansion of ticketing areas and the addition of elevators and escalators. In order to relieve rush-hour traffic congestion by the airport there are plans to widen exits and the roadway leading to O'Hare, and add more exits to remote parking lots and Mannheim Road. Upgrade plans also include replacing an aged heating and cooling system, improving access to skyrail transportation, and creating a new bus transportation center.

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

     Midway Airport, located in the southwest portion of the city, serves as a secondary airport in the Chicago metropolitan area and has become an increasingly popular alternative to O'Hare International Airport. Major commercial airlines serving Midway Airport include America West, American Trans Air, Continental, Northwest, and Southwest. Southwest Airlines serves the largest number of passengers at Midway Airport. According to the Chicago Department of Aviation, Southwest Airlines served 5.1 million passengers at Midway Airport in 1996.

     Plans are under way to expand Midway Airport, which include adding a terminal with 38 gates. Expansion plans will reportedly cost $722.0 million and will be completed in 2003. The Chicago Sun Times in February 1998, reported American Trans Air (ATA), the second largest carrier at Midway Airport, plans to expand its business at Midway Airport. American Trans Air Airlines plans to add 500 people to its Chicago area workforce, and will occupy 12 of the 38 gates in the new terminal to be completed in 2003. Three hundred of the new ATA employees will be in reservations or customer service jobs. Two hundred of the new employees will be hired for pilot or flight attendant jobs. Within 1998, American Trans Air will also add non-stop service to more cities.

GROUND TRANSPORTATION

     Several major expressways and interstate highways pass through the Chicago area. Interstate 88 and 290 are the main routes to the cities along the East-West Corridor. Interstate 55 provides access to the southwestern cities. Cities to the north and northwest are accessed via Interstates 90 and 94; and finally, north-south travel between the western suburbs is facilitated by Interstates 294 and 355. In total, the Chicago area has over 630 miles of expressways. Within the metropolitan area, rail lines, rapid transit systems, bus lines and expressway systems facilitate commuter transportation.

EMPLOYMENT AND INCOME

     The Chicago economy, like most major metropolitan areas, began as a manufacturing center. Today, Chicago economic growth is no longer primarily based in the manufacturing sector, but is distributed among the retail, FIRE (finance, insurance, and real estate), and service industries. The table on the following page summarizes the diversity of employment for the thirteen-county Consolidated Metropolitan Statistical Area.

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

===============================================================================================================
                                  CHICAGO METROPOLITAN AREA (13-COUNTY CMSA)
                                   NON-FARM EMPLOYMENT STATISTICS 1997-2010
---------------------------------------------------------------------------------------------------------------
    INDUSTRY          1980         PERCENT OF          1997        PERCENT OF         2010         PERCENT OF
     GROUP         EMPLOYMENT         TOTAL         EMPLOYMENT        TOTAL        EMPLOYMENT        TOTAL
                     (000'S)                         (000'S)                         (000'S)
---------------------------------------------------------------------------------------------------------------
Construction               169.4            4.1%            234.8          4.7%             260.5         4.7%
---------------------------------------------------------------------------------------------------------------
Manufacturing              952.1           23.2%            719.3         14.3%             666.5        12.0%
---------------------------------------------------------------------------------------------------------------
TCPU/(1)/                  224.7            5.5%            291.8          5.8%             319.3         5.7%
---------------------------------------------------------------------------------------------------------------
Wholesale Trade            281.3            6.9%            310.0          6.2%             325.5         5.8%
---------------------------------------------------------------------------------------------------------------
Retail Trade               648.0           15.8%            814.7         16.2%             873.8        15.7%
---------------------------------------------------------------------------------------------------------------
FIRE/(2)/                  357.7            8.7%            476.8          9.5%             590.5        10.6%
---------------------------------------------------------------------------------------------------------------
Services                   931.1           22.7%          1,616.8         32.2%           1,938.6        34.8%
---------------------------------------------------------------------------------------------------------------
Government                 540.2           13.2%            557.7         11.1%             595.8        10.7%
---------------------------------------------------------------------------------------------------------------
TOTAL NON-FARM           4,104.5          100.0%          5,021.9        100.0%           5,570.5       100.0%
EMPLOYMENT
---------------------------------------------------------------------------------------------------------------
/(1)/ Transportation and Utilities
/(2)/ Finance, Insurance and Real Estate
===============================================================================================================
Source: Woods and Poole

===============================================================================================================

     In 1980, the majority of the labor force of the Chicago CMSA were employed in the manufacturing and service industries. The manufacturing and service industries accounted for 23.2 and 22.7 percent of total employment in 1980, respectively. However, in 1997, manufacturing employment was only 14.3 percent of total employment in the Chicago CMSA. The portion of the labor force in manufacturing employment is expected to continue to decrease, and is expected to be approximately 12 percent of the total employment in the year 2010. The services industry, however, was 22.7 percent of the labor force in 1980, but increased to 32.2 percent of the labor force in 1997. Employment in the service industry is expected to increase to 34.8 percent by the year 2010.

     The majority of the labor force in the Chicago CMSA in 1997 were employed in Cook County, followed by DuPage County. Approximately 62.4 percent of the labor force were employed in Cook County, and 12.8 percent of the labor force were employed in DuPage County. In the year 2010, the percentage of the labor force employed in Cook County is expected to decrease slightly to 58.6 percent, however, the DuPage County labor force is expected to increase to 14.1 percent.

     The table below presents total non-farm employment per thousand in each of the thirteen counties of the Chicago CMSA. The estimated total non-farm employment in 1997 was 5,021,900 and the 2010 total estimated non-farm employment is 5,570,500.

          ============================================================================================
                               CHICAGO CONSOLIDATED METROPOLITAN STATISTICAL AREA
                                   DISTRIBUTION OF TOTAL NON-FARM EMPLOYMENT
                                                 1997 AND 2010
          --------------------------------------------------------------------------------------------
          COUNTY                         1997          PERCENT OF         2010       PERCENT OF
                                        (000'S)          TOTAL          (000'S)        TOTAL
          --------------------------------------------------------------------------------------
          ILLINOIS
          --------------------------------------------------------------------------------------
          Cook                          3,131.3            62.4%       3,265.9            58.6%
          --------------------------------------------------------------------------------------
          DeKalb                           41.8             0.8%          47.3             0.8%
          --------------------------------------------------------------------------------------
          DuPage                          643.9            12.8%         785.2            14.1%
          --------------------------------------------------------------------------------------
          Grundy                           17.3             0.3%          20.4             0.4%
          --------------------------------------------------------------------------------------
          Kane                            188.9             3.8%         212.6             3.8%
          --------------------------------------------------------------------------------------
          Kankakee                         51.0             1.0%          59.2             1.1%
          --------------------------------------------------------------------------------------
          Kendall                          16.2             0.3%          18.1             0.3%
          --------------------------------------------------------------------------------------
          Lake                            311.4             6.2%         422.0             7.6%
          --------------------------------------------------------------------------------------
          McHenry                         100.9             2.0%         127.8             2.3%
          --------------------------------------------------------------------------------------
          Will                            153.4             3.1%         194.4             3.5%
          --------------------------------------------------------------------------------------
          INDIANA
          --------------------------------------------------------------------------------------
          Lake                            237.5             4.7%         266.3             4.8%
          --------------------------------------------------------------------------------------
          Porter                           69.1             1.4%          85.6             1.5%
          --------------------------------------------------------------------------------------
          WISCONSIN
          --------------------------------------------------------------------------------------
          Kenosha                          59.2             1.2%          65.7             1.2%
          --------------------------------------------------------------------------------------
          TOTAL EMPLOYMENT              5,021.9           100.0%       5,570.5           100.0%
          --------------------------------------------------------------------------------------
          Source: Woods and Poole
          ======================================================================================

     As indicated in the table above, the 2010 employment distribution in counties outside of Illinois, is expected to be similar to the 1997 employment distribution.

     Chicago is a leading corporate headquarters location. A number of Fortune 500 firms are headquartered in the Chicago area. Many other firms also have regional headquarters in the Chicago area. Sears, Roebuck and Company, Amoco, Motorola, and Allstate Corporation are among the largest publicly held companies in the Chicago area. The presence of a large number of corporate headquarters in the area is indicative of the strength of the local support network and general business climate. The following tables present the largest public and private companies in Chicago ranked by revenues.

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

=============================================================================================================
                              METROPOLITAN CHICAGO'S LARGEST PUBLIC COMPANIES
                                          RANKED BY 1996 REVENUES
------------ --------------------- ---------------------------- -------------------------- ------------------
   RANK              NAME                     CITY                1996 NET REVENUES (IN        NUMBER OF
                                                                        MILLIONS)              EMPLOYEES
------------ --------------------- ---------------------------- -------------------------- ------------------
1            Sears, Roebuck & Co.  Hoffman Estates                        $38,236.0             335,000
------------ --------------------- ---------------------------- -------------------------- ------------------
2            Amoco Corp.           Chicago                                $32,150.0              41,723
------------ --------------------- ---------------------------- -------------------------- ------------------
3            Motorola, Inc.        Schaumburg                             $27,973.0             139,000
------------ --------------------- ---------------------------- -------------------------- ------------------
4            Allstate Corp.        Northbrook                               $24,299              48,200
------------ --------------------- ---------------------------- -------------------------- ------------------
5            Sara Lee Corp.        Chicago                                $18,624.0             135,300
------------ --------------------- ---------------------------- -------------------------- ------------------
6            CNA Financial Corp.   Chicago                                $16,987.8              24,300
------------ --------------------- ---------------------------- -------------------------- ------------------
7            Caterpillar Inc.      Peoria                                 $16,522.0              57,026
------------ --------------------- ---------------------------- -------------------------- ------------------
8            UAL Corp.             Elk Grove Township                     $16,362.0              87,628
------------ --------------------- ---------------------------- -------------------------- ------------------
9            Ameritech Corp.       Chicago                                $14,917.0              66,128
------------ --------------------- ---------------------------- -------------------------- ------------------
10           Archer       Daniels  Decatur                                $13,314.0              14,811
             Midland Co.
------------ --------------------- ---------------------------- -------------------------- ------------------
Source: Crain's Chicago Business, Top Business Lists 1998 Edition
=============================================================================================================

=============================================================================================================
                              METROPOLITAN CHICAGO'S LARGEST PRIVATE COMPANIES
                                          RANKED BY 1996 REVENUES
------------ --------------------- ---------------------------- -------------------------- ------------------
   RANK                 NAME                                       1996 NET REVENUES    NUMBER OF EMPLOYEES
                                                                     (IN MILLIONS)
------------ --------------------- ---------------------------- -------------------------- ------------------
1            Montgomery Ward & Co.        Chicago                         $6,618.0                62,579
------------ --------------------- ---------------------------- -------------------------- ------------------
2            Marmon Group                 Chicago                         $6,000.0                30,000
------------ --------------------- ---------------------------- -------------------------- ------------------
3            Alliant Foodservice Inc.     Deerfield                       $4,500.0                 9,400
------------ --------------------- ---------------------------- -------------------------- ------------------
4            Kemper Insurance Cos.        Long Grove                      $3,913.0                10,068
------------ --------------------- ---------------------------- -------------------------- ------------------
5            Topco Associates             Skokie                          $3,900.0                   375
------------ --------------------- ---------------------------- -------------------------- ------------------
6            Hyatt Hotels Corp.           Chicago                         $2,875.0                40,000
------------ --------------------- ---------------------------- -------------------------- ------------------
7            Ace Hardware Corp.           Oak Brook                       $2,742.0                 4,397
------------ --------------------- ---------------------------- -------------------------- ------------------
8            Cotter & Co.                 Chicago                         $2,441.7                 3,470
------------ --------------------- ---------------------------- -------------------------- ------------------
9            Budget Rent A Car Corp.      Lisle                           $2,400.0                24,000
------------ --------------------- ---------------------------- -------------------------- ------------------
10           Specialty Foods Corp.        Rosemont                        $2,020.0                14,000
------------ --------------------- ---------------------------- -------------------------- ------------------
Source: Crain's Chicago Business, Top Business Lists 1998 Edition
=============================================================================================================

     The average annual unemployment rates for the nation, state, and nine-county Chicago Primary Metropolitan Statistical Area (PMSA), since 1993 are presented in the table on the next page.

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

=============================================================================================================
                        ANNUAL AVERAGE UNEMPLOYMENT RATES (NOT SEASONALLY ADJUSTED)
=============================================================================================================
AREA                1993              1994              1995              1996              1997(1)
=================== ================= ================= ================= ================= =================
Illinois            7.5%              5.7%              5.2%              5.3%              4.3%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
U.S.                6.9%              6.1%              5.6%              5.4%              4.6%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
CHICAGO PMSA        7.3%              5.6%              5.1%              5.0%              4.1%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
=============================================================================================================
                                      NINE-COUNTY CHICAGO PMSA DETAIL
=============================================================================================================
Cook, IL            8.0%              6.1%              5.5%              5.5%              4.7%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
DeKalb, IL          5.6%              4.2%              3.8%              4.3%              2.8%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
DuPage, IL          5.2%              3.9%              3.4%              3.4%              2.6%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Grundy, IL          10.5%             7.9%              7.6%              6.7%              5.3%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Kane, IL            6.9%              5.6%              5.0%              4.9%              3.9%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Kendall, IL         5.2%              4.5%              4.0%              4.1%              3.0%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Lake, IL            5.8%              4.9%              4.0%              4.0%              3.0%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
McHenry, IL         6.1%              4.6%              4.1%              4.0%              2.8%
------------------- ----------------- ----------------- ----------------- ----------------- -----------------
Will, IL            7.3%              5.7%              5.3%              5.2%              4.1%
=============================================================================================================
Source: Northeastern Illinois Planning Commission; Illinois Department of Employment Security
(1) As of November, 1997
=============================================================================================================

     The average annual unemployment rate for the Chicago PMSA has consistently decreased since 1993. Since 1994, the Chicago PMSA average annual unemployment rates has been below the state and national average. For the month of November, 1997, the Chicago PMSA unemployment rate was also below the state and national average.

     According to Woods and Poole, the 1997 average per capita income in the Chicago CMSA was $23,038. The 1997 mean household income was $64,392. The 1997 per capita income in the 13-county Chicago CMSA ranged $18,650 to $32,747 and the 1997 means household income ranged from $49,239 to $90,867. DuPage and Lake County lead the Chicago CMSA in per capita income and mean household income. The 1997 per capita income in DuPage was $32,747, while the Lake County per capita income was $30,260. Mean household income in DuPage and Lake Counties were $90,867 and $87,092, respectively. Per capita and mean household income statistics for the 13-county Chicago CMSA, are presented in the table on the following page.

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

     ======================================================================
     1997 CHICAGO CMSA PER CAPITA INCOME STATISTICS

     ----------------------------------------------------------------------
         COUNTY          PER CAPITA INCOME        MEAN HOUSEHOLD INCOME
     ----------------------------------------------------------------------
     ILLINOIS
     ----------------------------------------------------------------------
     Cook                     $25,287                     $67,588
     ----------------------------------------------------------------------
     DeKalb                   $18,650                     $49,239
     ----------------------------------------------------------------------
     DuPage                   $32,747                     $90,867
     ----------------------------------------------------------------------
     Grundy                   $22,463                     $60,236
     ----------------------------------------------------------------------
     Kane                     $22,920                     $67,054
     ----------------------------------------------------------------------
     Kankakee                 $18,912                     $50,991
     ----------------------------------------------------------------------
     Kendall                  $22,141                     $65,234
     ----------------------------------------------------------------------
     Lake                     $30,260                     $87,092
     ----------------------------------------------------------------------
     McHenry                  $23,913                     $69,634
     ----------------------------------------------------------------------
     Will                     $21,105                     $63,333
     ----------------------------------------------------------------------
     INDIANA
     ----------------------------------------------------------------------
     Lake                     $19,492                     $53,010
     ----------------------------------------------------------------------
     Porter                   $22,024                     $60,504
     ----------------------------------------------------------------------
     WISCONSIN
     ----------------------------------------------------------------------
     Kenosha                  $19,584                     $52,310
     ----------------------------------------------------------------------
     AVERAGE                  $23,038                     $64,392
     ======================================================================

     The largest populated county in the Chicago CMSA, Cook County, had a 1997 per capita income of $25,287 and a mean household income of $67,588.

METROPOLITAN CHICAGO ECONOMY

     As the home of four major financial exchanges, Chicago is the Midwest's financial center. The financial exchanges located in the city include the Chicago Board of Trade, Chicago Board Options Exchange, Chicago Mercantile Exchange, and Midwest Stock Exchange. Eighty percent of the world's commodities are traded through three of Chicago's exchanges.

     According to data compiled by the Regional Economics Applications Laboratory (REAL) at the University of Illinois at Urbana-Champaign for Crain's Chicago Business, the economic growth rate in 1997 was approximately 3.7 percent. Although the 1998 economic growth rate is expected to be lower, approximately 2.2 percent, every sector of the local economy is expected to perform well. Inflation and unemployment rates are expected to remain steady, residential and commercial real estate markets will boom, factory output will increase and consumers will spend more.

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

     The economic growth expected in 1998 is overshadowed by concerns of local firms of domestic fallout from the troubled Asian economies and markets and concerns about costs to retool computers for the year 2000, which are already draining revenues of mid-sized companies. There are also concerns that the current low unemployment will curtail growth. The tight labor market could spur inflation as companies hike wages to attract new employees. Despite the above concerns, economists observe consumer confidence in the economy remains strong, and domestic companies are doing well.

     For 1998, REAL projects industrial production will grow 3.9 percent, retail sales will drop 2.9 percent, manufacturing jobs will grow 1.7 percent, and non-manufacturing jobs will increase 0.6 percent. While the 1997 real estate markets boomed, REAL projected new construction dropping 6.8 percent from the 1997's decade high levels. Developers and brokers, however, are optimistic that the building boom and high absorption rates will continue in 1998.

TOURISM

     Chicago has long been a tourist destination. According to the Chicago Office of Tourism, Chicago tourism is thriving. In 1995, there were more than 26 million domestic and international leisure person-trips to the Chicago area. The numerous attractions drawing people to Chicago include museums, theatres, spectator sports, music concerts, gardens/parks, world famous architecture and shopping districts, and festivals.

     Popular museums in Chicago include the Adler Planetarium, the Art Institute of Chicago, Field Museum of Natural History, and the John G. Shedd Aquarium. Local, national, international celebrities often perform at the Goodman, Chicago, Steppenwolf, and Auditorium theatres.

     The City of Chicago is famous nationally and internationally for its spectator sports. The most popular sports franchise in the city is the Chicago Bulls basketball team. The Chicago Bulls share the United Center sports arena with the Chicago Blackhawks, the city's national hockey league team. Football fans can watch the Chicago Bears play at Soldier Field. The city is home to two baseball teams, the Chicago Cubs and Chicago White Sox. The Chicago Cubs play at Wrigley Field, and the Chicago White Sox play at Comiskey Park.

     The landscape of the City of Chicago includes the designs of world famous architects. Walking, bus, and boat architecture tours are available in the city and suburbs. Frequently

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------

visited buildings include the Sears Tower, John Hancock Observatory, Historic Water Tower and various works of Frank Lloyd Wright.

     Popular shopping destinations, restaurants, and entertainment are located in the Gold Coast, State Street, and the Magnificent Mile. State Street is a historic shopping district, which was once open only to pedestrian traffic. State Street is home to the flagship Marshall Field's department store, as well as many other retailers. The Chicago Transportation Department recently spent $30.0 million to renovate the street and open it to automobile traffic.

     The Magnificent Mile features glamorous shopping at Water Tower Place, Chicago Place, and the 900 North Michigan Shops. Retailers in the Magnificent Mile include Tiffany's, Bloomingdale's, Nike, Sony, Banana Republic, Eddie Bauer, Chanel, Crate and Barrel, Saks Fifth Avenue, Neiman Marcus, and Lord and Taylor. The City of Chicago recently approved the $500 million "North Bridge" retail development project of the John Buck Company. The North Bridge development area is bordered roughly by Ohio Street, Illinois Street, State Street, and North Michigan Avenue. According to an article in the Chicago Sun Times, a Nordstrom department store and Virgin Entertainment Megastore will anchor the North Bridge retail development. North Bridge will also include a shopping mall, 12-story hotel, parking garage, and the Walt Disney Company theme park, Disney Quest. The Nordstrom department store is expected to be complete by September, 2000.

SUMMARY

     The economic outlook for the Chicago metropolitan area in the foreseeable future is positive, with expected growth in the population and local economy. As the Midwest's financial, commercial, and transportation center, Chicago offers companies opportunities for continued growth. The large tourism industry in Chicago also fuels economic growth. The stable economic climate in Chicago and the numerous cultural and recreational opportunities, provide area residents with a good quality of life. The continuation of Chicago's healthy business climate, as well as its economic stability, should ensure a favorable environment for real estate development and investment over the long-term.

                                                               REGIONAL ANALYSIS
--------------------------------------------------------------------------------


Neighborhood map

                                                           NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

NEIGHBORHOOD ANALYSIS

     The subject property is located along the east side of Interstate 294, approximately one-half mile south of it's overpass of Milwaukee Avenue, within the City of Glenview, Illinois. Specifically, the subject property is located at 1000 Milwaukee Avenue, Glenview, Cook County, Illinois. The City of Glenview is located approximately 15 miles northwest of the Chicago CBD.

     The subject property's neighborhood is generally bounded by Interstate 294 to the west, the Glenview city limits to the east, Willow Road to the north, and Central Road to the south. This area is primarily developed with office, retail and residential uses.

     The subject property is located along the east side of Interstate 294, approximately one-quarter mile south of the Milwaukee Avenue overpass. Developments in the immediate vicinity of the subject property include: vacant land to the south of the subject property, followed by the Chicago-Northwestern Railroad, Glenview Industrial Center, State Police Headquarters, Williamsburg Court Apartments, and Cobblestone of Glenview. Interstate 294 is located immediately west of the subject property, followed by the Cook County Forest Preserve. Commercial development is located along Milwaukee Avenue, including the Glenview Office Center, Devon Bank, Countryside Plaza Shopping Center, various freestanding retail facilities, etc. Ridgewood Cemetery is located approximately one-mile southeast of the subject property along Milwaukee Avenue, while the Golf Mill Shopping Center is located further south along Milwaukee Avenue at the intersection of Golf Road. Located north of the subject property along Milwaukee Avenue near the intersection of Sanders Road are various commercial developments including: Doubletree Hotel, Motel, Budgetel, Fairfield Inn, Courtyard by Marriott, Howard Plaza, 2100 Sanders Road (office building), Caremark Towers (office building), and various other freestanding commercial buildings.

     Glenview is known as an upscale suburban neighborhood, as single-family residences range in price from approximately $150,000 to over $1,000,000 in value. In addition, there are numerous luxury apartment complexes located within the subject neighborhood, including: The Abbington of Glenview, Glencove Estates and Michael Todd Terrace Apartments.

                                                           NEIGHBORHOOD ANALYSIS
--------------------------------------------------------------------------------

     Transportation within the subject's immediate area is considered good, and the subject is conveniently located in close proximity to the following major roadways: Interstate 294, Milwaukee Avenue, Golf Road and Willow Road. In addition, there are numerous secondary commercial arteries within the subject neighborhood including: Pfingston Road, Central Road, Glenview Road and Lake Avenue.

     The subject's neighborhood is conveniently accessed and located approximately 17 miles northwest of downtown Chicago. Interstate 294, which forms the western boundary of the subject property, provides direct access to through the north central portions of the Chicago metropolitan area. Local access to the subject property is considered somewhat cumbersome, as the nearest interchanges with I-294 are located approximately two-miles north and south of the subject property at Willow Road and Golf Road, respectively.

SUMMARY

     The subject property is well located within the City of Glenview, and within the greater Chicago metropolitan area. Although the area is projected to witness moderate levels of new population growth, the area has established itself as a desirable location for business, as well as residential living. The neighborhood is considered to have good access to the regional transportation system as I-294 and various commercial roadways are located throughout the neighborhood. These factors should allow the subject neighborhood to remain competitive well into the foreseeable future.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

INTRODUCTION

    Historical supply and demand data for Chicago utilized in this analysis were provided by the CHICAGO OFFICE MARKET REPORT, THIRD QUARTER 1998, prepared by Cushman & Wakefield's Research Services. Our analysis includes a brief overview of the entire Chicago office market, followed by an analysis of indicated demand and a detailed discussion of the subject's competitive office market. Listed below are terms and definitions utilized in our Office Market Analysis section, as defined by Cushman & Wakefield's Research Services:

    INVENTORY

    Existing buildings, 25,000 square feet or more, with a Certificate of Occupancy as of September 18, 1992, are included in inventory figures. Excluded are owner-occupied buildings, government and medical facilities, and buildings under construction or proposed.

    UNDER CONSTRUCTION

    Buildings which have had excavation commence up to the time they have received a Certificate of Occupancy.

    PROPOSED

    Any planned buildings or assemblages that have not yet begun excavation. Proposed developments contained within this report represent those, which in all likelihood, will begin construction within the next three years. List does not include all of the sites available for commercial development.

    VACANCY RATES

    (Overall Vacancy Rate) Available existing space in square feet divided by the inventory in square feet. Includes both direct and sublet space unless otherwise noted.

    RENTAL RATE

    Based on the gross (includes real estate taxes and operating expenses) weighted average asking rate. Rental rate figures are computed by taking each available block of space and multiplying it by the gross asking rental rate. The sum of the values is divided by the total square feet available to produce the Gross Weighted Average Rate.

    NET ABSORPTION

    The net change in occupied space for a given period of time. Figures exclude sublet space and pre-leased space.

    LEASING ACTIVITY

    The total amount of leases signed during the period. Excludes pre-leasing and renewals.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

INSERT SUBMARKET MAP

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

  THE CENTRAL BUSINESS DISTRICT (CBD)

  The Chicago CBD is bounded by: Division Street to the north, Roosevelt Road to the south, Lake Michigan to the east, and Halsted Street to the west.

  NON-CBD

  The suburban communities surrounding the core downtown area or CBD.

CHICAGO METROPOLITAN OFFICE MARKET OVERVIEW

     As previously discussed, the Chicago economic base can best be characterized by its wide employment diversification. The Chicago area has significant employment in eight of the ten major industrial divisions. In addition to Chicago's broad employment base, some of the nation's largest corporate headquarters are located within the metropolitan area. The metropolitan area of Chicago is still a preferred location for businesses and professional organizations and other service industries requiring good accessibility, an educated workforce, and affordable housing. Chicago was not immune to the recessionary period from 1990 to 1992, but did generally fare better than most major metropolitan areas.

     As of the Third Quarter 1998, metropolitan Chicago contained approximately 186.3 million square feet of rentable office space. Generally, the Chicago office market is divided into seven submarkets, which include the Central Business District and the Non-Central Business District comprised of the O'Hare, Schaumburg, Oak Brook, Lisle/Naperville, Evanston/Skokie, and Northbrook/Tri-State submarkets. The South Cook County submarket, which contains less than 2.0 percent of the total inventory, is not included in this survey. A market segmentation map presented on the facing page presents the office submarkets in the suburban Chicago Metropolitan Area. The subject property is situated in the Northbrook/Tri-State office submarket, defined as area one.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

OFFICE SPACE INVENTORY

CENTRAL BUSINESS DISTRICT

     The largest concentration of office space in the Chicago Metropolitan Area is in the Central Business District, which accounts for approximately 60.70 percent of the total metropolitan inventory. With the exception of 300 East Randolph, a 850,000 square foot single-tenant office building which was recently completed, no new office space has been added to the market since 1992. Prior to 300 East Randolph, the last deliveries of office construction in downtown Chicago occurred during the first two quarters of 1992. The Heller International Tower, a 960,000 square foot office building located in the West Loop submarket, was officially completed during the First Quarter of 1992. Three additional buildings completed during the Second Quarter of 1992 include: the R.R. Donnelley Building, containing 930,000 square feet; Chicago Title & Trust Center I, containing 980,000 square feet; and the USG Building, containing approximately 800,000 square feet. However, as a result of the increased demand for downtown office space, new development becomes probable. An example of this is 301 South Wacker, a 50-story, 1,300,000-square-foot, office tower which is scheduled to break ground in 1998. The building is expected to be completed in 2000. Additionally, One North Wacker is slated to begin construction in 1998, by the John Buck Company, pending an anchor tenant. In the Third Quarter 1998, Union Tower, located at 550 West Van Buren Street, began construction and marked the first new speculative office to break ground in downtown Chicago since 1990. Union Tower will offer approximately 330,000 rentable square feet of Class A space in the West Loop and is slated for occupancy in October, 1999.

NON-CENTRAL BUSINESS DISTRICT

     The total office inventory in the Non-Central Business District increased by 5.45 percent from its Third Quarter 1997 level of 69,459,330 to its present level of 73,244,913 square feet. The statistics for each submarket comprising the overall metropolitan Chicago office market are presented in the chart on the facing page. While new office construction occurred in the Non-CBD submarket, the absolute increase in office inventory was mitigated by decreases in a number of submarkets. A reported decrease in total office inventory is a function of foreclosures, functionally obsolete buildings, the purchase of a rental property for owner-occupancy, or the conversion of an office building from multi- to single-tenancy.

     The Schaumburg and Oak Brook office submarkets of suburban Chicago continue to lead the Non-Central Business District in total office inventory. Over 50.7 percent of

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

suburban office space is located in these two submarkets. Excellent transportation linkages and proximity to local businesses have allowed these two submarkets to maintain their position as primary commerce centers in the suburban office market.

OFFICE SPACE ABSORPTION AND OVERALL VACANCY RATES

     Historical net absorption and overall vacancy rates for the Central and Non-Central Business Districts are presented as follows in the chart below.

===================================================================================================================================
                                             HISTORICAL NET ABSORPTION AND OVERALL VACANCY
                                                       CHICAGO METROPOLITAN AREA
===================================================================================================================================
   SUBMARKET           1990        1991          1992        1993        1994        1995         1996      1997     3RD QTR 1998
-----------------------------------------------------------------------------------------------------------------------------------
  CHICAGO CBD
-----------------------------------------------------------------------------------------------------------------------------------
  Absorption-SF
   Total               22,751   (1,919,761)     941,501     424,841   1,910,753   1,460,305       5,336   1,792,592     875,174
   Class A          1,453,395   (1,036,668)   1,342,231   1,309,936   2,176,766   1,874,533     382,394     699,027   1,078,814

  Vacancy              16.00%       20.70%       21.80%      20.90%      18.80%      16.70%      16.70%      14.40%      12.60%
-----------------------------------------------------------------------------------------------------------------------------------
  CHICAGO NON-CBD
-----------------------------------------------------------------------------------------------------------------------------------
  Absorption-SF
   Total            2,120,072      526,721      613,866   1,856,275     735,316   2,113,060   1,384,307   1,189,683   1,707,015
   Class A          2,239,612      873,065      869,211   1,320,866     161,640     996,543      43,427   1,034,703   1,407,587

  Vacancy              21.00%       22.90%       22.40%      21.00%      17.50%      13.90%      12.90%      12.00%      11.70%
===================================================================================================================================

CENTRAL BUSINESS DISTRICT

     The past year was definitely a year of high leasing activity, as a record 9,419,942 square feet of office space was leased. This represents a 62.0 percent increase over 1996. In addition, 1997 net absorption posted a three-year high of 1,792,592 square feet. As a result, the overall vacancy rate decreased by 2.3 percentage points to its 1997 year-end level of 14.4 percent. This trend continued during the Third Quarter of 1998, and as of September 1998, the overall vacancy rate in the central business district stood at 12.6 percent.

     The Class A overall vacancy rate plunged 3.2 percentage points in 1997, and
2.8 percentage points in the Third Quarter of 1998 to its present level of 6.0 percent, the lowest level in recorded history. This office submarket has faired much better than the Class B or C submarkets. The Class B overall vacancy rate decreased 2.1 percentage points in 1997, and decreased by 1.1 percentage points in the Third Quarter 1998. The overall vacancy rate for Class C office space remained relatively unchanged through 1997, but decreased by 2.7 percentage points in the Third Quarter 1998.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

     The steady overall vacancy rate declines have dictated sharp increases in rental rates for Class A and B office space. Class A asking rental rates experienced a mid-year upswing, the first in ten years, increasing by $1.76 per square foot in 1997. During the Third Quarter of 1998, the average Class A asking rental rate increased by $4.52 per square foot, from $25.34 to $29.86 per square foot of net rentable area. Due to increased demand in Class B space, which resulted from the decreasing availability of Class A space, Class B rental rates increased by $2.28 per square foot over the past year. This trend continued during the Third Quarter of 1998, as the average asking rental rate for Class B space increased by $3.32 per square foot, from $20.25 to $23.57 per square foot of net rentable area. Rental rates for Class C space increased at a modest $0.89 per square foot in 1997. During Third Quarter 1998, the average asking rental rate for Class C space increased from $14.95 to $16.32 per square foot.

     The most significant leasing transactions which contributed to the robust leasing activity observed in 1997 included LaSalle National Bank's 380,000 square foot renewal and expansion at 200 West Monroe and Commonwealth Edison's lease of a 245,025 square foot sublease space at the AT&T Corporate Center, located at 227 West Monroe Street. Other significant leasing transactions included Andersen Consulting's 220,128 square foot lease at the Chicago Title and Trust Building, located at 161 North Clark Street, Bank of America's 85,000-square-foot lease at the Apparel Center, D'Acona & Pflaum's lease for 83,000 square feet at One Illinois Center, DraftWorlwide for 53,000 square feet at 633 St. Clair, and Arthur Andersen's lease for 40,000 square feet at 161 North Clark. The First, Second, and Third Quarters of 1998 have resulted in some strong leasing activity as evident by Upshot Advertising's 60,494 square foot lease at Three Illinois Center, Ernest & Young's 57,800 square foot lease at River Center, General Growth Properties lease for 50,000 square feet at 110 North Wacker Drive, and Trans Union lease of a 36,680 square foot sublease space at 120 Riverside Plaza. Other significant lease transactions included Regus Business Center Corporation's lease for 44,740 square feet at 200 South Wacker Drive and Lucent's Technologies' 34,925 square-foot lease at 230 West Monroe Street.

     Four sales occurred in the CBD in the First and Second Quarters of 1997. North Pier was sold to Cityfront LLC for approximately $26,000,000, Chestnut Galleries was sold to an unknown source, 30 North LaSalle closed in June 1997, and 120 North LaSalle closed in February 1997. During the Third Quarter 1997, 200 West Adams Street and 20 North Wacker Drive transacted. The Fourth Quarter began and ended with the two largest office

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

transactions in the city's history. These involved 10 and 30 South Wacker Drive and the Sears Tower, which were purchased by Equity Office Properties and TrizecHahn, respectively. Eleven sales occurred in the CBD in the First, Second and Third Quarters of 1998. The Amoco Building was effectively sold to Blackstone Realty Advisors, Inc., for approximately $470,000,000, and Boulevard Towers South was sold to R-A-K Group LLC for $150,000,000. Overseas Partners Capital Corporation purchased Madison Plaza for approximately $196,000,000 and Whitehall R.E. Fund/Archon Group LP purchased One North State Street for $85,000,000. Prime Group Realty Trust purchased 208 South LaSalle Street and 122 South Michigan Avenue for $61,000,000 and $29,000,000 respectively. The Witkoff Group purchased 225 North Michigan Avenue for $147,675,000. The Bankers Building, 645 North Michigan Avenue, 175 West Jackson Boulevard, and 33 North LaSallle Street also closed in 1998. Investors continue to re-focus their buying energy on downtown Chicago and are aggressively bidding extraordinary amounts for office buildings, which have increased dramatically in value over the past few years.

     As of Third Quarter 1998, the overall vacancy rate for the Chicago CBD stood at 12.6 percent. The Central Loop and the East Loop office submarkets have the highest overall vacancy rates within the CBD, with vacancy rates registering
13.7 and 18.2 percent, respectively. The North Michigan Avenue submarket displayed the most significant improvement, decreasing from the Third-Quarter 1997 vacancy rate of 18.5 percent to its most current vacancy rate of 12.6 percent.

NON-CENTRAL BUSINESS DISTRICT

     The suburban Chicago office market continued to tighten during 1997 by posting a record-high leasing activity and strong net absorption. The year-end 1996 leasing activity totaled 5.9 million square feet. In comparison, the 1997 total leasing activity amounted to 8.0 million square feet. The scarcity of available Class A office space has increased activity in the Class B office submarket. Year-to-date leasing activity for 1998 amounts to 5,311,656 square feet.

     As of the Third Quarter 1998, the Non-CBD vacancy rate was 11.7 percent, a
0.3 percentage point decrease from the Third Quarter 1997 vacancy rate of 12.0 percent. Over 7.3 million square feet of leasing activity took place over the last twelve months.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

     As vacancy rates have held steady between 11.2 and 12.2 over the last twelve months, speculative office building construction has increased in the suburban office market. As of Third Quarter 1998, a total of 54 office buildings, containing a total of 7.83 million square feet were proposed in Chicago's suburbs. In addition, 24 buildings were under construction, representing over 2.6 million square feet of new office space. This information is summarized in the chart on the following page.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

     =====================================================================
                 INVENTORY OF CLASS A SPACE UNDER CONSTRUCTION
                               SUBURBAN CHICAGO
     ---------------------------------------------------------------------
           SUBMARKET          NUMBER OF BUILDINGS           INVENTORY
     ---------------------------------------------------------------------
      O'Hare                          0                             0
     ---------------------------------------------------------------------
      Schaumburg                      5                       705,230
     ---------------------------------------------------------------------
      Oak Brook /(1)/                 6                       675,603
     ---------------------------------------------------------------------
      Lisle/Naperville                6                       524,258
     ---------------------------------------------------------------------
      Evanston/Skokie                 0                             0
     ---------------------------------------------------------------------
      Northbrook/Tri-State            6                       746,376
     ---------------------------------------------------------------------
      TOTAL                          24                     2,651,467
     =====================================================================
      (1) Subject Submarket
     =====================================================================

     The Schaumburg submarket has 5 proposed developments totaling over 700,000 square feet. With its close proximity to the tight O'Hare submarket, the lack of available large blocks of Class A space within the O'Hare region will cause tenants to spill over to this potential new construction, as well as to the space being vacated by those tenants moving into build-to-suit buildings. As a result, the vacancy rate of the Schaumburg submarket is expected to drop substantially in the coming quarters.

     The Oak Brook submarket is currently experiencing a surge of construction activity in order to meet the high demand of the tenants currently in the market for space. The largest building to break ground in the Third Quarter 1998 was The Alter Group's 68,000 square foot Oak Creek located at 2050 Finley Road in Downers Grove. Delivery for this building is expected in the first half of 1999. There is currently 675,603 square feet of Class A space under construction, and an additional 1,024,000 square feet of office space is proposed in this submarket.

     The most dominant characteristic of the Lisle/Naperville submarket is its wealth of new construction. There are currently six office buildings totaling 524,258 square feet of Class A space under construction in this submarket. The largest of the projects is Duke Realty Investments' Central Park of Lisle II, a 300,000 square foot office building in Lisle. Central Park of Lisle II recently broke ground and delivery for this building is expected in the first half of 2000. As in the Oak Brook submarket, the reason behind the amount of new office development is the lack of large blocks of available Class A space.

     There are seven office buildings under construction in the Northbrook/Tri-State submarket. These buildings contain a total of approximately 824,876 square feet. Millbrook

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

Business Center broke ground on the first of two five-story buildings in early December. This building is expected to be ready by February 1999. There are also nine proposed projects in this submarket, totaling 1,229,520 square feet. These include Opus North's Opus Landmark of Lake Forest I & II. A common element among most of the new developments is their location within large business parks, which allows for additional spec buildings, as well as build-to-suits.

CHICAGO SUBURBAN OFFICE MARKET

     For market conditions and analytical purposes, Cushman & Wakefield's Research Services divides the Chicago suburban office market into six separate submarkets, which are presented in the chart below. The Chicago Suburban district comprises approximately 39.30 percent of the office space inventory, with the largest inventory being represented by the Schaumburg and Oak Brook office submarkets.

            ======================================================
                               CHICAGO SUBURBAN
                                  SUBMARKETS
            ------------------------------------------------------
             1.  O'Hare
             2.  Schaumburg
             3.  Oak Brook /(1)/
             4.  Lisle/Naperville
             5.  Evanston/Skokie
             6.  Northbrook/Tri-State
            ------------------------------------------------------
             /(1)/ Subject Submarket.
            ======================================================

     The Chicago Suburban office market covers a wide area that includes portions of the North and Northwest sides of the City of Chicago, suburban Cook County, and five other counties. It stretches from the Wisconsin border to the north, Interstate 55 to the south, and as far west as Aurora, Illinois. Overall, the suburban office market contains over 69 million square feet.

     The subject property is located in the Oak Brook submarket. The total inventory, overall vacancy rates and gross weighted average rental rates for each of the six submarkets of suburban Chicago, for the Third Quarters of 1997 and 1998, respectively, are presented in the table on the following page.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

=======================================================================================================
                             THIRD QUARTER 1997 VS THIRD QUARTER 1998
                            CHICAGO SUBURBAN OFFICE MARKET STATISTICS
-------------------------------------------------------------------------------------------------------
                                        THIRD QUARTER 1997                 THIRD QUARTER 1998
-------------------------------------------------------------------------------------------------------
        SUBMARKET             INVENTORY     OVERALL   ASKING     INVENTORY      OVERALL     ASKING
                                            VACANCY   RENT/SF                   VACANCY     RENT/SF
                                             RATE                                 RATE
-------------------------------------------------------------------------------------------------------
 Chicago Suburban              69,459,330    12.0%    $19.81      73,244,913     11.7%      $21.15
-------------------------------------------------------------------------------------------------------
 O'Hare                        12,642,178    14.8%    $17.60      12,789,509     14.5%      $19.53
-------------------------------------------------------------------------------------------------------
 Schaumburg                    18,129,917    13.3%    $19.73      18,494,571     12.4%      $20.63
-------------------------------------------------------------------------------------------------------
 Oak Brook/(1)/                17,750,124     8.3%    $21.21      18,662,558       9.6%     $21.84
-------------------------------------------------------------------------------------------------------
 Lisle/Naperville               7,053,791    18.5%    $21.24       7,743,406     14.7%      $22.31
-------------------------------------------------------------------------------------------------------
 Evanston/Skokie                4,102,133    13.6%    $21.13       4,204,133       8.8%     $22.41
-------------------------------------------------------------------------------------------------------
 Northbrook/Tri-State          10,209,257     9.8%    $21.01      11,350,706       9.8%     $21.88
-------------------------------------------------------------------------------------------------------
 /(1)/  Subject Submarket.
=======================================================================================================

NET ABSORPTION AND VACANCY

     As of Third Quarter 1998, net absorption in the Non-CBD market stood at 1,707,015 square feet, which is higher than the net absorption level one year ago, at 517,733 square feet.

     As of Third Quarter 1998, one of the six suburban office submarkets, O'Hare office submarkets, displayed a negative year-to-date absorption level of 42,584 square feet. Furthermore, the largest year-to-date 1998 net absorption is registered in the Northbrook/Tri-State submarket of 811,982 square feet.

     ==================================================================
                     NON-CBD NET ABSORPTION STATISTICS/SF
     ------------------------------------------------------------------
           SUBMARKET            THIRD QUARTER           THIRD QUARTER
                                     1997                    1998
     ------------------------------------------------------------------
      O'Hare                       561,683                 (42,584)
     ------------------------------------------------------------------
      Schaumburg                  (322,267)                242,301
     ------------------------------------------------------------------
      Oak Brook                    450,346                 152,632
     ------------------------------------------------------------------
      Lisle/Naperville            (341,614)                337,639
     ------------------------------------------------------------------
      Evanston/Skokie             (105,259)                205,045
     ------------------------------------------------------------------
      Northbrook/Tri-State         274,844                 811,982
     ------------------------------------------------------------------
      OVERALL NON-CBD              517,733                1,707,015
     ------------------------------------------------------------------

     As of Third Quarter 1998, the overall vacancy rate in the Non-CBD submarket was 11.7 percent, a decrease of 0.30 percent from the year-end 1997 overall Non-CBD vacancy rate of 12.00 percent. The current vacancy rate is lower than the Third Quarter 1997 rate of 12.0 percent. The Evanston/Skokie and Oak Brook submarkets, for class B office space, have the lowest overall vacancy rates, as of Third Quarter 1998. The highest overall

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

vacancy rate for class B office space, as of Third Quarter 1998, is represented by the O'Hare submarket, which presently stands at an overall vacancy rate of
26.50 percent.

      The overall vacancy rates for the six suburban office submarkets, for Class A office space, for Third Quarter 1998 and Third Quarter 1997, are summarized in the following chart.

      =============================================================================================
                                         OVERALL VACANCY RATES
                                           NON-CBD SUBMARKETS
      =============================================================================================
                                            THIRD QUARTER 1998                 THIRD QUARTER 1997
      ---------------------------------------------------------------------------------------------
             SUBMARKET             OVERALL          CLASS A           OVERALL          CLASS A
      ---------------------------------------------------------------------------------------------
      Non-CBD                      11.70%             9.70%           12.00%             9.80%
      ---------------------------------------------------------------------------------------------
      O'Hare                       14.50%             3.70%           14.80%             7.50%
      Schaumburg                   12.40%            10.00%           13.30%            10.70%
      Oak Brook/(1)/                9.60%            10.60%            8.30%             8.50%
      Lisle/Naperville             14.70%            17.90%           16.70%            11.60%
      Evanston/Skokie               8.80%             6.90%           14.40%             6.50%
      Northbrook/Tri-State          9.80%             6.90%            9.80%             8.80%
      =============================================================================================
      (1) Subject's office submarket.
      =============================================================================================

MAJOR LEASE TRANSACTIONS

      Some of the most notable leases negotiated during 1997 and 1998 involved buildings under construction. Examples of tenants choosing to pre-lease space at buildings under construction include: Ft. James for 125,000 square feet at 1650 Lake Cook Road in Deerfield, and Mercedes Benz for 94,489 square feet at Aboretum Lakes. Other large lease transactions involved Deutsche Financial who signed up for 54,000 square feet at Highland Landmark I in Downers Grove, Allstate Insurance who signed all of the 253,393 square feet at Riverwalk II in Buffalo Grove, and IBM's 52,527 square feet of space at Westwood of Lisle II in Lisle.

      Due to the strong investment demand for office building sales, notable investment sales closed during 1997 and through the first half of 1988 include Continental Towers, Highland Landmark Phase I, Executive Towers West I, II, and III, Corporate 500 Center, Columbia Center III, and Northern Trust Building. More detailed information regarding the above office building transactions are presented in the Sales Comparison Approach section of this report, and reference is made thereto.

RENTAL RATES

      Rental rates in the Suburban Chicago office market skyrocketed during 1996. Since the First Quarter of 1996, the average asking gross rental rate increased from $18.98 to

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

$20.06 per square foot as of year-end 1997, a difference of $1.08 per square foot. The upward trend experienced by average asking rental rates continued during the beginning of this year. As of Third Quarter 1998, the average asking rental rate was $21.15 per square foot. As of Third Quarter 1997, the average asking gross rental rate for Class A office space in Suburban Chicago was $24.86 per square foot. This figure has increased to $25.44 per square foot as of Third Quarter 1998, a difference of $0.60 per square foot. The substantial increase in rental rates is a function of the diminished supply of Class B office space in Suburban Chicago.

NORTHBROOK/TRI-STATE SUBMARKET

      The subject property is located near the confluence of three suburban submarkets, O'Hare, Northbrook-Tri-State, and Evanston/Skokie. Technically, the subject property is located in the extreme northern portion of the O'Hare submarket; however, a majority of properties which are considered to be direct competition to the subject property are located within the Northbrook/Tri-State submarket. As such, we have focused our analysis on the Northbrook/Tri-State suburban office submarket. The Northbrook/Tri-State suburban office market is primarily located in Lake County, although the submarket does extend south beyond the county line to include a small portion of northern Cook County. The submarket's tenant base is diverse; pharmaceutical and medical related firms such as Abbott Laboratories and Baxter International, Inc. maintain a substantial presence. In addition to the medical industry, companies such as Whirlpool Financial, Gaylord Container, Brunswick and International Jensen have located their corporate headquarters in this corridor.

NORTHBROOK/TRI-STATE OFFICE MARKET CHART

INVENTORY

      With a 15.50 percent share of the total suburban inventory, the Northbrook/Tri-State office submarket represents the fourth largest of the six suburban office submarkets. The current inventory of the subject's submarket is 11,350,706 square feet. According to Cushman & Wakefield's Research Services, as of October, 1998, there were six buildings presently under construction, totaling approximately 746,376 square feet, in the Northbrook/Tri-State submarket. The following table summarizes this information.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
                                    OFFICE BUILDINGS PRESENTLY UNDER CONSTRUCTION
                                           NORTHBROOK/TRI-STATE SUBMARKET
                                                THIRD QUARTER 1998
--------------------------------------------------------------------------------------------------------------------
                                                            SQUARE     # OF      DELIVERY
               BUILDING                     LOCATION         FEET     STORIES     DATE            DEVELOPER
--------------------------------------------------------------------------------------------------------------------
Bannockburn Centre @ College Park        Bannockburn       230,000       3        1999     Prentiss Properties
Bannockburn Corporate Centre             Bannockburn       202,238       3        1999     Pizutti Development
Millbrook                                Lincolnshire      140,500       5        1998     MF Development Ptnrs.
Corporate Center of Northbrook           Northbrook        125,000       6        1999     Lane Industries
440 North Lakeview Parkway               Vernon Hills       36,638       1        1999     Pancor Construction
Greenleaf Center                         Gurnee             12,000       1        1998     Greenleaf Center
--------------------------------------------------------------------------------------------------------------------

      A summary of historical inventory, net absorption, and overall vacancy rates from year-end 1991 through the Third Quarter of 1998, on a yearly basis, is presented in the table below.

      ==================================================================================================
                                    NORTHBROOK/TRI-STATE OFFICE SUBMARKET
      --------------------------------------------------------------------------------------------------
                                                                NET ABSORPTION (SF,        VACANCY
                      DATE                    INVENTORY (SF)            YTD)                RATE
      --------------------------------------------------------------------------------------------------
                  Year-End 1991                  8,609,001            147,519               20.7%
                  Year-End 1992                  9,125,669            264,350               19.3%
                  Year-End 1993                  9,565,272            341,849               18.5%
                  Year-End 1994                  9,612,872            207,482               16.3%
                  Year-End 1995                  9,693,500            289,373               11.7%
                  Year-End 1996                  9,803,257             23,545               13.7%
                  Year-End 1997                 10,209,257            415,941                8.8%
               Third Quarter 1998               11,350,706            811,982                9.8%
      ==================================================================================================
         Average - 1991 TO 3/rd/ Qtr. 1998                            312,755               14.9%
         Average - 1995 TO 3/rd/ Qtr. 1998                            385,210               11.0%
      ==================================================================================================


VACANCY RATES

      The overall vacancy rate in the Northbrook/Tri-State area, as of Third Quarter 1998, equates to 9.8 percent of the total inventory, which is the near the record low vacancy recorded for this submarket since Cushman & Wakefield began tracking the market in 1987, of 8.6 percent, as of Third Quarter 1997. Class A and B office space dominate the Northbrook/Tri-State submarket, with Class C space comprising a nominal 7.94 percent of the total inventory. Both the total inventory and vacant space in this submarket is skewed toward Class A and Class B office space. Class A buildings currently represent 53.48 percent of the total inventory, while they account for 45.97 percent of the total vacant space. Class B buildings currently represent 38.58 percent of the total inventory, but accounts for

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

47.58 percent of the total vacant space in the submarket. The subject property is currently considered a Class B office building, however, upon retrofit, it is assumed that the subject property will be a Class A-/B+ building. The current Northbrook/Tri-State submarket vacancy rate of 9.8 percent falls near the lower end of the non-CBD spectrum, accounting for the third lowest vacancy rate of the six suburban submarkets (only the Oak Brook, 9.6 percent, and the Evanston/Skokie, 8.8 percent, submarket registered lower overall vacancy rates). Additionally, the Northbrook/Tri-State submarket's current vacancy rate of 9.8 percent is well below the overall non-CBD Third Quarter 1998 vacancy rate of
11.7 percent.

LEASING ACTIVITY

      The Northbrook/Tri-State submarket registered a dramatic 1,742,962 square feet of leasing activity during 1997. This represents the highest leasing activity ever recorded within this submarket since 1987, when Cushman & Wakefield began tracking this market area. Of the 1,742,962 square feet of leasing activity recorded during 1997, approximately 71.73 percent, or 763,058 square feet, represents Class A leasing activity. Year-to-date 1998 remains strong, as the Northbrook/Tri-State office submarket has accumulated 749,005 square feet of leasing activity.

      Looking at historical statistics, year-end 1995 leasing activity totaled 1,248,601 square feet, the highest leasing activity ever experienced by the Northbrook/Tri-State office submarket during a twelve month period, to date. Year-end 1996 leasing activity totaled 985,959 square feet. Leasing activity for year-end 1997 of 1,742,962 square feet surpassed the all time high benchmark leasing activity of 1,248,601 square feet, for year-end 1995.

      Although the subject's submarket witnessed a number of significant lease transactions during 1996, several large blocks of contiguous space also became available within the submarket during 1996. The largest block of space was put on the market during Fourth Quarter 1996 when Washington National Insurance made the entire 172,000 square foot 300 Tower Parkway Building at Lincolnshire Corporate Center available for sublease. This space was taken back during First Quarter 1998, as Accobrands recently signed a lease agreement for the entire building.

     During Second Quarter 1997, the Northbrook/Tri-State submarket registered 441,583 square feet of leasing activity. The largest lease transaction completed during Second

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

Quarter 1997 was the 258,995 square foot pre-lease of the entire Riverwalk II building located in Buffalo Grove. Allstate pre-leased the entire building, which was recently completed, as of July, 1998. Allstate plans on consolidating operations from multiple sites, including One North Arlington, where it will vacate 120,000 square feet next year. At Deerbrook Corporate Center, Trans Leasing International subleased 32,408 from O'Donnell, Wicklund, Pignozzi, & Peterson. At Arborlake Center I, Netdox, a division of Deloitte & Touche, subleased 31,700 square feet from NutraSweet. Clear Communication Corporation leased 14,137 square feet at 200 Tri-State International and Berger & Goldstein leased 11,679 square feet at the Hyatt Deerfield Campus. Lastly, Kemper leased 8,313 square feet at 300 Tri-State International.

     Few large blocks of contiguous space were added to the market during 1997. Of most significance, NCH Promotional Services vacated 54,984 square feet, or two whole floors, at Tri-State International, in December, 1997. Several other large transactions during 1997 included Tenneco Automotive's lease of 500 North Field Parkway within the Conway Park office park. This 93,000 square foot Class A lease commenced in August, 1997. This space was originally leased to Leaf, Inc. in 1993, for an extended term of 18 years.

     Leasing activity through the Third Quarter 1998 has continued to maintain a strong pace, although at moderating levels, as 749,005 square feet of space was leased. Two large leases in particular are the BT Office Products International, Inc.'s 65,000 lease at Six Parkway North, in Deerfield. This 90,000 square foot Class A building was recently completed as of June, 1998. Secondly, the 72,000 square foot lease by Favorite Brands International at the recently completed Bannockburn Lake Office Plaza V. Another significant lease transaction during 1998 was the 125,000 square foot lease of 1650 Lake Cook Road by Fort James. This Class A building was completed as of June, 1998.

     As summarized in the following table, absorption of Class A office product in the Northbrook/Tri-State submarket has historically outperformed Class B. However, during 1994 and 1995, Class B space had exhibited the highest net absorption rates ever experienced by this asset class within the Northbrook/Tri-State submarket. Conversely, Class A space in this submarket during the same time period witnessed the two lowest years of net absorption ever recorded. With the exception of 1997, which witnessed a divergence between net absorption for Class A and B space, net absorption for Class A and B space appears to be moving in relative tandem, generally speaking. Market participants

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

agree that the recent success of Class B net absorption levels within this submarket is a direct result of highly competitive rental rates, which encouraged traditional Class C tenants to relocate into superior space at an equal or slightly increased rate. Net absorption for Class B space has rebounded substantially from 1997, as 89,773 square feet was absorbed through the first three quarters of 1998. Meanwhile, Class A net absorption has remained strong, with over 661,172 square feet of space absorbed during the first three quarters of 1998.


     =============================================================================================
                                HISTORICAL ABSORPTION OF OFFICE SPACE
                                    NORTHBROOK/TRI-STATE SUBMARKET
     ---------------------------------------------------------------------------------------------
                YEAR                YEAR-TO-DATE            CLASS A                CLASS B
                                   NET ABSORPTION
     ---------------------------------------------------------------------------------------------
               12/88                   689,629              864,060                 26,158
               12/89                   515,493              477,025                (20,758)
               12/90                   479,182              515,787                (36,605)
               12/91                   147,519              105,249                 (7,430)
               12/92                   264,350              337,793                (74,443)
               12/93                   341,849              450,159               (108,310)
               12/94                   207,482               13,159                132,688
               12/95                   289,373               72,203                221,224
               12/96                    23,545               23,692                 (2,373)
               12/97                   415,941              393,223                (25,457)
                9/98                   811,982              661,172                 89,773
     =============================================================================================

     In addition, 746,376 million square feet of space is scheduled for completion in 1998/99, of which all the space is reportedly speculative, with no pre-leasing by tenants. The overall average annual net absorption for all office space in the Northbrook/Tri-State submarket dating from 1988 through 1997 is 337,436 square feet. The overall average annual net absorption for Class A office space in the Northbrook/Tri-State submarket dating from 1988 through 1997 is 325,235 square feet, while the overall average annual net absorption for Class B space in the Northbrook/Tri-State submarket during the same time period is 19,928 square feet. Based upon historical data and current market conditions, and conservatively assuming an average absorption of 300,000 square feet per year and a static market vacancy rate of 10.0 percent, there is a 1.92 year supply of Class A office space currently available within the Northbrook/Tri-State submarket. This supply includes the uncommitted space relative to new deliveries of space for 1998/99. The table below illustrates this calculation.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

     ==================================================================================================
                                  ABSORPTION OF AVAILABLE CLASS A/B SPACE
                                      NORTHBROOK/TRI-STATE SUBMARKET
     ==================================================================================================
     Total Inventory/(1)/                                                                 6,816,568 SF

     Current Vacant Space/(2)/                                                            1,257,114 SF
     Less:  Stabilized Vacancy @ 10%                                                        681,657 SF
                                                                                          ------------

     Vacant Space To Be Absorbed                                                            575,457 SF

     Divided By Average Annual Absorption                                                   300,000 SF

     Years of Supply                                                                        1.92 Years

     1 - Existing inventory of 6,070,192 SF Plus 746,376 SF of new supply 1998.
     2 - Existing vacant space of 510,738 SF plus 746,376 SF of uncommitted space of new supply under construction. For 1998/99
     ==================================================================================================

      With the exception of a slight increase in the overall vacancy rate in 1996 and the Third Quarter 1998, the Northbrook/Tri-State submarket has witnessed vacancy rate decreases annually since 1991. The overall vacancy rate increased during the first three quarters of 1998, as over 1,140,000 square feet of new space was added to the market. As the Northbrook/Tri-State submarket is currently operating near stabilized levels (estimated to be 10.0 percent), new development is expected. Currently, there is approximately 746,376 million square feet of space planned to come on-line in 1998/99. As the submarket and individual office properties remain at stabilized levels, overall increases in rental rates will most likely result. As previously stated, the overall vacancy rate in the Northbrook/Tri-State area is currently at 9.8 percent. The vacancy rate for Class A space in the Northbrook/Tri-State submarket is currently at 6.9 percent, as of Third Quarter 1998, just 1.6 percent above the all-time low of
5.3 percent (Second Quarter, 1998).

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                          HISTORICAL MARKET STATISTICS - NORTHBROOK/TRI-STATE SUBMARKET
                                               OVERALL VS CLASS A
------------------------------------------------------------------------------------------------------------------
          Year                  Inventory            Vacancy Rate      Annual Net Absorption      Rental Rate
------------------------------------------------------------------------------------------------------------------
OVERALL
------------------------------------------------------------------------------------------------------------------
          1990                   8,319,851              20.3%                 479,182               $21.77
          1991                   8,609,001              20.7%                 147,519               $22.21
          1992                   9,125,669              19.3%                 264,350               $21.40
          1993                   9,565,272              18.5%                 341,849               $20.11
          1994                   9,612,872              16.3%                 207,482               $20.04
          1995                   9,693,500              11.7%                 289,373               $20.39
          1996                   9,803,257              13.7%                  23,545               $20.68
          1997                  10,209,257               8.8%                 415,941               $20.19
     Third Qtr. 1998            11,350,706               9.8%                 811,982               $21.88
------------------------------------------------------------------------------------------------------------------
CLASS A
------------------------------------------------------------------------------------------------------------------
          1990                   7,023,717              20.4%                 515,787               $22.78
          1991                   7,276,867              21.2%                 105,249               $22.07
          1992                   7,793,535              18.6%                 337,793               $22.11
          1993                   7,769,469              14.4%                 450,159               $22.84
          1994                   5,570,299              14.2%                  13,159               $24.32
          1995                   5,507,222              11.2%                  72,203               $24.20
          1996                   4,917,799              14.4%                  23,692               $23.70
          1997                   5,238,799               7.0%                 393,223               $25.21
     Third Qtr. 1998             6,070,192               6.9%                 661,172               $25.73
------------------------------------------------------------------------------------------------------------------

RENTAL RATES

      The overall weighted average gross rental rate per square foot in the Northbrook/Tri-State submarket has primarily ranged between $20.00 to $22.00 per square foot, since 1990. The current rate of $21.88 per square foot represents an increase of 8.37 percent from the year-end 1997 rate of $20.19 per square foot, but a slight decrease from the year-end 1991 rate of $22.21 per square foot. Historical weighted average gross rental rates for Class A and Class B office product, within the Northbrook/Tri-State submarket, are displayed in the table below.

     ========================================================================================================
                                       WEIGHTED AVERAGE GROSS RENTAL RATE
     --------------------------------------------------------------------------------------------------------
                   YEAR                               CLASS A                           CLASS B
     --------------------------------------------------------------------------------------------------------
                    12/90                               $22.78                            $15.01
                    12/91                               $22.07                            $17.18
                    12/92                               $22.11                            $18.40
                    12/93                               $22.84                            $16.68
                    12/94                               $24.32                            $17.37
                    12/95                               $24.20                            $17.56
                    12/96                               $23.70                            $19.44
                    12/97                               $25.21                            $17.44
               Third Qtr. 1998                          $25.73                            $18.47
     ========================================================================================================

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

      Most suburban office buildings include a contractual rent adjustment in the form of an increase based upon a percentage of the Consumer Price Index increase or a stated annual step-up. The quoted Consumer Price Index adjustment factor generally ranges from 20 to 40 percent, and the quoted annual rent increases generally ranges from 2.0 to 3.0 percent.

      Standard workletters of suburban Class A office buildings have increased in the past two years, and currently range from $20.00 to $35.00 per square foot, versus $20.00 to $30.00 per square foot. In addition, workletters for Suburban Class B office buildings have also increased in the past two years, and currently range from $15.00 to $30.00 per square foot, versus $10.00 to $20.00 per square foot. Discussions with suburban office leasing brokers and property managers have indicated that, while rental rates and total concession packages vary considerably from building to building and tenant to tenant, one major trend has emerged. Specifically, as the face rental rate granted to tenants has increased recently, a commensurate increase in the total concession package has been offered. Two years ago, Class A office product was offering between $20.00 and $30.00 per square foot in tenant improvement allowances, while property managers today typically quote tenant improvement allocations between $20.00 and $35.00 per square foot, with the latter figure quoted for first generation space.

COMPETING OFFICE PROPERTIES

      In order to provide additional market-based assumptions regarding the analysis of the subject property, we have also considered the competitive environment of the subject, including comparable and competitive Class B office buildings, based on conversations with knowledgeable and active market participants within the Northbrook/Tri-State submarket. Our research revealed five Class B suburban office buildings, which are considered to comprise the known primary competition to the subject's office building over the short- to intermediate-term. A map identifying the location of each property is presented on the following facing page. The competing properties are detailed as follows on the next few pages.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------


                        Insert Competing Properties Map

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

                          COMPETING PROPERTY NO. R-1

      ===================================================================











      ===================================================================
                            VIEW: 2100 SANDERS ROAD

COMPETING PROPERTY NO. R-1 is known as 2100 Sanders Road. This property is approximately one-quarter mile west of I-294, along Sanders Road, in Northbrook, Illinois. This property is situated across the street from the Caremark Towers I & II office development. The building was constructed in 1986, and is owned by Klaff Realty, LP. 2100 Sanders Road represents a three-story Class B suburban office building containing a total net rentable area of 102,165 square feet. 2100 Sanders Road is currently 81.7 percent occupied with 18,702 square feet of vacant space. The quoted net rental rate is currently $16.00 per square foot, net, with an annual escalation of 3.0 percent. The 1998 taxes and operating expenses were estimated to be $9.50 per square foot. Amenities at the property include upgraded finishes, 24-hour access, nearby hotels and restaurants, and is bordered on two sides by the Cook County Forest Preserve. The property has a parking ratio of 3.21 per 1,000 square feet.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

                          COMPETING PROPERTY NO. R-2

     ====================================================================











     ====================================================================
                         VIEW: CAREMARK TOWERS I & II

COMPETING PROPERTY NO. R-2 consists of two office buildings located at 2211 and 2215 Sanders Road in Northbrook, Illinois. Caremark Tower Two, which contains 190,000 square feet is fully occupied by Caremark Corp. a national healthcare company. Caremark Tower One, which contains 166,331 square feet, is a multi-tenant office building reported to be 91.8 percent occupied. Caremark Tower I was constructed in 1979, and is five stories in height, while Caremark Tower II was constructed in 1981, and is ten stories in height. The buildings are located approximately one-half mile north of Interstate 294, along Sanders Road. Caremark Tower I contains 15,265 square feet of vacant space, which translates into an occupancy level of 91.8 percent. The quoted net rental rate is currently $14.50 per square foot, net, with an annual escalation of 3.0 percent. The 1997 taxes and operating expenses were reported at $8.24 per square foot. The two buildings have a combined, covered parking ratio of 3.60 per 1,000 square feet of space.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

                          COMPETING PROPERTY NO. R-3

     ====================================================================











     ====================================================================
                           VIEW: 500 COMBINED CENTRE

COMPETING PROPERTY NO. R-3 is known as 500 Combined Centre, and is located at 500 Skokie Boulevard in Northbrook, Illinois. This property is situated along the west side of Skokie Boulevard and is part of the Combined Centre office complex. The Combined Centre contains three buildings constructed between 1979 and 1985. This six-story building contains 99,138 square feet of net rentable area, and it was developed in 1979 and renovated in 1990. The current owner is GE Investments Corporation and the management company is Hamilton partners. Combined Centre 500 is currently 80.7 percent occupied with 19,134 square feet of vacant space. The current asking rental rate is $13.00 per square foot, net. This rental rate typically escalates by 3.0 percent per year. Taxes and operating expenses at 500 Combined Centre are estimated to be $9.42 per square foot for 1998. This building recently transacted in January 1997 (See Sales Comparison and Income Approach). Amenities at this property include a banking facility, conference facility, mail room, and nearby hotel.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

                          COMPETING PROPERTY NO. R-4

    =======================================================================











    =======================================================================
                           VIEW: 707 COMBINED CENTRE

COMPETING PROPERTY NO. R-4 is known as 707 Combined Centre, and it is situated along the west side of Skokie Boulevard, just north of its intersection with Dundee Road, in Northbrook. The property's municipal address is 707 Skokie Boulevard, Northbrook, Illinois. This property consists of a seven-story Class B office building built in 1980, and renovated in 1986. 707 Combined Centre contains a total of 119,793 square feet of net rentable area. The currently quoted rental rate at 707 Combined Centre is $14.00 per square foot, net, with an annual rent escalation rate of 3.0 percent. The building is currently 90.0 percent occupied with 11,981 square feet of vacant space. Taxes and operating expenses at this property are estimated to be $9.48 per square foot for 1998. Amenities at this property include an entrance atrium, exercise facilities and on-site management. This building recently transacted in January, 1997 (See Sales Comparison and Income Approach).

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

                          COMPETING PROPERTY NO. R-5

   ========================================================================











   ========================================================================
                           VIEW: 707 LAKE COOK ROAD

COMPETING PROPERTY NO. R-5 is known as 707 Lake Cook Road, and it is situated along the south side of Lake-Cook Road, just west of its intersection with Waukegan Road, in Deerfield. The property's municipal address is 707 Lake-Cook Road, Deerfield, Illinois. 707 Lake-Cook Road was constructed in 1979 and renovated in 1993, contains a total of 78,306 square feet. The property consists of a single, three-story building with a ground-level lobby. 707 Lake-Cook Road is currently 96.8 percent occupied with 2,497 square feet of vacant space. The currently quoted rental rate is $19.75 per square foot, gross, with an annual
3.5 percent rent escalation. Operating expenses at 707 Lake-Cook Road amounted to $8.15 per square foot in 1998, which results in a net rental rate of $11.60 per square foot. Amenities at this property include lower level storage, vending room, and the adjacent Deerfield Metro Station. This building recently transacted in January 1997 (See Sales Comparison and Income Approach).

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

      According to a recent article published in the November 3, 1997 edition of Crain's Chicago Business, the Chicago suburban office market is showing signs of pent-up demand and developer's confidence in the market, as nearly 800,000 square feet of speculative office space will be completed in 1997, with another
1.25 million square feet of office space presently under construction for completion in 1998, based on a report prepared by the Chicago CB Commercial Real Estate Group Inc. As indicated by the preceding analysis, the Chicago suburban office market has eased some of the "pent-up" demand for office space, with the relatively strong levels of new construction that has occurred throughout the suburban office markets. Furthermore, industry experts are expecting a larger total for 1999. This office building boom marks a comeback from 1995, when no speculative office space was built. According to Jeffrey S. Barrett, senior vice president at CB Commercial, "The office space under construction doesn't exceed current demand, which we estimate at about 2.0 million square feet." For example, J. Randall Tieman, senior real estate director of Rosemont-based Opus North Corporation stated that "pre-leasing demonstrates that there is a real pent-up demand in today's market." Mr. Tieman's comment referenced the status of the Opus North development known as Highland Landmark in Downers Grove, in which the 250,000 square foot Class A speculative office building, which was completed in October, 1997, was 85.0 percent pre-leased prior to completion. Construction is now underway of Highland Landmark II, another 260,000 square foot Class A speculative office building scheduled to be completed next year.

      This pent-up demand is also being experienced in the subject's Northbrook/Tri-State submarket, where Quadrangle is nearing completion of a 125,000 square foot, speculative, multi-tenant, Class A office building in Deerfield, when the Fort James company came along and leased the entire building, for a lease rate near that of the asking net rental rate of $16.25 per square foot.

CONCLUSION

      The Northbrook/Tri-State area has many positive factors which have assisted it in becoming one of the primary office centers in the Chicago metropolitan area, including affordable housing, abundant shopping, excellent transportation systems and many other supporting amenities which attract office workers. The Northbrook/Tri-State area is served by a convenient transportation network, including two interstate highways (I-94 and I-294), several commuter rail lines and convenient access to Chicago's O'Hare International Airport.

                                                          OFFICE MARKET ANALYSIS
--------------------------------------------------------------------------------

      Although downtown Chicago continues to generate new tenants for suburban Chicago, an increasing amount of leasing activity is due to the expansion of firms which are already located in the area. Additionally, the continued shift of the Chicago economy from a manufacturing base to a more service-oriented base, has also helped increase demand for office space. Given continued improved economic conditions, and considering the market position and locational characteristics of the Northbrook/Tri-State corridor office market, we expect this office market to remain one of the more dynamic suburban office submarkets for the foreseeable future.

      Investor activity for suburban office properties has also improved dramatically during the past 18 months. Investor demand for well-located Class A, as well as Class B suburban office properties is considered to be the strongest in a number of years. Recent sales of Class A and B suburban office buildings located in the Northbrook/Tri-State area, as well as recent sales of Class A and B product throughout the metropolitan area, suggest a significant improvement in property prices and required yield and capitalization rates. Further discussions of the investor market for office properties will be provided in the Income Approach section of this analysis.

--------------------------------------------------------------------------------

PLAT OF SURVEY

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

SITE DESCRIPTION
Location:                                   The subject property is located
                                            along the east side of I-294,
                                            approximately one-quarter mile south
                                            of the Milwaukee Avenue overpass,
                                            within the City of Glenview, Cook
                                            County, Illinois. The subject
                                            property is specifically located at
                                            1000 Milwaukee Avenue, Glenview,
                                            Illinois.

Assessor's Parcel Numbers:                  According to the Cook County
                                            Assessor's Office, the subject
                                            property is identified by parcel
                                            identification number 14-32-105-005-
                                            0000. This is a new parcel number
                                            for 1998.

Shape:                                      The subject site is irregular in
                                            shape (See Site Plan).

Area: Based on the ALTA/ACSM Land Title Survey, prepared by Tri-L Survey, Inc., dated December 22, 1994, the subject property equates to 39.821 acres, or 1,734,603 square feet.

Frontage:                                   The subject site has approximately
                                            1,475 feet of frontage along the
                                            east side of I-294. The subject
                                            property has an average depth of
                                            approximately 1,250 feet.

Topography:                                 The subject site is generally level
                                            as developed. A retention pond is
                                            located in the south central portion
                                            of the subject site.

Street Improvements:                        Interstate 294, which forms the
                                            western boundary of the subject
                                            site, is a six-lane, concrete-paved,
                                            north-south aligned interstate
                                            tollway, improved with concrete
                                            center median. The subject site is
                                            accessed by Zenith Drive, a two-
                                            lane, asphalt-paved, roadway.
                                            Milwaukee Avenue, which is located
                                            approximately one-quarter mile east,
                                            is a four-lane, asphalt-paved,
                                            northwest-southeast aligned
                                            commercial roadway. The intersection
                                            of Milwaukee Avenue and Zenith Drive
                                            is signalized.

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

Insert site plan

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

Soil Conditions:                            We did not receive nor review a soil
                                            report. However, we assume that the
                                            soil's load-bearing capacity is
                                            sufficient to support the proposed
                                            structure. We observed no evidence
                                            to the contrary during our physical
                                            inspection of the property. The
                                            parcel's drainage appears to be
                                            adequate.

Utilities
Water: Water service is provided via a private well, with back-up service provided by the City of Glenview.

Sewer:                                      Sewer service is provided by the
                                            City of Glenview.

Electricity:                                Electricity is provided by
                                            Commonwealth Edison Company.

Telephone:                                  Primary telephone service is
                                            provided by Ameritech.

Access: Accessibility to the subject site is considered adequate via Milwaukee Avenue. However, access via I-294 is considered cumbersome, as the nearest interchanges along I-294 are located at Willow Road and Golf Road, which are located approximately two-miles north and south of the subject property, respectively.

Land Use Restrictions:                      We were provided with a title report
                                            for review, dated December 12, 1997,
                                            prepared by Commonwealth Land Title
                                            Insurance Company. To our knowledge,
                                            there are no easements,
                                            encroachments, or restrictions that
                                            adversely affect the site's use. We
                                            recommend an attorney's opinion in
                                            the final analysis whether any
                                            adverse land use restrictions exist
                                            on or about the subject site.
                                            Cushman & Wakefield offers no
                                            representation regarding any adverse
                                            land use restrictions that may
                                            affect the site's use.

Flood Hazard:                               According to Flood Insurance Rate
                                            Map, Community Panel No. 170054-
                                            0070-B, effective April 15, 1981,
                                            the subject property under analysis
                                            is located in Zone C, an area of
                                            minimal flooding.

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                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

Site Improvements:                          The subject site has a full
                                            complement of site improvements
                                            which include: concrete sidewalks,
                                            professional landscaping, a
                                            retention pond, landscaped
                                            walkway's, and exterior lighting.

Hazardous Substances:                       Based on information provided by
                                            Zenith, there is asbestos containing
                                            material located at the subject
                                            property in the form of
                                            approximately 153,000 square feet of
                                            asbestos containing floor tiles,
                                            approximately 12,500 square feet of
                                            asbestos containing material on the
                                            exterior of the full floor
                                            mechanical penthouse, and
                                            approximately 500 square feet of
                                            asbestos pipe covering on the kiln
                                            exhaust duct. We are not aware of
                                            any other potentially hazardous
                                            materials which may have been used
                                            in the construction of the
                                            improvements. It is noted that we
                                            were not provided with a cost
                                            estimate for remediation of the
                                            asbestos containing materials. We
                                            have consulted Boelter & Yates to
                                            estimate costs associated with the
                                            remediation of the asbestos
                                            containing materials in the subject
                                            property. It is noted that the costs
                                            provided are ballpark estimates
                                            only, and were reported based on a
                                            description of the asbestos
                                            containing material, as provided by
                                            Zenith. A detailed analysis of costs
                                            associated with the remediation of
                                            the asbestos containing materials
                                            can be found in the Income Approach
                                            section of this report.

Comments:                                   The subject site has excellent
                                            visibility from I-294, as the site
                                            has approximately 1,475 linear feet
                                            of frontage along the east side of
                                            I-294. Accessibility to the subject
                                            site is considered cumbersome from
                                            I-294, as the nearest interchanges
                                            along I-294 are located at Willow
                                            Road and Golf Road, which are
                                            located approximately two-miles
                                            north and south, respectively.
                                            Overall, the subject site is well
                                            suited for its utilization, as a
                                            seven-

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

                                            story, suburban office building,
                                            consistent with the zoning
                                            requirements of the City of
                                            Glenview.

                                            On-site parking is available for
                                            tenant use, with approximately 1,083
                                            parking spaces provided for in the
                                            surface parking lot, which provides
                                            for a parking ratio of approximately
                                            2.70 parking spaces per 1,000 square
                                            feet of net rentable area. The
                                            current parking ratio is considered
                                            to be below standards for typical
                                            suburban office buildings which
                                            generally range from 3.00 to 4.00
                                            parking spaces per 1,000 square feet
                                            of net rentable area. It is a
                                            special assumption of this report
                                            that a minimum parking ratio of
                                            approximately 3.50 parking spaces
                                            per 1,000 square feet of net
                                            rentable area is required at the
                                            subject property, upon retrofit. As
                                            such, we have allocated a capital
                                            improvement cost to cover the
                                            construction of an additional 400
                                            surface parking spaces, which
                                            results in an adjusted parking ratio
                                            of 3.70 parking spaces per 1,000
                                            square feet of net rentable area,
                                            which is considered reasonable (see
                                            Income Approach).

                                            The developed floor-area-ratio (FAR)
                                            of the subject property equates to
                                            0.303:1, based on the subject's
                                            existing gross building area of
                                            526,266 square feet, and the
                                            subject's gross site area of
                                            1,734,603 square feet of land area.
                                            However, the subject property is
                                            reported to have zoning in-place for
                                            an additional 177,000 square foot
                                            office building (FAR) to be located
                                            above the existing lobby. This is
                                            considered to be surplus development
                                            rights on an FAR basis. The
                                            resultant FAR of the subject
                                            property (inclusive of the
                                            additional 177,000 square feet of
                                            allowable building area) is 0.405:1,
                                            as rounded. Typical FAR's for
                                            suburban office buildings range from
                                            0.25:1 to 0.50:1, and average
                                            0.375:1. The subject property FAR is
                                            considered reasonable. Applying an
                                            FAR of 0.405:1 to the allowable
                                            building area of 177,000 square feet
                                            results in

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

                                            a surplus land area of 437,037
                                            square feet, or 440,000 square feet,
                                            or 10.10 acres, as rounded.

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

IMPROVEMENTS DESCRIPTION

     The subject improvements consist of a single-tenant, seven-story, Class B corporate headquarters office building, containing approximately 401,000 square feet of net rentable building area and 526,266 square feet of gross building area, as provided by Zenith. Floor Plans are provided for reference on the following facing pages.

GENERAL DATA
Year Built:                             The eight-story (inclusive of basement
                                        level and full floor mechanical
                                        penthouse), corporate headquarters
                                        facility was constructed in 1974.

Building area:                          The subject property contains
                                        approximately 401,000 square feet of net rentable building area and 526,266 square feet of gross building area. The net rentable area estimate is inclusive of 7,760 square feet of lobby area. The lobby area has been allocated to the various floors as a per square foot number, based on the individual floors prorata share of net rentable building area.

Building Height:                        The subject property is eight-stories in
                                        height, including basement level, with a full-floor mechanical penthouse on the upper floor. It is noted that the mechanical penthouse is not included in our net rentable building area.

Construction Detail
Foundations:                            Reinforced concrete.

Framing:                                Structural steel columns and beams.

Ceiling Height:                         Finished ceiling heights are
                                        approximately nine feet.

Floors:                                 Reinforced concrete flooring.

Exterior:                               The exterior of the subject office
                                        building is a combination of pre-cast
                                        concrete, granite, and glass.

Windows:                                Windows are insulated tinted glass set
                                        in aluminum frames.

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

INSERT FLOOR PLANS

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

Loading Doors:                          The subject property has a single
                                        shipping/receiving area, with five dock-high spaces, and three drive-in doors located in a common dock area.

Mechanical Detail
Heating and Cooling:                    Two, 1,350-ton, Carrier chillers provide
                                        for adequate cooling. Two, HSI electric
                                        boilers of 3,440 BTU's provide for
                                        adequate heating. It is noted that the
                                        HVAC system was originally designed to
                                        handle an additional 177,000 square feet of additional building area (see Special
                                        Assumptions).

Electrical Service:                     The all electric building is supplied by
                                        a 14,000-KVA electrical system. A 750-KW generator is provided for back-up service. Each floor is wired for individual workstations.

Fire Protection:                        The improvements are fully sprinklered,
                                        with the exception of half of the
                                        mechanical penthouse floor, which has
                                        smoke detectors located throughout.

Interior Detail
Floor Covering:                         Floors consist of various treatments
                                        including carpeting, ceramic tile, and
                                        vinyl tile.

Walls: Wall treatments include glass, ceramic tile, gypsum board, and vinyl covered gypsum board.

Lighting:                               Typically, strip fluorescent fixtures
                                        with asymmetric reflectors. There are
                                        also some incandescent track lighting,
                                        decorative trim lighting, accent
                                        lighting, and downlights.

Other: The subject property has an anechoic chamber (completely sound proof), located in the basement level.

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

Insert building plans

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

Site Improvements
On-Site Parking:                   The subject property currently has 1,083
                                   surface parking spaces, which results in a parking ratio of 2.70 parking spaces per 1,000 square feet of net rentable area. As mentioned previously, the current parking ratio of the subject property is below typical standards of suburban office buildings. As such, we have allocated a capital improvement cost to accommodate the construction of an additional 400 surface parking spaces (see Income Approach). Upon completion of the additional parking spaces, the subject property will have a developed parking ratio of 3.70 parking spaces per 1,000 square feet of net rentable building area, which is considered reasonable.

Condition:                         The improvements are considered to be in
                                   average condition.

Passenger Elevators
Number/Elevator Bank:              Six-passenger elevators and one freight
                                   elevator are available for tenant use.

Comments:                          In our opinion, based on the specifications
                                   and drawings provided to the appraisers, as well as our inspection of the subject property, we believe the quality of the subject property to be an average Class B office building. In our analysis of the subject property, we have assumed that the subject property will be converted into a multi-tenant facility. In order to make the building presentable to prospective tenants, our analysis assumes the interior of the subject property will be completely retrofitted. Generally speaking, the retrofit is inclusive of a complete floor-to-ceiling remodel (i.e., removal of all existing interior demising and new build-out of the interior). Upon completion of the retrofit, the subject property is considered to be reflective of a Class A-/B+ suburban office building. Costs associated with the retrofit are detailed in the Income Approach section of this report, and the readers attention is directed there.

                                                            PROPERTY DESCRIPTION
--------------------------------------------------------------------------------

                                   The existing subject property parking lot is considered to be in fair to average condition, with numerous crack and potholes noticed throughout. Our analysis assumes that the existing parking lot will be repaired/resurfaced (see Income Approach). In addition, the existing landscaping at the subject property is considered inadequate in comparison to similar Class A-/B+ suburban office buildings. In order to effectively compete with similar office properties for prospective tenants, the subject property requires additional landscaping improvements. As such, we have also allocated additional capital improvement dollars for an upgrade of the existing landscaping (see Income Approach).

                                   Visibility and identity of the improvements is considered excellent, given the 1,475 square feet of linear frontage along I-294. Access to the subject property is considered somewhat cumbersome, however, as the nearest interchanges with I-294 are located at Willow and Golf Roads, which are located approximately two miles north and south, respectively.

                                             REAL PROPERTY TAXES AND ASSESSMENTS
--------------------------------------------------------------------------------

      The subject property is assessed for real estate tax purposes by the Cook County Assessor's Office. The assessed value is based on 33.33 percent of the Assessor's Opinion of the Fair Cash Value. Assessments are further subject to a state equalization factor to make assessments uniform throughout the state. The state equalization factor is adjusted each year and is applied to the concluded assessed value to determine the equalized value, to which the tax rate is applied. The 1997 equalization factor for Cook County is $2.1517. Real estate taxes are paid in arrears; taxes are payable in two installments before June 1st and September 1st of the respective year. The subject improvements are identified by the following assessor's parcel number:
14-32-105-005-0000.  The assessor's parcel number is new for 1998.

      The tax parcel number, the assessed valuation, the state equalization value and the total 1997 tax liability payable in 1998, regarding the subject property, are presented in the table below.

===============================================================================================================
                                              REAL ESTATE TAXES
----------------------------------------------------------------------------------------------------------------
       PARCEL NUMBER               FAIR CASH              STATE EQUALIZATION            1996 TAX LIABILITY
                                     VALUE                     VALUATION                  PAYABLE IN 1997
---------------------------------------------------------------------------------------------------------------
    14-32-105-005-0000                   $6,207,090                       $2.1489                   $1,140,568
---------------------------------------------------------------------------------------------------------------

      Based on the above, the total amount of real estate taxes payable in 1998, for the subject property, amounts to $1,140,568. In our analysis, we have stabilized real estate taxes for the subject property at $1,180,000 for fiscal-year 1999.

                                             REAL PROPERTY TAXES AND ASSESSMENTS
--------------------------------------------------------------------------------

     ZONING MAP

                                                                          ZONING
--------------------------------------------------------------------------------

      According to the City of Glenview, the subject property is zoned I-1, Limited Commercial District. According to the zoning ordinance, the classification permits a variety of uses, such as: business, governmental, and professional offices, data processing centers, radio and television studios, public utility service use establishments, etc.

      Restrictions in the I-1, Limited Commercial District are summarized as follows: minimum front yard depth and setback of 100 feet, minimum side and rear yard width and setback of 50 feet, maximum lot coverage of 33.333 percent and a maximum building height of 35 feet. The building height may be exceeded by one foot, for each ten feet of setback from the lot line, however, in no case can the building height exceed 70 feet).

      We are not experts in the interpretation of complex zoning ordinances, but the subject property was reported to be a legal, non-conforming use. However, as the subject property predates the zoning ordinance, it is considered to be in conformance with the I-1 zoning ordinance.

      Based upon information provided by Zenith, the subject property has development rights for an additional 177,000 square feet of office space. In addition, extensive planning, three dimensional models and substantial research (including HVAC capability for an additional 177,000 square feet of space) has been performed by Zenith for future space requirements. The additional space would be constructed adjacent to and above the existing lobby area. It is a special assumption of this report that the subject property has developmental rights for an additional 177,000 square feet of office space (see Special Assumptions).

      We know of no deed restrictions, private or public, that further limit the subject property's use. The research required to determine whether or not such restrictions exist, however, is beyond the scope of this appraisal assignment. Deed restrictions are a legal matter, and only a title examination by an attorney or title company can usually uncover such restrictive covenants. Thus, we recommend a title search to determine if any such restrictions do exist.

                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

According to the Dictionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of the site as though vacant is defined as:

      Among all reasonable, alternative uses, the use that yields the highest present land value, after payments are made for labor, capital and coordination. The use of a property based on the assumption that the parcel of land is vacant or can be made vacant by demolishing any improvements.

      Further, the highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained as is, so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      We evaluated the site's highest and best use both as currently proposed and as vacant. In both cases, highest and best use must meet four criteria. The use must be (1) physically possible, (2) legally permissible, (3) financially feasible, and (4) maximally productive.

HIGHEST AND BEST USE OF THE SUBJECT SITE - AS VACANT

      The first test is what is physically possible. Our initial consideration of the subject site, as vacant, concerns the land uses which are physically possible on the subject parcel. The subject property contains approximately 1,734,603 square feet, or 39.821 acres of land area, with frontage and visibility along I-294. The size and configuration of the site is felt to provide suitable land development for a wide variety of land uses. Access is considered adequate, due to the subject property's location just west of Milwaukee Avenue along Zenith Drive. Street improvements, along Milwaukee Avenue and Zenith Drive are also adequate. The physical characteristics of the site provide for a wide range of potential land uses. Therefore, based on the above, the subject site meets the first test of highest and best use, as vacant.

      The second test is what is legally permissible. The subject site is zoned I-1, Limited Commercial District, according to the City of Glenview. This zoning classification permits office development. No change in zoning classification is anticipated, and no significant deed restrictions or zoning laws would prevent the site from being developed based on the permitted use, as previously cited in our Zoning section of this report and reference is made thereto. Therefore, based on the above, the subject site meets the second test of highest and best use, as vacant.

                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

      The third test is what is financially feasible. As previously discussed in our Office Market Analysis section of this report, office development appears to be in demand, as evidenced by declining overall vacancy rates of the suburban office market of metropolitan Chicago. The reader's attention is directed to our Office Market Analysis section of this report for complete details regarding the supply and demand forces, in relation to the subject. Therefore, based on the above, the subject site meets the third test of highest and best use, as vacant.

      The fourth test is what is maximally productive. The land sales located in the Land Valuation section of the Cost Approach, clearly demonstrate that there is demand for commercial development. Our concluded site value for the subject property represents the most probable market value for the subject site, based on our analysis presented in the Land Valuation section of this report. No alternative use of the subject site meets the fourth test of highest and best use. Occupancy levels, as indicated in our Office Market Analysis section of this report, clearly demonstrate sufficient demand for office development. Therefore, based on the above, the subject site meets the fourth test of highest and best use, as vacant.

CONCLUSION OF HIGHEST AND BEST USE OF THE SUBJECT SITE - AS VACANT

      Based on the above analysis, there exists a demand for the subject site. The subject site's access, size and demand make it a desirable location for commercial development, but more specifically, office use. The above analysis of the subject site, as vacant, meets the four tests of highest and best use. Therefore, in our opinion, the highest and best use of the subject site, as vacant, is for office development.

HIGHEST AND BEST USE OF THE SUBJECT SITE - AS IMPROVED

      Unlike the previous analysis of the subject site, as vacant, this analysis considers the subject property as currently improved, with an evaluation as to the physical, legal and financial appropriateness of the existing land use. This analysis also considers whether the value of the site, as improved, exceeds the value of the site, as vacant.

      The first test is what is physically possible. Relative to the physical considerations, the subject site, there are no apparent physical factors, such as size, drainage, or other site characteristics that would adversely affect the utility and/or existence of the subject improvements. Adequate accessibility is provided, with excellent visibility provided via I-294. The subject property has an existing parking ratio of 2.70 per 1,000 square feet of net rentable area, which is below standards for typical suburban office buildings. The readers attention is directed to the Income Approach section of this report for a detailed discussion on additional parking requirements. The subject site's size is more than adequate to accommodate the

                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

subject improvements. Municipal utilities are also available, and street improvements are adequate.

SURPLUS DEVELOPMENT POTENTIAL

      The subject property, as improved, includes surplus development potential considered appropriate for near-term office development given the strength of the Northbrook-Tri-State office submarket. This is supported by numerous factors including the fact that the existing improvements have a below-average floor-area-ratio (FAR) of 0.303:1. Typically, suburban office building exhibit a range in FARs between 0.35 and 0.45:1. It was reported by Zenith, that the subject property has zoning rights for an additional 177,000 square feet of building area, which results in a developable FAR of 0.405:1. Therefore, based upon the current utilization of the subject site (as constructed), it appears that the existing improvements represent an under utilization of the site. Consequently, we have apportioned the total subject site into a primary and surplus site area based on developed, or developable, building areas.

      Based on information provided by Zenith, the site has potential for an additional 177,000 square feet of building area. Therefore, including the existing development, the site has a total development potential of approximately 700,000 (526,266 + 177,000) square feet. Assuming another 177,000 square feet of building area were developed, the subject's FAR would rise to 0.405:1, which is within the previously established market range. Applying an FAR of 0.405:1 to the allowable building area of 177,000 square feet results in a surplus land area of square feet, or 440,000 square feet, or 10.10 acres, as rounded, which forms the basis of the land area under appraisal.

      The second test is what is legally permissible. The subject site is zoned I-1, Limited Commercial District, which permits the development of corporate headquarters facilities, among other office uses. Based upon our review of the I-1 zoning classification, the subject property's development meets the test of legal permissibility. The reader's attention is directed to the Zoning section of this report, and reference is made thereto.

      Demand is the most important criteria regarding financial feasibility. Our research detailed in the Office Market Analysis section of this report, clearly indicates that there is a demand for office development within the subject's office submarket. Also, the Class A vacancy rate for the subject's Northbrook/Tri-State submarket currently displays a vacancy rate of 7.70 percent, as of First Quarter 1998, while the overall vacancy rate for all classes is at 9.90 percent. In addition, rental rates have been steadily rising over the past 12 to 24 months. Based on this analysis, the subject site, as presently improved, meets the test of financially feasibility.

                                                            HIGHEST AND BEST USE
--------------------------------------------------------------------------------

      The subject property was constructed in 1974 for use as a corporate headquarters facility for the Zenith Electronics Corporation. Although the subject property has been adequately maintained, the subject improvements appear worn and dated. As such, our analysis is based upon a reconfiguration/retrofit of the existing improvements from single-tenancy to multi-tenancy in order to allow the subject property to effectively compete within the market. Again, the readers attention is directed to the Income Approach section of this report for a detailed discussion regarding the reconfiguration/retrofit of the subject improvements.

      The fourth test is what is maximally productive. The most important criteria for this analysis is whether the subject property, as vacant, exceeds the value of the property, as built. The three approaches to value estimated for the subject property clearly demonstrate that the value of the improvements exceeds the value of the site, as vacant. Our final conclusion of value exceeds the value of the subject site, as vacant. No alternative use of the subject property meets the four tests of highest and best use, as improved. Based on the above, the subject property, as currently improved, meets the test of maximum productivity.

CONCLUSION OF HIGHEST AND BEST USE OF THE SUBJECT PROPERTY - AS IMPROVED

      Based on the above four tests of highest and best use, it is our opinion that the subject property improvements as presently improved represents the highest and best use of the site.

                                                               VALUATION PROCESS
--------------------------------------------------------------------------------

      Appraisers typically use three approaches in valuing real property: the Cost Approach, the Income Approach, and the Sales Comparison Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation.

      COST APPROACH

      The Cost Approach is a method whereby accrued depreciation is deducted from the cost new of the improvements, and this is added to the land value. The resultant figure indicates the value of the whole property. Generally, the land value is obtained through the separate application of the Sales Comparison Approach. Replacement cost new of the improvements is estimated on the basis of current prices for the component parts of the building less depreciation, computed after analyzing the disadvantages or deficiencies of the existing building as compared to a new building. Adequate land transactions have occurred within the subject's marketplace to reasonably estimate land value for the subject site. However, given the advanced age and unique nature of the subject improvements, it is our opinion that the reliability of this approach is significantly reduced in this instance. Therefore, we have not utilized the Cost Approach in this analysis.

      SALES COMPARISON APPROACH

      In the Sales Comparison Approach, the appraiser gathers data on sales of comparable properties and analyzes the nature and condition of each sale, making logical adjustments for dissimilar characteristics. Typically, a common denominator is found such as price per square foot or an income multiplier. The Sales Comparison Approach gives a good indication of value when sales of similar properties are available. In this instance, there is sufficient data available to utilize this approach.

      INCOME APPROACH

      The Income Approach is predicated upon the assumption that there is a definite relationship between the amount of income the property will earn and its value. This approach is based upon the principal that value is created by the expectation of benefits derived from the future. Net income is converted into value by the capitalization process. Because the subject is an income-producing property, the Income Approach is particularly pertinent to this appraisal.

      The appraisal process is concluded by a review and re-examination of each of the approaches to value that have been employed. Consideration is given to the type and reliability of the data used, and the applicability of each approach. Finally, the approaches are reconciled and a final value is concluded.

Land sale map

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

LAND VALUATION

      We used the Sales Comparison Approach to estimate land value. In this method, we analyzed prices buyers have recently paid for similar sites in the subject's competing area. Our value estimate was derived from prices of recently sold comparable sites, which offer similar locational attributes. In making comparisons, we adjusted the sales prices for differences between the subject and the comparable properties. Presented on the following facing page is a summary of pertinent details of sold sites that we compared with the subject site. A map identifying the locations of each of the respective land sales utilized in this analysis is presented on the facing page.

      The following is a detailed discussion of each of the land sales utilized in estimating the market value of the subject site, as if vacant and available for development.

      COMPARABLE LAND LISTING L-1 is located within the College Park at Bannockburn office park, in Bannockburn, Lake County, Illinois. This site has approximately 1,147 linear feet of frontage along Interstate 94, and is the last remaining site within the park. This site contains approximately 17.12 acres, or 745,747 square feet of land area. The current listing price is $7,457,747, or approximately $10.00 per square foot. Utilizing the planned build-out for the site of 250,000 square feet, implies a price per FAR of $29.83 per square foot. This listing has superior interstate access as compared to the subject site, and is located within an attractive, planned business park setting. However, secondary emphasis has been placed on this listing, because listings typically sell for less than the asking price, and the fact that the most recent land sale within the College Park at Bannockburn office park transacted on a price per FAR of approximately $23.34 per square foot.

      COMPARABLE LAND SALE L-2 is located along the west side of West Field Court, within the Conway Park at Lake Forest, in Lake Forest, Lake County, Illinois. The sale property also enjoys considerable exposure along the east side of Interstate 94, however, there is no access to the parcel via this roadway. This sale occurred in November of 1996 and comprised a site area of 19.86 acres of developable land area. The seller was American National Bank & Trust No. 100684-01, and the buyer was FD Limited Partnership. The buyer subsequently developed the site with a 268,436 square foot Class A office building. The purchase price of the property was $6,271,250, or approximately $7.25 per square foot, or $23.36 per FAR. This sale enjoys superior locational characteristics relative to the subject property.

====================================================================================================================================
                                                   COMPARABLE LAND SALES SUMMARY
====================================================================================================================================
   Comp.                                                Sale                     Size/AC       Maximum FAR                Price SF
                                                                                 -------       -----------                --------
    No.       Location                                  Date      Sale Price     Size/SF       Dev. Density     Zoning    Price FAR
------------------------------------------------------------------------------------------------------------------------------------
    L-1       College Park at Bannockburn              Current    $7,457,472     17.12 AC       250,000 SF      Office    $10.00/SF
                                                                                 --------       ----------                ---------
              W/S of Lakeside Drive                    Listing                  745,747 SF        0.34:1                 $29.83/FAR
              Bannockburn, Lake County, Illinois
------------------------------------------------------------------------------------------------------------------------------------
    L-2       Conway Park at Lake Forest                11/96     $6,271,250     19.86 AC       268,436 SF      Office    $7.25/SF
                                                                                 --------       ----------                --------
              1900 West Field Court                                             865,041 SF        0.31:1                 $23.36/FAR
              Lake Forest, Lake County, Illinois
------------------------------------------------------------------------------------------------------------------------------------
    L-3       Riverwoods Corporate Center               11/96     $7,300,000     25.09 AC       400,000 SF      Office    $6.68/SF
                                                                                 --------       ----------                --------
              NWC of Lake-Cook Road & Saunders Road                             1,092,920 SF      0.37:1                 $18.25/FAR
              Riverwoods, Lake County, Illinois
------------------------------------------------------------------------------------------------------------------------------------
    L-4       Spring Lake Business Park                  9/95     $1,787,395      7.20 AC       125,000 SF      Office    $5.70/SF
                                                                                  -------       ----------                --------
              425 Spring Lake Drive                                             313,632 SF        0.40:1                 $14.30/FAR
              Itasca, DuPage County, Illinois
------------------------------------------------------------------------------------------------------------------------------------
    L-5       College Park at Bannockburn                8/95     $2,333,900      7.50 AC       100,000 SF      Office    $7.14/SF
                                                                                  -------       ----------                --------
              1000 Lakeside Drive                                                326,700 SF       0.31:1                 $23.34/FAR
              Bannockburn, Lake County, Illinois
====================================================================================================================================
   Subj.      Zenith Corporate Headquarters                --     $       --     39.821 AC      776,266 SF(1)   Office   $   --
                                                                                 ---------      ----------
              1000 Milwaukee Avenue                                             1,734,603 SF      0.45:1
              Glenview, Cook County, Illinois
====================================================================================================================================
/(1)/: As Improved, the subject property comprises 526,266 square feet of gross building area. To this figure we have added the estimated surplus development potential of 177,000 square feet of gross building area. While presented together above, the market value of the primary and surplus site areas will be addressed individually later in this section.
==================================================================================================================================

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

      COMPARABLE LAND SALE L-3 is located at the northwest corner of Lake-Cook and Saunders Roads, in the Riverwoods Corporate Center office park, within the Village of Riverwoods, Lake County, Illinois. This sale occurred in November of 1996 and comprised a net developable site area of 25.09 acres. The seller was Riverwoods Partners Limited Partnership. The buyer, Novus Credit Services (Dean Witter), intends on developing a 400,000 square foot corporate headquarters for Dean Witter. The purchase price was $7,300,000, or approximately $6.68 per square foot. The maximum build-out of the site was reported to be approximately 400,000 square feet, which implies a price per FAR of $18.25 per square foot. This sale is considered to have similar locational characteristics as compared with the subject.

      COMPARABLE LAND SALE L-4 is located at 425 Spring Lake Drive, within the Spring Lake Business Park, Itasca, DuPage County, Illinois. This sale occurred in September of 1995 and comprised a net developable site area of
      7.20 acres. The buyer was American National Bank & Trust, and the seller was Amli Partners, Ltd., 85-II. The site was subsequently developed with a two-story, single-tenant, Class A office building. The building is reported to have considerable expansion potential. The purchase price of the property was $1,787,395, or approximately $5.70 per square foot. The maximum build-out of the site was reported to be approximately 125,000 square feet, which implies a price per FAR of $14.30 per square foot. Although this site has visibility from Interstate 290, access is considered somewhat cumbersome, as the nearest interchanges with I-290 are located at Lake Street and Thorndale Road. This sale is considered to be inferior to the subject property in terms of location.

      COMPARABLE LAND SALE L-5 is located along the west side of Lakeside Drive, in the College Park at Bannockburn office park, at 1000 Lakeside Drive, in the Village of Bannockburn, Lake County, Illinois. This sale occurred in August of 1995 and comprised a net developable site area of 7.50 acres. The seller was College Park Limited Partnership. The buyer, Bannockburn Associates, LLC, subsequently developed the site with a single-tenant, suburban office building which will be owner occupied. The building was completed in 1997, is one-story in height, and reportedly consists of 60,000 square feet of office space. The building is reported to have considerable expansion potential. The purchase price was $2,333,900, or approximately $7.14 per square foot. The maximum build-out of the site was reported to be approximately 100,000 square feet, which implies a price per FAR of $23.34 per square foot. This sale is considered to have superior locational characteristics as compared with the subject.


LAND SALE ANALYSIS

      The FAR indications of our comparable sales data range from $14.30 to $29.83 per square foot of FAR, with an average unit sales price per square foot of FAR of $21.82. The comparable sales range in development potential from 100,000 to 400,000 square feet of building area, with an average development potential of approximately 230,000 square feet of building area, as rounded. The average floor area ratio for the comparables is approximately 0.35:1.

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

      The value of a land parcel is influenced by various factors. The fundamental factors believed to be of particular significance in most instances are: passage of time, size, location, zoning, utility, highest and best use, and accessibility. These items must be carefully weighed in a comparative market analysis so reasonable value adjustments may be applied.

      Typically, larger tracts of land tend to sell at lower unit sales prices than their smaller counterparts, all other factors being equal. The analysis of utility considers such physical characteristics as shape, depth, frontage, corner influences, topography and the availability of utility services. The analysis of location considers such factors as exposure or visibility, accessibility, and the quality of the surrounding area. The analysis of passage of time considers such factors as appreciation in land values over time.

      The comparables presented in this analysis are considered the most pertinent information available, and are believed to provide a reasonable basis with which to form an opinion of land value for the subject site, as if vacant and available for development. We attempted to quantify the various adjustments; however, due to the varying factors associated with the sales, quantified adjustments are difficult at best. The most market-oriented unit of comparison for parcels such as the subject is the sales price per acre of land area. All comparable sales were analyzed on this basis.

      It should be noted, that the qualitative analysis which follows is primarily for informational purposes; the intent being to assist the reader in the thought process used to compare the relative similarities and dissimilarities of the sales to the subject, with the ultimate result being a plausible market value conclusion. However, because the trading of real estate occurs in a very imperfect market, coupled with the fact that no two land sales are exactly alike, the use of paired sales to derive quantifiable adjustments, though preferable in theory, is not generally practical in the marketplace. The reasons being that even in the most ideal circumstances, the quality and uniformity of data is insufficient to produce accurate results, not to mention the intangible factor of motivation. As such, the data could conceivably be manipulated to producing varying results. Therefore, the reader should be cautioned that the adjustments set forth herein are not to be construed as absolute, but are provided as a visual aid in demonstrating the logic and reasonableness of the conclusion.

MARKET CONDITIONS

      This adjustment, which is also referred to as the time adjustment reflects the change in market conditions from the sale date of a comparable to the valuation date of the subject. As

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

discussed in the Office Market Analysis, the local market has continued to witness relatively significant improvements in overall occupancy levels, achieved rental rates, etc., over the past 12 to 24 months. As such, a 5.0 percent annual upward adjustment for this factor was made.

LOCATION

      The analysis of location considers such factors as exposure, visibility, proximity to major thoroughfares and the quality of the surrounding development. Although the subject property has excellent visibility and exposure along I-294, the subject property has cumbersome access characteristics, as the nearest interchanges along I-294 are located approximately two miles north and south of the subject property. Comparables L-1 and L-5 are located within the College Park at Bannockburn office park, and are considered to have superior locational characteristics as compared to the subject property, and a downward adjustment is warranted. Comparable L-2 is located within the Conway Park at Lake Forest office park, and is considered to have superior locational characteristics as compared to the subject property, and a downward adjustment is warranted. Comparable L-3 is located at the NWC of Lake-Cook Road and Saunders Road. Although this sale does not have visibility along an interstate, it is considered to have good access characteristics, as I-94 is located approximately one-mile west along Lake-Cook Road. Overall, comparable L-3 is considered to have similar locational characteristics as compared to the subject property and no adjustment is warranted. Comparable L-4 is located within the Spring Lake Business Park, which has cumbersome locational characteristics, similar to the subject property, as the nearest interchanges with I-290 are located approximately two miles north and south of the subject property. In addition, the overall quality of development within the business park is considered inferior to the subject property. Overall, comparable L-4 is considered to have inferior locational characteristics as compared to the subject property, and an upward adjustment is warranted.

SIZE

      All other things being equal, smaller parcels of land typically sell for a slight premium versus their larger counterparts. All the comparable land sales are considered to be superior in size in comparison to the subject property, and a downward adjustment is warranted.

UTILITY (PHYSICAL CHARACTERISTICS)

      The analysis of utility considers such factors as shape, depth, frontage, plottage, topography, and the availability of utility services. However, because the main valuation indicator utilized in this analysis is the price per FAR indication, it is our opinion that the

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

necessity for utility adjustments is significantly reduced. Therefore, no utility adjustments have been applied to the comparables.

      The following chart represents an adjustment grid of our comparable sales in relation to the subject site.

================================================================================================================
                                          LAND SALES ADJUSTMENT GRID
                                      SALES COMPARED TO SUBJECT PROPERTY
----------------------------------------------------------------------------------------------------------------
                                                                                        NET         INDICATED
 SALE       SALE        MARKET       ADJUSTED                                          ADJUST-      VALUE OF
  NO.     PRICE/FA    CONDITIONS    PRICE/FAR     LOCATION     UTILITY      SIZE        MENT       SUBJECT/FAR
             R
================================================================================================================
  L-1       $29.83     Superior       $25.36      Superior     Similar    Superior     Superior      $17.75
----------------------------------------------------------------------------------------------------------------
                         -15%                       -10%         0%         -20%         -30%
================================================================================================================
  L-2       $23.36     Inferior       $24.53      Superior     Similar    Superior     Superior      $15.94
----------------------------------------------------------------------------------------------------------------
                          +5%                       -15%         0%         -20%         -35%
================================================================================================================
  L-3       $18.25     Inferior       $19.16       Similar     Similar    Superior     Superior      $17.26
----------------------------------------------------------------------------------------------------------------
                          +5%                        0%          0%         -10%         -10%
================================================================================================================
  L-4       $14.30     Inferior       $15.73      Inferior     Similar    Superior     Similar       $15.73
-----------------------------------------------------------------------------------------------------------------
                         +10%                       +20%         0%         -20%          0%
================================================================================================================
  L-5       $23.30     Inferior       $25.63      Superior     Similar    Superior     Superior      $17.94
----------------------------------------------------------------------------------------------------------------
                         +10%                       -10%         0%         -20%         -30%
================================================================================================================

CONCLUSION - LAND VALUE

      The comparable land sales indicate an adjusted range of unit sales prices from $15.73 to $17.94 per square foot of developable building area (FAR), with an average adjusted sales price of $16.92 per FAR. Recall that on an unadjusted basis, the average price per FAR was substantially higher at $21.82. After considering all of the above factors in relation to the subject site, we believe the value of the subject site would approximate $17.00 per square foot of developable FAR. The total site value is summarized below:

     ========================================================================================================
                                                 LAND VALUATION
     --------------------------------------------------------------------------------------------------------
         DEVELOPMENT
          POTENTIAL                  X        UNIT SALES PRICE/FAR         =           ESTIMATED VALUE
     ---------------------------------------------------------------------------------------------------------
             703,266 RSF             x               $17.00                =           $11,950,000 (Rd)

     ========================================================================================================

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

      Based on the preceding information, we believe the market value of the subject site is $11,950,000, as rounded.

                                                                  LAND VALUATION
--------------------------------------------------------------------------------

PRIMARY AND SURPLUS LAND VALUE ALLOCATION

      We have applied the estimated $17.00 per FAR to the primary and surplus site components in order to obtain allocated land values as follows:

===============================================================================================================
                                           ALLOCATED LAND VALUATION
===============================================================================================================
 ALLOCATED LAND            DEVELOPMENT               SALES                ESTIMATED
     AREA                   POTENTIAL       X      PRICE/FAR       =        VALUE               AS ROUNDED
===============================================================================================================
     Primary Site          526,266 GBA      x        $17.00        =       $ 8,946,522          $ 8,950,000
     Surplus Site          177,000 GBA      x        $17.00        =       $ 3,009,000          $ 3,000,000
---------------------------------------------------------------------------------------------------------------
      Total Site           703,266 GBA      x        $17.00        =       $11,955,522          $11,950,000
===============================================================================================================

      Based upon the foregoing, the market value of the primary site, as vacant, is estimated at $8,950,000, as rounded. The surplus land area (for future expansion) has an estimated market value of $3,000,000, as rounded.

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

METHODOLOGY

      In the Sales Comparison Approach, we estimated the value of the subject by comparing it with similar, recently sold properties in the surrounding or competing area. Inherent in this approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

      By analyzing sales that qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. The sold properties must be comparable to the subject in physical, locational, and economic characteristics. The basic steps of this approach are:

    1. research recent, relevant property sales and current offerings throughout the competitive area;

    2. select and analyze properties that are similar to the subject, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional, or locational factors;

    3. identify sales that include favorable financing and calculate the cash equivalent price;

    4. reduce the sale prices to a common unit of comparison such as price per square foot of net rentable building area, gross income multiplier;

    5. make appropriate adjustments to the prices of the comparable properties;

    6. interpret the adjusted sales data and draw a logical value conclusion.

    The most widely-used and market-oriented unit of comparison for properties such as the subject is the sales price per square foot of net rentable building area. All comparable sales were analyzed on this basis. On the following page is a summary of the improved, sold properties that we compared with the subject. A map identifying the locations of each of the comparable properties in relation to the subject is presented on a subsequent page.

====================================================================================================================================

                                            SUMMARY OF COMPARABLE SUBURBAN OFFICE SALES
====================================================================================================================================



                                                           DATE OF         SALES PRICE        NET RENTABLE       SALES PRICE/SF
    COMP.                                                   SALE                              BUILDING AREA          OF NRA
                                                                                              -------------
     NO.                       LOCATION                                                            AGE
===================================================================================================================================
     I-1        Motorola                                     9/97         $ 7,825,000          123,000 SF          $63.62/SF
                                                                                               ----------
                5201 Tollview Drive                                                               1975
                Rolling Meadows, Illinois
------------------------------------------------------------------------------------------------------------------------------------

     I-2        One Century Center                           9/97         $19,875,000          213,348 SF          $93.16/SF
                                                                                               ----------
                1750 East Golf Road                                                               1985
                Schaumburg, Illinois
------------------------------------------------------------------------------------------------------------------------------------

     I-3        707 Lake Cook Road                           2/97         $ 5,150,000           78,306 SF          $65.77/SF
                                                                                                ---------
                Deerfield, Illinois                                                               1979
------------------------------------------------------------------------------------------------------------------------------------

     I-4        Combined Centre                              1/97         $ 23,823,000         282,060 SF          $84.46/SF
                                                                                               ----------
                500, 505, 707 Skokie Boulevard                                                  1979-1985
                Northbrook, Illinois
------------------------------------------------------------------------------------------------------------------------------------

     I-5        100 Northwest Point Road                     12/95        $ 17,500,000         234,000 SF          $74.79/SF
                                                                                               ----------
                Elk Grove, Illinois                                                               1984
------------------------------------------------------------------------------------------------------------------------------------

   Subject      Zenith                                         ---                 ---         401,000 SF/(1)/        ---
                                                                                               ----------
                Headquarters Office Building                                                      1974
                1000 Milwaukee Avenue
                Glenview, Cook County, Illinois
------------------------------------------------------------------------------------------------------------------------------------


========================================================================

                             OAR %              $NOI/SF
    COMP.
     NO.
========================================================================
     I-1                    N/A                 N/A

------------------------------------------------------------------------
     I-2                    5.72%             $  5.33/SF

------------------------------------------------------------------------
     I-3                   10.49%             $  6.90/SF

------------------------------------------------------------------------
     I-4                   10.07%             $  8.51/SF

------------------------------------------------------------------------
     I-5                    N/A                 N/A

------------------------------------------------------------------------
   Subject                  ---               $ 13.75/SF(1)

------------------------------------------------------------------------
(1) Subject's projected net operating income for Fiscal Year 2002
========================================================================

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

SALES COMPARISON APPROACH ANALYSIS

    Presented on the preceding page is a summary of recent suburban office building transactions, from which price trends may be identified for the extraction of value parameters. Comparability, in both physical and economic characteristics, are the most important criteria in analyzing the sales in relation to the subject property. However, it is also extremely important to recognize the fact that office buildings of the subject's caliber are distinct entities by virtue of age and design, visibility and accessibility, tenancy, amenities, identity, and location. Thus, the Sales Comparison Approach, when applied to a property such as the subject, can at best only outline the parameters in which the typical investor operates.

    The typical purchaser of the subject property includes both foreign and domestic insurance companies, office building developers, and, pension funds. The large capital requirements necessary to participate in this market and the expertise demanded to successfully operate an investment of this type both limit the number of active participants and, at the same time, expand the geographic bounds of the marketplace to include the entire country, as well as foreign investors.

    Our investigations revealed five closed suburban office building sales. Presented on the facing page is a summary of the improved, sold properties that we compared with the subject property. The most widely-used and market-oriented units of comparison for properties such as the subject are the sales price per square foot of net rentable building area purchased, and the net income multiplier extracted from an analysis of the sales. It is noted that several of the sales presented are owner-user buildings, and were not generating income at the time of sale, which does not allow for a net income multiplier analysis. However, they are reflective of what investors are paying for large institutional properties such as the subject property. The following is a detailed discussion of each of our comparable sales. A map identifying the locations of each of our comparable office building sales is presented on the following page.

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

This is not a facing page it is a forward page.

COMPARABLE OFFICE BUILDING SALES map

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    IMPROVED PROPERTY SALE I-1
       =====================================================================















       =====================================================================
                                VIEW: MOTOROLA

    IMPROVED PROPERTY SALE I-1, known as Motorola, is located at 5201 Tollview Drive, Cook County, Illinois. Motorola purchased this Class B office building from Hewlett-Packard Co., for a reported purchase price of $7,825,000 in November, 1997. The terms of sale are reportedly all cash to the seller; therefore, a cash equivalent sales price adjustment was not required. The property was constructed in 1975, of good quality materials. The three-story office building contains a total of 123,000 square feet of net rentable building area, and is situated on 8.85 acres of land area. At the time of sale, the office building was 100.0 percent occupied by Hewlett-Packard, and will be subsequently occupied by Motorola. As this was an owner-occupied building at the time of sale, there is no operating income and expense information available. The property was considered to be in average to good condition at the time of sale. The indicated unit sales price per square foot is $63.62. The above information, was provided by and verified by the purchaser, and COMPS, Inc., a research service. The recorded document number is COC-66283-01-98, according to the Cook County Recorder of Deeds.

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    IMPROVED PROPERTY SALE I-2
       =====================================================================















       =====================================================================
                           VIEW: ONE CENTURY CENTER

    IMPROVED PROPERTY SALE I-2, is located at 1750 East Golf Road, in Schaumburg, Cook County, Illinois. The 11-story, Class B office building was constructed in 1985, and contains 213,348 square feet of net rentable building area and is situated on 8.242 acres of land area. The building transacted in September, 1997 for a reported purchase price of $19,875,000, or $93.16 per square foot. The terms of sale were all cash to the seller; therefore, a cash equivalent sales price adjustment was not required. The grantor was Pioneer Life Insurance Co. and the grantee was Great Lakes REIT, L.P. Based on the reported fiscal year 1997 net operating income of $1,136,101, or $5.33 per square foot, a 5.72 percent capitalization rate is indicated. The overall capitalization rate is below market levels, due to several large, below market leases (approximately 23.0 percent of the building) which are scheduled to roll over in 1998. The above information, purchase price and terms of sale were provided by and verified by the purchaser, Great Lakes REIT L.P., and COMPS, Inc., a research service. The recorded document number is COC-61601-11-97, according to the Cook County Recorder of Deeds.

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    IMPROVED PROPERTY SALE I-3
       =====================================================================















       =====================================================================
                           VIEW: 707 LAKE COOK ROAD

    IMPROVED PROPERTY SALE I-3, is located at 707 Lake Cook Road, in Deerfield, Lake County, Illinois. The three-story, multi-tenant, Class B office building was constructed in 1979, and renovated in 1993, and is situated on
    5.235 acres of land area. The building transacted in February, 1997 for a reported purchase price of $5,150,000, or $65.77 per square foot. The terms of sale were all cash to the seller; therefore, a cash equivalent sales price adjustment was not required. The grantor was 707 Lake Cook Road, L.P. and the grantee was United of Omaha Life Insurance Co. Based on the reported fiscal year 1997 net operating income of $540,235, or $6.90 per square foot, a 10.49 percent capitalization rate is indicated. The property was considered to be in average to good condition at the time of sale. Tenants are primarily local and regional, with Deloitte & Touche being the only exception, occupying the entire second floor. The above information, purchase price and terms of sale were provided by and verified by the selling broker, and COMPS, Inc., a research service. The recorded document number is COC-58953-07-97, according to the Cook County Recorder of Deeds.

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    IMPROVED PROPERTY SALE I-4
       =====================================================================
















       =====================================================================
                             VIEW: COMBINED CENTRE

    IMPROVED PROPERTY SALE I-4, is located at 500, 555 and 707 Skokie Boulevard, and is known as Combined Centre. Combined Centre is a three building complex located in the Village of Northbrook, Cook County, Illinois. The three building Class B office complex contains approximately 282,060 square feet of space constructed between 1979 and 1985, and is situated on 14.89 acres of land area. The property transacted in January, 1997, for a reported purchase price of $23,823,000, or $84.46 per square foot. The terms of sale were all cash to the seller; therefore, a cash equivalent sales price adjustment was not required. The grantor was Skokie Dundee Limited Partnership and the grantee was Combined Centre RPF III and GE Investments. At the time of purchase, the property was 95.6 percent occupied. Based on the reported fiscal year 1997 net operating income of $2,398,976, or $8.51 per square foot, a 10.07 percent capitalization rate is indicated. The property was considered to be in average to good condition at the time of sale. The above information, purchase price and terms of sale were provided by and verified by the selling broker, and COMPS, Inc., a research service. The recorded document number is COC-53545-02-97, according to the Cook County Recorder of Deeds.

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    IMPROVED PROPERTY SALE I-5
       =====================================================================
















       =====================================================================
                                VIEW: ADP, INC.

    IMPROVED PROPERTY SALE I-5, known as ADP, Inc., is located at 100 Northwest Point Boulevard, Cook County, Illinois. ADP, Inc., purchased this Class B office building from Digital Equipment Co., for a reported purchase price of $17,500,000 in December, 1995. The terms of sale are reportedly all cash to the seller; therefore, a cash equivalent sales price adjustment was not required. The property was constructed in 1984, of good quality materials. The five-story office building contains a total of 234,000 square feet of net rentable building area, and is situated on 25.962 acres of land area. At the time of sale, the office building was 100 percent occupied by Digital Equipment Co., and has subsequently been occupied by ADP, Inc. As this was an owner occupied building at the time of sale, there is no operating income and expense information available. The property was considered to be in average to good condition at the time of sale. The indicated unit sales price per square foot is $74.79. The above information, was provided by and verified by the listing broker, and COMPS, Inc., a research service. The recorded document number is COC-50382-03-96, according to the Cook County Recorder of Deeds.

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    Since this approach relies on physical units of comparison, it requires an adequate sample of recently sold properties that possess physical, economical and financial comparability to the subject. Implicit in this definition of comparability is the concept of utility, and that the motivation and needs of a particular segment of market demand are comparably met or served.

    What constitutes an adequate market sample is dependent on the type of property and the market context. With respect to suburban office buildings, there generally exists a relatively high degree of economic and financial comparability, as well as reasonable physical comparability, together with a level of sales activity sufficient to give credence to the Sales Comparison Approach. A search of the Metropolitan Chicago suburban office market revealed two single-tenant office building sales and three multi-tenant office building sales, which are utilized within this analysis.

    It is noted that comparability does not imply an identical or exact duplicate, but rather the possession of a similar utility and affected by similar supply and demand forces. As such, differences exist between the subject and the comparables that must be considered in order to estimate an accurate value for the subject property by this approach. These differences include: the passage of time, or date of the transaction; location, which encompasses differences in accessibility; type characteristics, including differences in size and shape; and improvements characteristics, which include differences in age, quality, condition, size and type of structure, amenities, as well as the overall market perception of the property.

    In addition to the consideration and adjustment necessary for location and property characteristics, the most important factor of the subject relative to the comparables is the net operating income per square foot. The net operating income per square foot of building area is a significant variable and indicator. Rent reflects such factors as age, quality, condition, location, etc., and net operating income per square foot of building area measures the relative productivity of the facility.

    A more specific discussion regarding the comparables, as they relate to the subject property within the valuation analysis by the per square foot technique, is provided within the following pages.

    As noted by the summary of comparable sales, the sales reflect a broad range of price per square foot indices from $63.62 to $93.16 per square foot, with an average unit sales price of approximately $76.36 per square foot. As displayed, the sales price per square foot

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

indications vary due to variations in site location and exposure; improvement design, quality, condition and age; image of the property; as well as type, nature of tenancies, including the length of the lease terms; and, most importantly, the level and quality of rent (income) which is determined collectively through the market perception of the above noted factors.

    While price levels on a per square foot basis implicitly contain both the physical and economic factors affecting the real estate, these statistics do not explicitly convey many of the details surrounding a specific property. Thus, this single index to the valuation of the subject property has somewhat limited direct application in this case. Comparability of both physical and economic characteristics is the most important criteria in analyzing these sales in relation to the subject property. However, it is also extremely important to recognize that office buildings of the subject's caliber, are influenced by location, accessibility, amenities, but more importantly, tenancies, lease terms and conditions, and competency of management.

NET INCOME MULTIPLIER METHOD

    In this case, we have identified a relationship between the net operating income and the sales price of the property. The sales price per square foot generally increases as the productivity ($NOI per square foot of NRA) of a particular property increases. This is shown more clearly in the following table where sales are arrayed according to net income per square foot. However, as can be seen, some of the comparables display comparatively higher NOI's per square foot, but lower prices paid on a square foot basis. This circumstance is typically produced by the presence of above market leases, which will expire in the initial years of an investor's projected holding period. Other variations in the general relationship can occur when properties are in a non-stabilized, or otherwise distressed condition when purchased.

     ==================================================================
                           NOI AS A FUNCTION OF $/SF
     ==================================================================
          SALE NUMBER               NOI/SF          SALES PRICE/SF
     ==================================================================
              I-2                  $5.33/SF            $93.16/SF
              I-3                  $6.90/SF            $65.77/SF
              I-4                  $8.51/SF            $84.46/SF
     ==================================================================
            Subject               $13.75/SF(1)            - - -
     ==================================================================
       /(1)/ Subject's net operating income estimated Fiscal Year 2002.
     ==================================================================

      In the case of the subject property, which is currently 100 percent occupied by Zenith, we have analyzed the property assuming a transformation from single-tenancy to multi-tenancy, with a lease-up period of two years. As such, the first-year existing net operating

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

income is below what investors would consider as being indicative of the property's long-term stabilized results. In our analysis, we projected stabilized net operating income levels for the subject property, defined as representing the year of stabilized occupancy following lease-up of the subject property, subsequent to multi-tenant conversion and renovation. This results in a future stabilized value indication for the subject property (Fiscal-Year
2002). For the purposes of this analysis, we have utilized the stabilized net operating income for the Fiscal-Year 2002, as presented above, which is developed and discussed in the Income Approach section of this report.

    The equation for the net income multiplier (NIM), which is the inverse of the capitalization rate (OAR), is calculated as follows:

          NIM   =                   Sales Price
                                    -----------
                               Net Operating Income

    The range of net income multipliers and going-in capitalization rates exhibited by the sales, are summarized in the following table.

            ==========================================================
                                   GOING-IN             NET INCOME
               SALE                  OAR                MULTIPLIER
            ==========================================================
                I-2                 5.72%                  17.48x
                I-3                10.49%                   9.53x
                I-4                10.07%                   9.93x
            ==========================================================


    The valuation of the subject property utilizing the net income multipliers
(NIM) from the comparable properties accounts for the disparity of the net operating income per square foot between the comparables and the subject. Within this technique, each of the adjusted NIM's are multiplied by the $NOI per square foot of the subject, which produces an adjusted value indication for the subject. The net operating income per square foot for the subject property is calculated based on the first year rental rate, upon stabilization, of the holding period, as detailed in the Income Approach section of this report. The adjusted sales price per square foot technique regarding the subject property, is presented below.

     ===================================================================
                                    ZENITH
                         HEADQUARTERS OFFICE BUILDING
     ===================================================================
         COMP.             NET INCOME    SUBJECT'S         INDICATED
          NO.              MULTIPLIER    NOI $/SF          PRICE $/SF
     -------------------------------------------------------------------

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

          I-2                17.48x      $13.75/SF         $240.35/SF
          I-3                 9.53x      $13.75/SF         $131.04/SF
          I-4                 9.93x      $13.75/SF         $136.54/SF
    --------------------------------------------------------------------
     OVERALL AVERAGE         12.31X        ---             $169.31/SF
    ====================================================================

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

    The adjusted market range for the subject property is from $131.04 to $240.35 per square foot, with the average adjusted price per square foot at $169.31. Of most significance, are Sales I-3 and I-4, multi-tenant office buildings within the Chicago Metropolitan Area, with an adjusted sales price per square foot indication of $131.04 and $136.54, respectively. These properties represent sales which are considered most similar in regard to physical and economic characteristics in comparison to the subject property. The upper-end of the adjusted value range is set by I-2 at $240.35 per square foot, as a result of its high net income multiplier, which is a reflection of the below market leases that are scheduled to roll over in 1998. In the analysis of the subject property, we utilized the net operating income per square foot estimated for the subject property, estimated at $13.75 per square foot (per the Income Approach).

    We believe a unit sales price per square foot for the subject property would range from $140.00 to $145.00 per square foot of net rentable building area. The preceding range indicated for the subject property, is within the adjusted unit sales price per square foot indication of the preceding analysis, utilizing the net income multiplier method. Therefore, based on the above, the following range of value is indicated for the subject property, based on our analysis presented herein.

          =============================================================
                                    ZENITH
                         HEADQUARTERS OFFICE BUILDING
          -------------------------------------------------------------
              SUBJECT'S     X     UNIT PRICE    =       ESTIMATED
                 NRA                PER SF            VALUE (ROUNDED)
          -------------------------------------------------------------
               401,000      x     $140.00/SF    =       $56,140,000
               401,000      x     $145.00/SF    =       $58,145,000
          =============================================================


    Based on the above, we believe the future value of the subject property (Fiscal-Year 2002), on a stabilized basis, lies towards the mid-aspect of the above indicated range, or at $57,000,000, as rounded. Our estimated future value of the subject property equates to a unit price per square foot indication of $142.14. In our opinion, due to the subject's location, age and market position, we believe our future value estimate of the subject property at $57,000,000, by the Sales Comparison Approach, is reasonable and supportable.

    The preceding analysis by the Sales Comparison Approach represents the future market value of the subject on a stabilized basis. In order to determine the value of the subject on an

                                                       SALES COMPARISON APPROACH
--------------------------------------------------------------------------------

as is basis, the costs associated with achieving a stabilized level of operation must be deducted from the previously concluded upon stabilization value. These stabilization costs include tenant improvement allowances, leasing commissions and income loss during the stabilization period, and are inherent in the cash flows prior to stabilization. By discounting the cash flow in years one through four (including the reversion) by an appropriate discount rate of 16.0 percent (inclusive of increased risks associated during the initial years of the holding period), the present value of the subject property can be estimated. Please refer to the Income Approach section of this report for information regarding the cash flows in years one through four. The net present value calculation for the subject property is as follows:

         ========================================================================================================
                PERIOD                CASH FLOW                PV FACTORS              INDICATED CASH FLOW
         --------------------------------------------------------------------------------------------------------
                Year 1               ($9,422,797)               0.862069                  ($8,123,101)
         --------------------------------------------------------------------------------------------------------
                Year 2               ($9,795,350)               0.743163                  ($7,279,542)
         --------------------------------------------------------------------------------------------------------
                Year 3                $4,291,897                0.640658                   $2,749,638
         --------------------------------------------------------------------------------------------------------
                Year 4               $62,457,313                0.552291                   $34,494,612
         --------------------------------------------------------------------------------------------------------
                TOTAL                                                                      $21,841,607
                                                                                      $21,850,000 (ROUNDED)
         ========================================================================================================

    In the case of the subject property, which is currently 100 percent occupied by Zenith, we have analyzed the property assuming a transformation from single-tenancy to multi-tenancy, with a lease-up period of two years. As such, the first-year existing net operating income is below what investors would consider as being indicative of the property's long-term stabilized results. In our analysis, we projected stabilized net operating income levels for the subject property, defined as representing the year of stabilized occupancy following lease-up of the subject property, subsequent to multi-tenant conversion and renovation. This results in a future stabilized value indication for the subject property (Fiscal-Year 2002). In order to determine the value of the subject on an as is basis, the costs associated with achieving a stabilized level of operation must be deducted from the previously concluded upon stabilization value. These stabilization costs include tenant improvement allowances, leasing commissions and income loss during the stabilization period, and are inherent in the cash flows prior to stabilization. By discounting the cash flows by an appropriate discount rate, the present value of the subject property can be estimated. Considering the foregoing, the as is market value of the subject property, via the Sales Comparison Approach, is $21,841,607, or $21,850,000, as rounded.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

INTRODUCTION

    The Income Approach is based upon the economic principle that the value of a property capable of producing income is the present worth of anticipated future net benefits. The net income projected is translated into a present value indication using the capitalization process. There are various methods of capitalization that are based on inherent assumptions concerning the quality, durability and pattern of the income projection.

    Where the pattern of income is irregular due to existing leases that will terminate at staggered, future dates, or to an absorption or stabilization requirement on a newer development, the discounted cash flow analysis is the most accurate.

    Discounted cash flow analysis (DCF) is a method of estimating the present worth of future cash flow expectancies by individually discounting each anticipated collection at an appropriate discount rate. The indicated market value by this approach is the accumulation of the present worth of future projected years' net income (before income taxes and depreciation) and the present worth of the reversion of the estimated property value at the end of the projection period. The estimated value of the reversion at the end of the projection period is based on the capitalization of the next year's projected net income.

    A second method of valuation, using the Income Approach, is to directly capitalize a stabilized net income based on rates extracted from the market or built up through mortgage equity analysis. This is a valid method of estimating the market value of the property as of the achievement of stabilized operations. However, our analysis of the subject property is based upon a transformation from single-tenancy to multi-tenancy, as such, is operating below stabilized levels during the initial years of the analysis. As such, we have not utilized the direct capitalization method in our analysis.

DISCOUNTED CASH FLOW ANALYSIS

    The application of the discounted cash flow analysis (DCF) produces an estimate of value through an economic analysis of the subject property in which the net income generated by the asset is converted to a capital sum at an appropriate rate. First, the revenues which a fully informed investor can expect the subject to produce over a specified time horizon are established through an analysis of the rental market for similar properties. Second, the projected expenses incurred in generating these gross revenues are deducted. Finally, the residual net income is discounted into a capital sum at an appropriate rate which is then indicative of the subject property's current value in the marketplace.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

    In this Income Approach to the valuation of the market value of the fee simple interest in the subject property, we utilized a 10-year holding period for the investment, beginning October 1, 1998. Although an asset such as the subject has a much longer useful life, an investment analysis becomes more meaningful if limited to a time period considerably less than the real estate's economic life, but of sufficient length for an investor. A 10-year holding period for this investment is long enough to model the asset's performance, but short enough to reasonably estimate the expected income and expenses of the real estate.

    The revenues and expenses which an informed investor may expect to incur from the subject property will vary, over the holding period. Major investors active in the market for this type of real estate establish certain parameters in the computation of these cash flows and criteria for decision making which this valuation analysis must include if it is to be truly market-oriented. These current computational parameters are dependent upon market conditions in the area of the subject property, as well as the market parameters for this type of real estate which we view as being national in scale.

    By forecasting the anticipated income stream and discounting future value at reversion to current value, the capitalization process may be applied to derive a value that an investor would pay to receive that particular income stream. Typical investors price real estate on their expectations of the magnitude of these benefits and their judgment of the risks involved. Our valuation endeavors to reflect the most likely actions of typical buyers and sellers of property interest similar to the subject.

    An analytical real estate computer model that simulates the behavioral aspects of the property and examines the results mathematically is employed for the discounted cash flow analysis. In this instance, we utilized the PRO-JECT Plus+ computer model. Since investors are the basis of the marketplace in which the subject property will be bought and sold, this type of analysis is particularly germane to the appraisal problem at hand.

    A general outline summary of the major steps involved may be listed as follows:

    1) Analysis of the income stream: establishment of an economic (market) rent for the space at lease turnover; probable renewals at market rentals, and expected vacancy experience;

    2) We believe six months is a reasonable amount of time for the removal of hazardous materials and renovation/reconfiguration of the property for prospective leasing to tenants (i.e., reconfiguration of the subject property for multi-tenant use).

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

    3) Derive an absorption analysis of vacant space upon removal of and renovation of the subject property for prospective tenanting.

    4) Analysis of projected escalation recovery income based upon an analysis of the property's prospective rent structure;

    5) A derivation of the most probable net operating income and pre-tax cash flow (net operating income) less reserves, tenant improvements, leasing commissions and any extraordinary expenses to be generated by the property by subtracting all property expenses from the effective gross income;

    6) Estimation of a reversionary sales price based upon a capitalization of the net operating income (before reserves, tenant improvements and leasing commissions and other possible capital items).

    Following is a detailed discussion of the components which form the basis of this analysis.

POTENTIAL GROSS REVENUES

    The total potential gross revenues generated by the subject property are composed of a number of distinct elements; minimum rent determined by a prospective lease agreement, and reimbursement of certain expenses incurred in the ownership and operation of the real estate.

    The minimum rent produced by the subject property is derived from that paid by prospective tenants at the subject property, together with our assumptions regarding market rent growth rates and expenses, as well as renewal probabilities.

    The rental income which an asset such as the subject property will generate for an investor is analyzed as to its quality, quantity and durability. The quality and probable duration of income will affect the amount of risk which an informed investor may expect over the property's holding period. The segregation of the income stream along these lines allows us to control the variables related to the subject's forecasted performance with greater accuracy.

    As indicated in the Property Description section of this report, the subject property is a single-tenant corporate headquarters office building, comprised of approximately 401,000 square feet of net rentable building area. However, our analysis assumes the subject property will be renovated/reconfigured for multi-tenant use. As such, we have focused our analysis to similar, Class B, multi-tenant, suburban office buildings.

================================================================================================================================
       RENTAL SURVEY OF COMPARABLE OFFICE BUILDINGS/PRIMARY COMPETITION
================================================================================================================================
--------------------------------------------------------------------------------------------------------------------------------
                                              QUOTED NET RENTAL RATE/SF   YEAR BUILT     STORY      TOTAL SQUARE FEET AVAILABLE
                                              -------------------------                  ------     ---------------------------
 RENTAL NO.                                             TERM                             HEIGHT           OCCUPANCY RATE
                      NAME/LOCATION                                                        NRA

--------------------------------------------------------------------------------------------------------------------------------
    R-1        2100 Sanders Road                      $16.00/SF              1986       3-Stories            18,702 SF
                                                      ---------                         ---------            ---------
              Northbrook, Illinois                    5-10 Years                        102,165 SF              81.7%


--------------------------------------------------------------------------------------------------------------------------------
    R-2       Caremark Towers I                       $14.50/SF              1981       5-Stories            15,265 SF
                                                      ---------                         ---------            ---------
              2215 Sanders Road                       5-10 Years                        166,331 SF              91.8%
              Northbrook, Illinois


--------------------------------------------------------------------------------------------------------------------------------
    R-3       500 Combined Centre                     $13.00/SF              1979       6-Stories            19,134 SF
                                                      ---------                         ---------            ---------
              500 Skokie Boulevard                   5-10 Years           1990 Renv.    99,138 SF              80.7%
              Northbrook, Illinois


-------------------------------------------------------------------------------------------------------------------------------
    R-4       707 Combined Centre                     $14.00/SF              1980       7-Stories            11,981 SF
                                                      ---------                         ---------            ---------
              707 Skokie Boulevard                   5-10 Years           1986 Renv.   119,793 SF              90.0%
              Northbrook, Illinois


-------------------------------------------------------------------------------------------------------------------------------
    R-5       707 Lake Cook Road                      $11.60/SF              1979       3-Stories             2,497 SF
                                                      ---------                         ---------             --------
              Deerfield, Illinois                      5-Years            1993 Renv.     78,306                96.8%

-------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
                                                 OPERATING             COMMENTS
 RENTAL NO.                                      EXPENSES
                                                ----------
                      NAME/LOCATION             ANNUAL RENT
                                                ESCALATIONS
----------------------------------------------------------------------------------------------------------
    R-1       2100 Sanders Road                  $9.50/SF          2100 Sanders Road
                                                 --------
              Northbrook, Illinois                3.0%/YR          represents a three-story
                                                                   Class B suburban office building
                                                                   containing a total net rentable
                                                                   area of 102,165 square feet.
                                                                   Amenities include upgraded finishes,
                                                                   24-hour access, and is bordered
                                                                   on two sides by the Cook County
                                                                   Forest Preserve. The property has
                                                                   a parking ratio of 3.21 per 1,000
                                                                   square feet.
----------------------------------------------------------------------------------------------------------
    R-2       Caremark Towers I                  $8.24/SF          Caremark Tower One is located across
                                                 --------
              2215 Sanders Road                   3.0%/YR          Sanders Road from the 2100 Sanders
              Northbrook, Illinois                                 Road office building, and is part
                                                                   of the Caremark Towers.  Caremark
                                                                   Tower II contains 190,000 square
                                                                   feet, and is fully leased to Caremark.
                                                                   Caremark Tower I has a covered parking
                                                                   ratio of 3.60 per 1,000 square feet.
----------------------------------------------------------------------------------------------------------
    R-3       500 Combined Centre                $9.42/SF          500 Combined Centre represents a
                                                 --------
              500 Skokie Boulevard                3.0%/YR          six-story Class B suburban office
              Northbrook, Illinois                                 building containing a total net
                                                                   rentable area of 99,138 square feet.
                                                                   Amenities include a banking facility,
                                                                   conference room, mail room, and nearby
                                                                   hotel. The property has a parking ratio
                                                                   of 4.09 per 1,000 square feet.
----------------------------------------------------------------------------------------------------------
    R-4       707 Combined Centre                $9.42/SF          707 Combined Centre represents a
                                                 --------
              707 Skokie Boulevard                3.0%/YR
              Northbrook, Illinois                                 seven-story Class B suburban office
                                                                   building containing a total net
                                                                   rentable area of 119,793 square feet.
                                                                   Amenities include an entrance atrium,
                                                                   exercise facilities and on-site
                                                                   management. The property has a parking
                                                                   ratio of 4.20 per 1,000 square feet.
----------------------------------------------------------------------------------------------------------
    R-5       707 Lake Cook Road                 $8.15/SF          707 Lake-Cook Road represents a
                                                 --------
              Deerfield, Illinois                 3.5%/YR          three-story Class B suburban office
                                                                   building containing a total net
                                                                   rentable area of square feet.
                                                                   Amenities include lower level storage,
                                                                   and vending room, The property has
                                                                   a parking
==========================================================================================================

================================================================================
                                                         ratio of 4.61 per 1,000
                                                         square feet.
================================================================================
  Comparable rental map

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

      In order to estimate the economic, or market rent, level for the subject property, we have surveyed competing Class B office buildings within the subject's office submarket, as well, we have obtained actual lease transactions of large space users located within the Chicago Metropolitan Area. In estimating the economic rent for the subject property, its location, quality, design and functionality, age, amenities, and other pertinent factors were considered. A summary of competing office buildings located within the subject's office submarket is presented on the facing page.

      The comparable rents have been reduced to a common unit of comparison; the net rent per square foot of net rentable building area, whereby all operating expenses are the responsibility of the tenant, which is consistent with competing office properties within the subject's office submarket. The enclosed competitive office buildings reflect a range of annual net rental rates from approximately $11.60 to $16.00 per square foot, with an overall average net rental rate of approximately $13.82 per square foot. Operating expenses of competing office buildings range from $8.15 to $9.50 per square foot of net rentable building area.

      Although the preceding five comparable office buildings were considered in estimating the market rent for the subject's office space, we have also analyzed actual leases negotiated in the marketplace. Presented on the following facing page is a summary of actual larger lease transactions of similar, suburban Class B office buildings.

================================================================================================================================
                               SUMMARY OF COMPARABLE CLASS B MULTI-TENANT OFFICE BUILDING LEASES
--------------------------------------------------------------------------------------------------------------------------------
                                                           TENANT              LEASED NRA     STORY         CONTRACT RENTAL RATE
                                                           -----               ----------                   --------------------
 RENTAL NO.                                              LEASE DATE            TOTAL NRA      HEIGHT         TENANT IMPROVEMENTS
                                                         ----------                           ------
                      NAME/LOCATION                         TERM                            YEAR BUILT
                                                                                            ----------
                                                                                             LAND AREA
--------------------------------------------------------------------------------------------------------------------------------
    R-1       Favorite Brands International    Favorite Brands International      75,000      3Stories              $16.25
                                               -----------------------------      ------      --------              ------
              Bannockburn Lake Office Plaza V           August, 1998             105,000        1998                $35.00
                                                        ------------                            ----
              Bannockburn, Illinois                       10-Years                               N/A           (1st/d/ Generation)



--------------------------------------------------------------------------------------------------------------------------------
    R-2       Ameritech                                    Ameritech             62,000      2-Stories           $14.14/NNN
                                                           ---------             ------      ---------           ----------
              800 Jorie Boulevard                        January, 1998          126,508       1962/93             $10.00/SF
                                                         -------------                        -------
              Oak Brook, Illinois                          10-Years                         7.26 Acres        (2/nd/ Generation)




--------------------------------------------------------------------------------------------------------------------------------
    R-3       Med Partners                                 Med Partners          15,361      2-Stories             $16.50/NNN
                                                           ------------          ------      ---------             ----------
              800 Jorie Boulevard                         December, 1997        126,508       1962/93               $25.00/SF
                                                          --------------                      -------
              Oak Brook, Illinois                             5-Years                       7.26 Acres          (1/st/ Generation)




--------------------------------------------------------------------------------------------------------------------------------
    R-4       Next Link                                        Next-Link        35,000 SF     2-Stories           $14.65/NNN
                                                               ---------        ---------     ---------           ----------
              810 Jorie Boulevard                            October, 1997      69,365 SF      1962/92         (2/nd/ Generation)
                                                             -------------                     -------
              Oak Brook, Illinois                               5-years                      4.23 Acres




--------------------------------------------------------------------------------------------------------------------------------
    R-5       Motorola                                          Motorola          123,000      3-Stories           $11.00/NNN
                                                                --------          -------      ---------           ----------
              5201 Tollview Drive                            September, 1997      123,000        1975               $7.00/SF
                                                             ---------------                     ----
              Rolling Meadows, Illinois                          5-Years                      8.85 Acres        (2/nd/ Generation)



--------------------------------------------------------------------------------------------------------------------------------
    R-6       Two National Plaza                       Illinois Institute of Art  26,772 SF     8-Stories         $13.50/SF NNN
                                                       -------------------------  ---------     ---------         -------------
              1000 Plaza Drive                              September 1997        125,153 SF      1975              $30.00/SF
                                                            --------------                        ----
              Schaumburg, Illinois                             12-years;                       6.43 Acres       (1/st/ Generation)


--------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------
               OPERATING                   COMMENTS
 RENTAL NO.    EXPENSES
               --------
              ANNUAL RENT

              ESCALATIONS
-------------------------------------------------------------------------
    R-1          $5.75      This is a ten-year lease by Favorite Brand's
                 -----
                3.0%/YR     International, in the recently completed
                            Bannockburn Lake Office Plaza V. A $35.00 per
                            square foot tenant improvement allowance was
                            provided to this first generation space. The
                            space was in shell form prior to the tenant
                            improvement allowance.
-------------------------------------------------------------------------
    R-2        $5.36/SF     This is a ten-year renewal lease of
               --------
                3.0%/YR     Ameritech's space within 800 Jorie Boulevard.
                            A $10.00 per square foot tenant improvement
                            allowance was provided to this second
                            generation space.
-------------------------------------------------------------------------
    R-3        $5.20/SF     This is a five-year expansion lease of the
               --------
              $0.50/SF/YR   remaining vacant space within the building.
                            This is first generation space, and is
                            reflected in the tenant improvement rate.
-------------------------------------------------------------------------
    R-4        $5.36/SF     This is a five-year renewal lease of
               --------
                3.0%/YR     Next-Link space. The space is second
                            generation, A parking ratio of 4.0 per 1,000
                            square feet is provided.
-------------------------------------------------------------------------
    R-5        $10.50/SF    This is a five-year lease of a building
               ---------
              $0.30/SF/YR   purchased by Motorola. Motorola leased the
                            building to itself for accounting purposes.
                            It was reported that the lease is slightly
                            below market levels, due to the fact that
                            Motorola is the owner of the building.
-------------------------------------------------------------------------
    R-6        $7.50/SF     This is a new lease within Two National
               --------
                2.5%/YR     Plaza. The space required new build-out, and
                            was reported to be approximately $30.00 per
                            square foot. A parking ratio of 4.0 per 1,000
                            square feet is offered.
=========================================================================

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

     The enclosed comparable recently signed leases of large tenants situated in Class B office buildings portrayed in our analysis reflect a rental rate range of $11.00 to $16.50 per square foot, on a net basis, with an average net rental rate of approximately $14.05 per square foot. Annual rent escalations range from
2.5 to 3.5 percent per year, while lease terms range from five to twelve years in length. Operating expenses range from $5.20 to $10.50 per square foot, which is consistent with our previously presented summary of competing office buildings.

     In estimating market rent for the subject property on a multi-tenant basis, we relied on the lease transactions as provided, as well as the opinions and comments by brokers active in the Northbrook/Tri-State office submarket associated with national real estate firms such as: Cushman & Wakefield, CB Commercial, Grubb & Ellis, Draper & Kramer, Hamilton Partners, Quadrangle, and Opus North Corporation. Based on the comparable leases recently signed and competing office buildings presented, we have estimated a market rental rate of $14.00 per square foot for the subject property, net. This rate reflects a seven-year lease term and an annual rental escalation rate of 3.0 percent.

     The trend in recent years regarding the structure of office leases in suburban Chicago is to negotiate them on a net basis, with all operating expenses the responsibility of the tenant. As such, we have estimated the subject's market rent levels for the office space at lease turnover on a net basis, which is also consistent with the structure of a majority of office leases in suburban Chicago. The above market rental rate estimated for the subject property is utilized at speculative turnover, with no discount, aside from alteration costs, which is consistent and verified by brokers active in the marketplace.

LOWER LEVEL SPACE

     The subject property contains 61,482 square feet of lower level space which lacks windows. In estimating a market rent for this lower level space, we have consulted several brokers active within the subject's submarket. It was reported that similar lower level space leases for approximately 50.0 percent of market rent for upper level floors. As such, we have estimated market rent for the subject property lower level space at 50.0 percent of market rent for the upper floors, or $7.00 per square foot, net.

CONCESSIONS

     A developer has a variety of leasing strategies available to reduce the effective rent which the tenant would ultimately pay. Two of the more common methods involve free or

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

reduced rent and above standard tenant improvement allowances (TI's). Typically, rent abatements are no longer being negotiated within the subject's market. Therefore, we have not included rent abatements in our analysis. However, a standard build-out allowance is included in our analysis, and is fully discussed in the Tenant Alteration Costs section detailed hereafter.

RENT GROWTH RATE

     According to the survey by Cushman & Wakefield's Valuation Advisory Services, major investors active in the acquisition of suburban office buildings, rental growth rates currently range from 2.0 to 5.0 percent , with
3.0 and 4.0 percent, respectively, being most prevalent on a stabilized basis, depending upon the specific locational aspects of the property. Therefore, consistent with growth rates utilized by investors active in the acquisition of suburban office buildings, we have utilized a 3.5 percent market growth rate assumption regarding increases in our estimated market rent level for the subject property over the holding period.

RELEASING ASSUMPTION

     Upon lease expiration, we estimated a 65.0 percent probability that an existing tenant will renew their lease, and a 35.0 percent probability that an existing tenant will vacate, upon lease expiration. We believe the preceding turnover ratio is reasonable, given the planned multi-tenancy of the subject property.

VACANCY AND COLLECTION LOSS

     Investors are primarily interested in the revenues that an income-producing property is likely to produce over a specified time period, rather than what it could produce if it were 100 percent occupied, and the tenant was actually paying rent in full and on time. It is normally a prudent practice to expect some income loss as the tenant vacates, fails to pay rent, or pay rent late. In our cash flow projection, we have utilized a credit loss factor of 3.0 percent, which is applied to the total gross rental income, during the holding period.

ABSORPTION ANALYSIS

     As of the date of our analysis, the subject property is 100 percent occupied by the Zenith corporation. However, our analysis assumes that the subject property will be renovated and reconfigured for multi-tenant occupancy. We have accounted for six months of actual downtime prior to the first prospective lease, in order to account for the reconfiguration and renovation of the subject property for multi-tenancy. Based upon leasing activity and absorption within the Northbrook/Tri-State submarket, which has averaged approximately

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

244,180 square feet per year, since 1991, we have estimated a lease-up period of approximately 24 months. Our absorption analysis is presented in the table on the following page.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

        =================================================================
                         ZENITH CORPORATE HEADQUARTERS
                              ABSORPTION ANALYSIS
        =================================================================
         DATE LEASED     FLOOR/SUITE #     SF LEASED       RENTAL RATE
        -----------------------------------------------------------------
         3/99               Floor 1         53,339 SF         $14.00
        -----------------------------------------------------------------
          TOTAL                             53,339 SF
        -----------------------------------------------------------------
         6/99               Floor 2         58,166 SF         $14.49
        -----------------------------------------------------------------
          TOTAL                             58,166 SF
        -----------------------------------------------------------------
         9/99               Floor 3         58,166 SF         $14.49
        -----------------------------------------------------------------
          TOTAL                             58,166 SF
        -----------------------------------------------------------------
         12/99              Floor 4         58,166 SF         $14.49
        -----------------------------------------------------------------
          TOTAL                             58,166 SF
        -----------------------------------------------------------------
         3/2000             Floor 5         58,166 SF         $14.49
        -----------------------------------------------------------------
          TOTAL                             58,166 SF
        -----------------------------------------------------------------
         6/2000             Floor 6         58,166 SF         $15.00
        -----------------------------------------------------------------
          TOTAL                             58,166 SF
        -----------------------------------------------------------------
         9/2000           Lower Level       56,831 SF         $ 7.50
        -----------------------------------------------------------------
          TOTAL                             56,831 SF
        =================================================================
          TOTALS                           401,000 SF
        =================================================================

MISCELLANEOUS AND OTHER REVENUE SOURCES

     Miscellaneous and other income revenue sources that are typically generated by similar Class B office buildings include: interest income, professional services (net of expenses), storage, and miscellaneous sundry items. Since our analysis of the subject property assumes a reconfiguration/renovation to multi-tenant use, we did not include miscellaneous and other revenue sources in our analysis of the subject property, during the holding period.

OPERATING EXPENSES

     The total expenses incurred in the production of income at the subject property, are divided into two categories; reimbursable and non-reimbursable items. The major expenses which are reimbursable include: general operating expenses, real estate taxes, and insurance. The non-reimbursable expense items include management fees, reserves for replacements of short-lived capital components, alteration costs, and leasing commissions.

     It is noted that our analysis of the subject property assumes a reconfiguration/renovation from a single-tenant, corporate headquarters building into a multi-tenant office property and, as such, there are no historical operating expenses on a multi-tenant basis. The various expenses incurred in the operation of the subject property, have been estimated from

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

information provided by a number of sources, which include: competing suburban office buildings located in the subject's office submarket; conversations with local brokers and appraisers; Cushman & Wakefield's Management Services Group, and information obtained from the BOMA Experience Exchange Report, published by Building Owners and Managers Association International, a nationally recognized publication. We have analyzed each item of expense individually and attempted to project what the typical informed investor would consider reasonable.

EXPENSE GROWTH RATES

     Expense growth rates are generally forecasted to be more consistent with inflationary trends than they are with competitive market forces. Cushman & Wakefield and Korpacz surveys show that investors generally perceive that expenses will grow between 3.0 and 5.0 percent over a typical holding period. In the most recent survey for each, the current mean ranged between 3.30 and 3.59 percent for annual growth. In our analysis, unless otherwise noted, expenses are forecasted to grow by 3.50 percent during the holding period.

REIMBURSABLE OPERATING EXPENSES

     We have analyzed each item of expense individually and attempted to project what the typical investor in a property similar to the subject would consider reasonable, based upon informed opinion, judgment and experience. The following is a detailed summary and discussion of the reimbursable operating expenses incurred in the operation of the subject property. It should be noted, that the projected operating expenses for the subject property are estimated for Calendar-Year 1998, and operating expenses for Fiscal-Year 1999 are slightly higher due to our growth rate assumption. Again, reimbursable operating expenses at the subject property include: general operating, insurance, real estate taxes, and management fees which are detailed as follows:

     GENERAL OPERATING EXPENSES - This expense category includes a myriad of items related to the operation of both the interior and exterior portions of the subject's office building. Included here would be the annual cost of snow removal, common area utilities, janitorial services, security, repairs and maintenance, legal and audit fees, elevator maintenance contracts, pest control contracts, HVAC, trash removal, office expenses, elevator and lobby maintenance, parking lot maintenance, and other miscellaneous expenses. The general operating expenses of comparable Class A office buildings range from $4.00 to $5.00 per square foot. General operating expenses projected in our analysis are estimated at $, or approximately
     $4.50 per square foot. Furthermore, we have increased this expense at our expense growth rate assumption of 3.50 percent over the holding period, thereafter. It is noted that we have modeled the operating expense categories which usually

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

     are correlated to the occupancy level of the property (janitorial and utilities), based upon $1.50 per square foot of unoccupied area, and have included this expense item in the Operating Expense Loss line item of our cash-flow, during our lease-up period.

     INSURANCE - Typical insurance costs associated for a project of the subject's caliber range from $0.15 to $0.20 per square foot of net rentable building area. Therefore, we have estimated the insurance expense for the subject property, at $65,075, which is equivalent to $0.15 per square foot of net rentable building area. We believe this amount is reasonable based on insurance costs of similar office buildings. Furthermore, we have increased this expense item at our expense growth rate assumption of 3.50 percent over the holding period, thereafter.

     REAL ESTATE TAXES - As previously presented in our Real Estate Taxes and Assessments section of this report, we have relied upon actual real estate taxes at the subject property for 1997, payable in 1998 of $1,140,568. In our analysis, we have stabilized this expense item at $1,180,000 for 1999. Furthermore, we have increased this expense item at our expense growth rate assumption of 3.50 percent over the holding period, thereafter.

     MANAGEMENT FEE - This expense represents the fee for management responsibilities, whether provided by an outside company, or ownership. This expense item includes rent collection, property supervision, and budget preparation. Management fees for properties similar in size and tenancy in relation to the subject typically range from 3.0 to 6.0 percent of the effective gross income. In our analysis, we have included management fees at 4.0 percent of effective gross income, which is considered reasonable and supportable based on the subject's current size and tenancy.

TOTAL REIMBURSABLE OPERATING EXPENSES

     As previously cited, the preceding operating expenses are reimbursable. Our operating expense amount estimated for the subject property, as of the date of our analysis is approximately $8.25 per square foot. Our estimated operating expense amount is consistent with actual operating expenses of comparable suburban Class B multi-tenant office buildings which are considered competition, and are presented on the following page.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

   =========================================================================
                          CORPORATE OFFICE BUILDINGS
   -------------------------------------------------------------------------
                                             OPERATING EXPENSES PER SF
   -------------------------------------------------------------------------
    2100 Sanders Road                                  $9.50/SF
   -------------------------------------------------------------------------
    Caremark Towers                                    $8.24/SF
   -------------------------------------------------------------------------
    500 Combined Centre                                $9.42/SF
   -------------------------------------------------------------------------
    707 Combined Centre                                $9.48/SF
   -------------------------------------------------------------------------
    707 Lake Cook Road                                 $8.15/SF
   -------------------------------------------------------------------------
               AVERAGE                                 $8.96/SF
   =========================================================================

NON-REIMBURSABLE EXPENSES

     The total annual non-reimbursable expenses of the subject property are projected from accepted practices and industry standards. Again, we have analyzed each item of expenditure in an attempt to project what the typical investor in a property similar to the subject would consider reasonable, based upon actual operations, informed opinion and experience.

     ALTERATIONS - The principal component of this expense is ownership's estimated cost to prepare the vacated building for tenant use. Alteration costs regarding first and second generation office space are detailed in our Office Market Analysis section of this report and reference is made thereto. It is noted that first generation space for the subject property includes full floor-to-ceiling build-out, as our analysis assumes reconfiguration/renovation from single-tenancy to multi-tenancy. The prospective purchaser of the building has received several bids for cost of converting the subject property from a single tenant corporate headquarters facility to a multi-tenant office building. Bids for conversion were received from J.C. Anderson, Inc., and Contracting Resources, Inc., and ranged from $6,914,341 ($17.24 PSF) to $8,364,378 ($20.86 PSF). In addition to the costs of conversion submitted by the two firms, an additional
     $25.00 per square foot of net rentable area was added for interior build-out of the subject space (tenant improvements). Therefore the total estimated costs of conversion for the subject property range from approximately $42.00 to $46.00 per square foot of net rentable area. Based on the preceding, we have estimated the total costs of conversion, including interior build-out at $45.00 per square foot of net rentable building area for initial build-out (inclusive of HVAC retrofit for transformation from single-tenancy to multi-tenancy); $15.00 per square foot for second generation (new tenant upon expiration of lease); $7.50 per square foot for a renewal tenant, and $10.13 per square foot for a speculative tenant, which is equivalent to 35.0 percent of the new tenant amount of $15.00 per square foot, plus 65.0 percent of the renewal tenant amount of $7.50 per square foot.

     Alteration costs for the lower level of the subject property are estimated at $15.00 per square foot of net rentable building area for initial build-out (inclusive of HVAC retrofit), and $5.00 per square foot for renewals and speculative tenants.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

     LEASING COMMISSIONS - For new tenants are estimated at 12.00 percent of the first year's rent, and 4.50 percent of the remaining total rent paid during the lease term; and 4.50 percent for lease renewals. Total commissions are payable at the time of lease turnover. Our estimated leasing commission schedule is consistent with leasing commissions currently being paid in the marketplace, and also assumes a commission and one-half, which is typical in the market.

     REPLACEMENT RESERVES - It is customary and prudent to set aside an amount annually for the replacement of short-lived capital items such as the roof and certain mechanical items. We have estimated this expense at $50,000 in calendar year 1998. Furthermore, we have increased this expense at our expense growth rate assumption of 3.50 percent over the holding period, thereafter.

ADDITIONAL COSTS ASSOCIATED WITH RECONFIGURATION/RENOVATION
FROM SINGLE-TENANCY TO MULTI-TENANCY

     As mentioned previously, our analysis of the subject property assumes a reconfiguration/renovation from single-tenancy to multi-tenancy. In the case of the subject property, there are extra costs associated with the transformation, not including alteration costs associated with the interior build-out of the property, including: added landscaping, additional parking requirements, resurfacing of the existing parking area, and asbestos removal. It is noted that the costs associated with the additional landscaping and parking lot resurfacing and expansion are included under the same line item in our cash-flow.

     LANDSCAPING - The subject property is considered to have adequate landscaping for a single-tenant, corporate headquarters facility, however, as a multi-tenant office building, the subject property requires beautification in order to effectively compete with similar Class B office properties. Our analysis includes a capital improvement cost of $450,000 for additional landscaping.

     PARKING LOT RE-SURFACING - As mentioned in the Property Description section of this report, the existing parking area appears worn, and cracked, with numerous potholes. Our analysis includes a capital improvement cost of $550,000 for re-surfacing of the existing parking lot (370,000 square feet of parking lot area x $1.50 per square foot for re-surfacing costs).

     ADDITIONAL PARKING REQUIREMENTS - As mentioned in the Property Description section of this report, the subject property has a current parking ratio of 2.50 per 1,000 square feet of net rentable area. This is considered below typical standards for suburban office buildings which typically range from 3.0 to 4.0 per 1,000 square feet of rentable area. The subject property has approximately 140,000 square feet of site area, which is located between the pond and existing parking lot, which would provide for approximately 400 additional spaces (400 spaces x 350 square feet per space = 140,000 square feet). The addition of 400 parking spaces would result in a

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

     parking ratio of 3.42 per 1,000 square feet of net rentable area, which is consistent with typical standards for suburban office buildings. Our analysis includes a capital improvement cost of $450,000 for additional parking spaces ($1,125 per space x 400 spaces = $450,000).

     ASBESTOS REMOVAL/REMEDIATION - The subject property has asbestos containing material in the form of: 153,000 square feet of asbestos containing floor tile, 12,500 square feet of asbestos containing material on the exterior wall of the 7th floor mechanical penthouse, and 500 square feet of asbestos pipe covering on the kiln exhaust duct. It is noted that we were not provided with an estimate to remove or remediate the asbestos containing material. In our analysis, we have estimated costs associated with the remediation/removal of the asbestos containing material by contacting the environmental firm of Boelter & Yates, which specializes in the removal/remediation of asbestos containing material. The cost estimates for the removal of the asbestos containing material are ballpark figures only, and could vary substantially upon further inspection by qualified personnel. In regards to the 153,000 square feet of asbestos containing floor tile, it was reported by Boelter & Yates that remediation costs typically average $4.00 per square foot to remove asbestos containing floor tile. We have assumed this cost to be accurate. By applying the remediation cost of $4.00 per square foot, by 153,000 square feet results in a cost estimate of $612,000.

     In regards to the 12,500 square feet of asbestos containing material on the exterior of the 7th floor mechanical penthouse, it was difficult to ascertain a precise cost for remediation, due to the vagueness of the description of the asbestos containing material. However, Boelter & Yates indicated a range between $5.00 and $15.00 per square foot for the remediation of the material. In our analysis, we have utilized a remediation cost of $10.00 per square foot, which results in a remediation cost estimate for the 12,500 square feet of asbestos containing material on the 7th floor mechanical penthouse of $125,000.

     In regards to the 500 square feet of asbestos pipe covering on the kiln exhaust duct, Boelter & Yates estimated a remediation cost estimate of $10.00 per square foot. By applying the remediation cost estimate of $10.00 per square foot to the 500 square feet of asbestos pipe covering, results in a remediation cost estimate of $5,000.

     The combined remediation cost estimate for the remediation of the floor tile, exterior wall tile, and pipe covering is $742,000, or $750,000 as rounded. Again, it is noted that the cost estimates associated with the removal/remediation of the asbestos containing material are ballpark figures only, and should not be relied upon or utilized, without the recommendation of qualified personnel.


CAPITALIZATION

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

     We converted net operating income into a value indication by means of the discounted cash flow method.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

      DISCOUNTED CASH FLOW ANALYSIS

      Our valuation endeavored to reflect the most likely actions of typical buyers and sellers in this market. We forecasted cash flows and discounted them and the future property value at reversion to a present value at various internal rates of return (yield rates) currently anticipated by investors in similar-quality investments. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimated present value. In the discounted cash flow analysis, we employed the PRO-JECT PLUS computer program. This program simulates the operating characteristics of the property and allows us to make a variety of operating assumptions. We tried to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment.

      Analysis by the discounted cash flow method is examined over a holding period that allows the investment to mature, the investor to recognize a return commensurate with the risk taken and a recapture of the original investment. Typical holding periods usually range from 10 to 20 years and are sufficient for the majority of real estate such as the subject to meet the criteria noted above. In the instance of the subject, we have analyzed the cash flows anticipated over an 10-year holding period. Our analysis has been performed on a fiscal year basis, commencing October 1, 1998.

      A sale or reversion is deemed to occur at the end of the 10th year, based upon capitalization of the following year's net operating income. This is based upon the premise that a purchaser in the 10th year is buying the following year's net income. Therefore, our analysis reflects this situation by capitalizing the first year of the next holding period.

      The present value was formulated by discounting the property cash flows at various rates. The yield rate utilized to discount the projected cash flow and eventual property reversion was based on an analysis of anticipated yield rates of investors dealing in similar investments. The rates reflect acceptable expectations of yields to be achieved by investors currently in the marketplace shown in their current investment criteria and as extracted from the sales presented in the Sales Comparison Approach.

      A yield rate differs from an income rate, such as cash-on-cash (equity dividend rate or cash flow after debt service), in that it takes into consideration all equity benefits including the equity reversion at the time of resale, in addition to annual cash flows. The internal rate of return is the single-yield rate that discount all of the future equity benefits (cash flows and equity reversion) to the original equity investment. The yield rates currently accepted by

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

investors in the market can be applied to a projected cash flow and reversion in order to estimate the present value of the projected income stream, and therefore, the value of the subject property, upon lease expiration.

      Since any real estate investment must compete in the open market for capital, it must be competitive with the various alternatives available in the financial marketplace. In developing an appropriate risk rate for the subject, we have given consideration to a number of different investment opportunities. These other non-real estate alternatives are important to an equity investor when contemplating an investment in real estate. These financial investments included long-term rates such as Corporate AAA bonds and 30 year Treasury Bonds, which are currently yielding about 6.15 and 5.90 percent, respectively, as of the date of our analysis, according to the Wall Street Journal, dated October 1, 1998. In addition, consideration was also given to the current prime rate of
8.25 percent and the current discount rate of 4.75 percent.

      Major investors in existing investment grade real estate such as office buildings, shopping centers, and industrial facilities currently require equity yield rates that typically range from 10.00 to 14.00 percent depending upon the attraction, duration and quality of a project's cash flow, the type of property, recent market activity, availability and terms of financing, risk perception, tax benefit potential and future value considerations.

      Obviously, with risk being commensurate with return, the more secure income streams would tend to fall towards the lower-end of current yields, with those properties containing more risk, falling towards the upper-end.

      The residual cash flows annually generated by the subject property comprise only the first part of the return which an investor will receive. The second component of this investment return is the pre-tax cash proceeds from the resale of the property at the end of a projected investment holding period. Typically, investors will structure a provision in their analysis in the form of a rate differential over a going-in capitalization rate in projecting a future disposition price. The view is that the improvement is then older and the future is more difficult to visualize, hence a slightly higher rate is warranted for added risks in forecasting.

      In the Sales Comparison Approach analysis, the sales of office properties indicate a market range of overall rates from approximately 5.72 to 10.49 percent, which are presented as follows:

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                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

================================================================================
                         OVERALL CAPITALIZATION RATES
================================================================================
    SALE                                                        SALE
     NO.                     OFFICE PROPERTIES                  DATE      OAR
--------------------------------------------------------------------------------
     I-2           1750 East Golf Road, Schaumburg, IL          9/97     5.72%
--------------------------------------------------------------------------------

     I-3           707 Lake-Cook Road, Deerfield, IL            2/97    10.49%
--------------------------------------------------------------------------------

     I-4            500, 505, 707 Skokie Boulevard,             1/97    10.07%
                    Northbrook, IL
--------------------------------------------------------------------------------

                                                              AVERAGE    8.76%
--------------------------------------------------------------------------------

      The going-in, or first year, overall capitalization rates regarding the sales listed above, range from 5.72 to 10.49 percent, with an average overall capitalization rate of 8.76 percent. In addition, overall capitalization rates for suburban office properties within the Chicago metropolitan area typically range from 8.50 to 10.50 percent, with a majority of the overall capitalization rates between 9.0 and 10.0 percent.

      CUSHMAN & WAKEFIELD'S VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY SPRING 1998 details the investment requirements of active investors in the marketplace regarding suburban office buildings. Regarding suburban office buildings, these investors require internal rates of return from 10.00 to 14.00 percent, with the average-low and average-high ranging from 11.20 to 11.80 percent, respectively. Going-in capitalization rates range from 7.50 to 11.00 percent, with the average-low and average-high ranging from 8.50 to 9.20 percent, respectively. Terminal capitalization rates range from 8.00 to 11.50 percent, with the average-low and average-high ranging from 9.00 to 9.60 percent, respectively. Growth rates for income and expenses range from 2.0 to
4.0 percent.

      The table below summarizes CUSHMAN & WAKEFIELD'S VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY SPRING 1998, regarding suburban office buildings.

================================================================================
           CUSHMAN & WAKEFIELD'S VALUATION ADVISORY SERVICES SURVEY
                                  SPRING 1998
                           SUBURBAN OFFICE BUILDINGS
================================================================================
                              OAR                              GROWTH RATES
                        ------------------               -----------------------
 NUMBER OF
 RESPONSES        IN          OUT          IRR             INCOME      EXPENSES
--------------------------------------------------------------------------------
     15       8.50-9.20%   9.00-9.60%   11.20-11.80%      3.10-3.80%  3.00-3.40%

                                      124
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                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Overall Average        8.90%       9.30%      11.50%        3.50%        3.20%
================================================================================

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

   Additional national investor surveys of investment parameters lend support to Cushman & Wakefield's Investor Survey, regarding suburban office buildings. NATIONAL SUBURBAN OFFICE MARKET INDICATORS, as of the Third Quarter 1998, published by Peter F. Korpacz & Associates, Inc. is summarized in the table on the following page.

     ======================================================================
                  NATIONAL SUBURBAN OFFICE MARKET INDICATORS
                              THIRD QUARTER 1998
     ======================================================================
                                                         BASIS POINT CHANGE
                          RANGE            AVERAGE/(1)/  SINCE LAST QUARTER
     ----------------------------------------------------------------------
     IRR             10.00% to 12.50%        11.14%             -15
     OAR/In           7.50% to 10.50%         9.05%              0
     OAR/Out          8.00% to 11.00%         9.43%             -12
     ----------------------------------------------------------------------
     (1) Averages
     ======================================================================
                   CHICAGO OFFICE MARKET INDICATORS
                       THIRD QUARTER 1998
     ======================================================================
                                                         BASIS POINT CHANGE
                          RANGE            AVERAGE/(1)/  SINCE LAST QUARTER

     IRR              9.50% to 13.00%        10.79%             -13
     OAR/In           8.00% to 10.00%         9.06%              0
     OAR/Out          8.00% to 10.25%         9.21%             -3
     ----------------------------------------------------------------------
     (1) Averages
     ----------------------------------------------------------------------
     Source:  Real Estate Investor Survey, Peter F. Korpacz & Associates
     ======================================================================

   Lastly, the Second Quarter 1998, CB COMMERCIAL NATIONAL REAL ESTATE INVESTOR SURVEY indicates going-in capitalization rates for suburban office buildings range from 7.80 to 10.5 percent, with going-out terminal capitalization rates ranging from 8.50 to 12.00 percent. The average going-in rate for suburban office buildings is 9.0 percent, and the average going-out rate is 9.55 percent. The internal rate of return, or discount rate, ranges from 10.50 to 15.00 percent, with an average internal rate of return of 11.85 percent.

   In discussions with investors active in the marketplace, it has been disclosed that numerous investors have begun to re-analyze their investment decisions within the past six months. In particular, investors have recently re-analyzed their investment parameters with primary focus centering on yield rates (IRR's) and overall rates (OAR's), and in some cases renegotiating a sales price in order to consummate a transaction, or not closing on a property if a new price could not be negotiated. The main reason for the recent "renegotiation" of real estate purchase prices was reported to be caused by the downturn in capital markets, and the increasing costs of acquiring capital, which directly affects the yield rate, and indirectly affects the overall rate attributable to purchases. Several deals, including the prospective purchases of the Amoco Building, IBM Plaza, and 2 North LaSalle, are reported to have entered the

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

"renegotiation" phase, with the prospective purchasers re-analyzing their re-sale parameters. In particular, primarily due to the increased costs of acquiring capital, prospective purchasers have increased their terminal overall rates, which has a direct effect of lowering their prospective re-sale values, and the initial price at which investors are willing to acquire property.

      In the case of the subject property this has reportedly occurred as well, as the prospective purchaser has requested a reduction in the purchase price due to the downturn in the capital markets, and also due to increased costs of converting the property from single-tenancy to multi-tenancy. Our selection of a yield rate and overall rate have reflected the recent turmoil witnessed within the marketplace, and are considered to be reflective of a typical investors decision making process.

      The wide range of investment parameters reflected in each of the preceding investor surveys regarding suburban office buildings, indicate that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include: whether the property is purchased for cash or will be leveraged; whether current contract rents are significantly above or below current market rents; the amount and timing of tenant roll-overs; the risk associated with leasing-up vacant space and the strength of the market during the lease-up period; the duration of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within that market; and the effective age of the property.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

      Our selection of the investment parameters utilized to estimate the market value of the subject property, was based on the preceding data, including Cushman & Wakefield's National Investor Survey, and national investor surveys provided by CB Commercial and Korpacz. In our selection of the investment parameters utilized to estimate the market value of the subject property, we have also consulted members of Cushman & Wakefield's Financial Services Group, who are active in the acquisition and disposition of office properties nationally, and rates derived from actual sales, as indicated in our Sales Comparison Approach.

      Based on the above, in our analysis of the subject property, we discounted the cash flows to be received by an equity investor, over the holding period, from 13.25 to 13.75 percent, at 25 basis point intervals, with the mid-aspect of the range at 13.50 percent, which is towards the upper end of the indicated range, but is considered reasonable, given the high level of risk associated with the conversion of the subject property from single-tenancy to multi-tenancy. This range of discount rates reflects both investment market conditions and our assumptions reflecting increases in the subject property's net operating income over the holding period. In our analysis, we have selected a range of terminal capitalization rates from 9.50 to 10.00 percent, in order to estimate the value of the subject property at reversion. The preceding investment parameters are within the overall range of investors surveys previously cited and within the range of investment parameters of participants currently active in the acquisition and disposition of office properties similar to the subject's.

      In the discounted cash flow analysis, we employed the PRO-JECT PLUS computer program. This program simulates the operating characteristics of the subject property, and allows us to make a variety of operating assumptions. We tried to reflect the most likely assumptions of typical buyers and sellers in this particular market segment. In the computer model used to analyze this property, we may be following basic cash flow assumptions, presented as follows:

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

          ============================================================================================
                                              FEE-SIMPLE INTEREST
                                 ZENITH CORPORATE HEADQUARTERS OFFICE BUILDING
          ============================================================================================

                                               BASIC ASSUMPTION
          ------------------------------- ------------------------------------------------------------
          NRA: 401,000 SF                 401,000 SF, or 100% of total NRA
          ------------------------------- ------------------------------------------------------------
          Income Growth Rate              3.50%, and subsequent years
          for Market Rents
          ------------------------------- ------------------------------------------------------------
          Consumer Price Index            3.50%, and subsequent years
          ------------------------------- ------------------------------------------------------------
          Expense Growth Rate             3.50%, and subsequent years
          ------------------------------- ------------------------------------------------------------
          Market Rental Rates             $14.00/SF, Net
          ------------------------------- ------------------------------------------------------------
          Escalations                     3.0% annually
          ------------------------------- ------------------------------------------------------------
          Expense Provision               Net
          ------------------------------- ------------------------------------------------------------
          Lease Term                      7 years
          ------------------------------- ------------------------------------------------------------
          Tenant Improvements
             Initial Build-Out            $45.00/SF
             Second Generation            $15.00/SF
             Renewal Tenant               $  7.50/SF
             Speculative Tenant           $10.13/SF
          ------------------------------- ------------------------------------------------------------
          Vacancy Between Tenants         6 Months
          ------------------------------- ------------------------------------------------------------
          Renewal Probability             65%
          ------------------------------- ------------------------------------------------------------
          Turnover Probability            35%
          ------------------------------- ------------------------------------------------------------
          Leasing Commissions             12.00% of the first year's base rent, and 4.50% thereafter
             New Tenants
          ------------------------------- ------------------------------------------------------------
             Renewal Tenants              4.50%
          ------------------------------- ------------------------------------------------------------
          Absorption Schedule             24 months
          ------------------------------- ------------------------------------------------------------
          Holding Period                  10 years
          ------------------------------- ------------------------------------------------------------
          Year of Reversion               11th year
          ------------------------------- ------------------------------------------------------------
          Credit Loss Provision           3.00%, and subsequent years
          ------------------------------- ------------------------------------------------------------
          Alteration and Leasing          First year of the lease term.
          Commission Payout Method
          ------------------------------- ------------------------------------------------------------
          Terminal Overall Rate           9.75%
          ------------------------------- ------------------------------------------------------------
          Cost of Sale at Reversion       1.5%
          ------------------------------- ------------------------------------------------------------
          Discount Rate                   13.5%
          ------------------------------- ------------------------------------------------------------
          Implied Going-In OAR            N/A
          =============================== ============================================================

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------


(1) The pro forma is based on an 10-year holding period beginning October 1, 1998.

(2) Analysis of the forecasted income stream; establishment of an economic rent level for the vacant space; projection of future revenues annually for an 10-year holding period through calendar-year 2008.

(3) Our growth rate assumption for operating expenses, and market rental rate increases, are estimated at 3.50 percent during the holding period.

(4) A projection of future property expenses based upon comparable office buildings in the subject's submarket, and expense information provided by BOMA.

(5) Reimbursable operating expenses regarding a prospective tenant are assumed on a triple net basis, whereby all reimbursable operating expenses are the responsibility of the tenant, except non-reimbursable expenses, reserves and replacements, alterations, leasing commissions, and management fees, set at our estimated stabilized expense amount.

(6) Alteration costs for initial build-out are estimated at $45.00 per square foot (inclusive of HVAC retrofit from single-tenancy to multi-tenancy), $15.00 for second generation space, $7.50 per square foot for a renewal tenant, and $10.13 for prospective lease renewals. Alteration costs are paid in the first year of the lease.

(7) Leasing commissions for the subject property are estimated at 12.00 percent of the first year's rent and 4.5.0 percent of the remaining year's rent for the lease term. Leasing commissions for prospective lease renewals are assumed at 7.13 percent of the first year's rent and 4.50 percent of the remaining year's rent for the lease term. All leasing commissions are assumed to be paid in the first year of the lease.

(8) Capital improvement costs associated with the transformation of the subject property from single-tenancy to multi-tenancy, including $1,000,000 for additional landscaping and re-surfacing of the existing parking lot; $450,000 for additional parking spaces, and $750,000 for asbestos removal.

(9) Conversion of the pre-tax cash flows into a present value by discounting at an acceptable range of yield rates currently expected for similar types of properties. In our analysis, we have discounted the cash flows from 12.75 to 13.25 percent at 25 basis point intervals.

(10) Collection loss is calculated at 3.0 percent of the potential gross income during the holding period.

(11) A derivation of the most probable net operating income and pre-tax cash flows to be generated by the property by subtracting all property expenses from the effective gross income.

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------




CASH FLOW

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------

(12) Estimation of a reversionary sales price based upon capitalizing the net operating income in calendar year 2009.

(13) Determination of a yield rate which would attract a prudent investor to invest their money in a similar situation with comparable degrees of risk, non-liquidity, and management burdens.

(14) The reversionary sales price of the subject property is estimated by dividing a range of terminal capitalization rates from 9.50 to 10.0 percent into the 11th year's NOI before debt service; subtracting costs of sale, assumed to be 1.50 percent; and adding the net proceeds to the 10th year's income before discounting.

(15) Our selection of the investment parameters utilized to estimate the market value of the subject property, were based on investment parameters currently anticipated in the marketplace, investment parameters derived from the Sales Comparison Approach, conversations with Cushman & Wakefield's Financial Services Group, Cushman & Wakefield's National Investor Survey, national surveys provided by CB Commercial and Korpacz, and conversations with participants currently active in the acquisition and disposition of properties similar to the subject.


     A detailed cash flow pro forma for 132 months, beginning October 1, 1998, based on the previous assumptions, is presented on the facing page.

     In regard to the subject property, it is our opinion that an investor would require a discount rate in the range of 13.25 to 13.75 percent. Accordingly, we have discounted the projected future pre-tax cash flows to be received by an equity investor in the subject property to a present value from 13.25 percent to
13.75 percent, at 25 basis point intervals. Discounting these cash flows over the range of yields and terminal rates now being required by participants in the market for this type of real estate places additional perspective upon our analysis. A valuation matrix for the subject property as of October 1, 1998, is presented as follows:

=========================================================================================================
                                            VALUATION MATRIX
                                                 ZENITH
                                      HEADQUARTERS OFFICE BUILDING
=========================================================================================================
                                                    TERMINAL CAPITALIZATION RATE
                            ------------------------- ------------------------- -------------------------
           IRR                       9.50%                     9.75%                     10.0%
--------------------------- ------------------------- ------------------------- -------------------------
          13.25%                  $22,676,279               $22,141,673               $21,633,796
          13.50%                  $22,052,611               $21,529,664               $21,032,864
=========================================================================================================

                                                                 INCOME APPROACH
--------------------------------------------------------------------------------


--------------------------- ------------------------- ------------------------- -------------------------
          13.75%                  $21,443,116               $20,931,549               $20,445,560
=========================== ========================= ========================= =========================

      The value of the subject property varies with the discount rate and terminal capitalization rate from approximately $22,676,000 to $20,445,000, as rounded. Giving consideration to all of the characteristics of the subject property previously discussed, we feel that a prudent investor would require a yield which falls near the mid-aspect of the market range outlined above for this property.

      In view of the analysis presented, it is our opinion that the discounted cash flow analysis indicates a market value of $21,500,000, as rounded, for the subject property. The indices of investment generated through this indication of value are presented as follows:

          ===============================================================
                                          ZENITH
                              HEADQUARTERS OFFICE BUILDING
                                    GLENVIEW, ILLINOIS
          ===============================================================
          Terminal Capitalization Rate                            9.75%
          Equity Yield (Rd)                                      13.50%
          Price/SF of NRA (401,000 SF)                        $53.62/SF
          ===============================================================

      We would note that the computed equity yield is not necessarily the true rate of return on equity capital. This analysis has been performed on a pre-tax basis. The tax benefits created by real estate investment will serve to attract investors to a pre-tax yield, which is not the full measure of the return on capital.

CONCLUSION

      In the Income Approach to value, we utilized the discounted cash flow method in estimating the market value of the subject property. We believe that the discounted cash flow method is most appropriate. The discounted cash flow method indicates an overall value conclusion of $21,500,000. Therefore, in the final analysis, we have estimated the market value of the subject property, by the Income Approach, as of October 1, 1998, at $21,500,000.

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------

       The three approaches we used indicate the following values:

     Cost Approach                                                        N/A
     Sales Comparison Approach                                    $21,850,000
     Income Approach                                              $21,500,000

     The merits of each approach have been considered, and they individually lend support to our overall conclusion of value.

     The Cost Approach is a method whereby accrued depreciation is deducted from the cost new of the improvements, and this is added to the land value. However, given the advanced age and is unique nature of the subject property, coupled with the difficulty in estimating accrued depreciation for the subject property, we have not utilized the Cost Approach in this analysis.

     The Sales Comparison Approach is a reflection of what investors have been paying for similar office properties. Sufficient data exists to develop a conclusion of value by this approach. However, the primary emphasis of this approach is to focus on investment parameters. The derivation of overall capitalization rates recognizes the relationship between a property's income and selling price, which was recognized in this approach. It is our opinion that the indices reflected by the sales were supportive of the parameters utilized in the Sales Comparison Approach and Income Approach.

     In the final analysis, the Income Approach is considered to be the most reliable and meaningful indicator of value. The value indicated by this approach is a reflection of investment parameters that were derived from the Sales Comparison Approach, Cushman & Wakefield's National Survey of Real Estate Investors, Spring 1998 Real Estate Investor Survey conducted by Peter F. Korpacz & Associates, CB Commercial's Second Quarter 1998 Investor Survey, members of Cushman & Wakefield's Financial Services Group, and participants currently active in the acquisition and disposition of properties similar to the subject's. The income was derived from actual recently negotiated leases of similar Class B office buildings, within the subject's primary office submarket. The expenses were based upon similar office properties, including information provided by BOMA.

     The subject's development is highly suited to analysis by the discounted cash flow method. The focus on property value in relation to anticipated income is well founded since the basis for investment is profit in the form of return or yield on investment capital.

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------


     The subject's development, as an investment vehicle, is sensitive to all changes in the economic climate and the economic expectations of investors. The discounted cash flow analysis most accurately reflects changes in the economic climate of investor expectations by adjusting the variables used to qualify the model. Most weight was given the discounted cash flow analysis in estimating the market value of the subject property.

     As a result of our analysis, we have formed an opinion that the market value of the fee simple interest in the above referenced real property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1998, was:

               TWENTY ONE MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  $21,500,000

     Further, it is our opinion that the market value of the fee simple interest in the surplus land area which is associated with the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1998, was:

                             THREE MILLION DOLLARS
                                  $3,000,000

      As such, it is our opinion that the aggregate market value of the combined fee simple interests in the subject property, subject to the assumptions, limiting conditions, certifications, and definitions, as of October 1, 1998, was:

               TWENTY FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS
                                  $24,500,000


MARKETING TIME

     Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal, and exposure time is presumed to precede the effective date of the appraisal.

     The estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale. Our estimate of an appropriate marketing time for the subject relates to a sale of the subject property. Based on our investigations, we conclude that a marketing period of approximately 12 months, or less would be required in order to sell the subject property.

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
--------------------------------------------------------------------------------


     This is based upon our conversations with Cushman & Wakefield's Financial Services Group, whom are familiar with the subject's position within the marketplace. The value is based on the current market conditions. It should not be interpreted that this value estimate represents the final price at which the property might sell throughout the entire marketing period due to uncertain market conditions.

     Given the subject's location and market position, it is our opinion that the property would attract investor interest. According to the Third Quarter 1998 Real Estate Investor Survey, published by Peter Korpacz & Associates, Inc., "competition for properties is reducing the length of time they remain on the market." This is evident in the shorter average marketing time in most surveyed markets compared with Third Quarter 1997. According to Korpacz, the average marketing time for national suburban office buildings is 8.25 months as of Third Quarter 1998, a decrease from the Third Quarter 1997 average marketing time of
9.00 months. Furthermore, the average marketing time of office buildings located within the Chicago metropolitan area is 7.50 months, which is a decrease from the Third Quarter 1997 average marketing time of 10.43 months. Individual marketing time estimates for all property groups ranges from a low of 4.65 months (National Apartment Market) to a high of 9.55 months (National Regional
Mall). The average for all surveyed commercial markets is 7.37 months, a decrease from last year's average of 8.68 months.

     According to CB Commercial, Second Quarter 1998, typical marketing time regarding suburban office buildings ranges from a low of 4 months to a high of 9 months, with an overall average of 5.93 months.

     Given the factors stated above, it is our opinion that a marketing time of approximately 12 months, or less is appropriate for the subject property, given the property's location, and investment parameters utilized in our Income Approach, and with additional support provided by the Spring 1998 Real Estate Investor Survey, and CB Commercial.

                                                       QUICK SALE VALUE ESTIMATE
--------------------------------------------------------------------------------

      We have provided in our valuation a quick sale or orderly liquidation value estimate of the subject property. A quick sale is estimated as a sale within a six-month period.

      In considering the question of value under a quick sale concept, there is a great degree of subjectivity and judgement involved in this estimate.

      No scientific method or "rule of thumb" exists in applying this discount. Therefore, we have attempted to subjectively consider the potential buyer for this property and determine a reasonable discount given the relative marketability of the property and other factors.

      Office brokers were contacted in the subject's marker area and, although no specific examples were discussed, they believe a discount ranging from 10 to 20 percent of the market value would be most likely under a quick sale scenario.

      We believe an approximate 15 percent discount to be a reasonable allowance to account for a quick sale of the subject property. It is noted that the discount rate is applied to the estimated value of the subject property inclusive of the surplus developable rights (FAR).

      Therefore, after considering all factors pertinent under a quick sale or orderly liquidation sale concept, it is our opinion that the value of the subject property, as of October 1, 1998, was:

                 TWENTY-MILLION EIGHT HUNDRED THOUSAND DOLLARS
                                  $20,800,000

                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

This appraisal has been made subject to the following assumptions and limiting conditions:

1. No responsibility is assumed for the legal description or for any matters which are legal in nature. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraisers nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and other factual matters. The Appraisal and the opinion of value stated therein is as of the date stated in the Appraisal. Changes since that date in external and market factors can significantly affect property value.

3. The appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Possession of the Appraisal, or a copy thereof, does not carry with it the right of publication. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise expressly stated in the letter of engagement to prepare the Appraisal, C&W does not permit use of the Appraisal by any person other than the party to whom it is addressed or for purposes other than those for which it was prepared. If written permission is given by C&W to use the Appraisal, the Appraisal must be used in its entirety and only with proper written qualification as approved by C&W. No part of the Appraisal or the identity of the Appraiser shall be conveyed to the public through advertising, public relations, news media or used in any material (other than in judicial or non-judicial proceedings involving Zenith) without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


4. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

5. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

6. The projected potential gross income referred to in the Appraisal may be based on lease summaries provided by the owner or third parties. The Appraiser has not reviewed lease documents and assumes no responsibility for the authenticity or completeness of lease information provided by others or the bona fides of actual lease. C&W suggests that legal advice be obtained regarding the interpretation of lease provisions and the contractual rights of parties.

7. The projections of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these projections will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraisers' task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisions for the future in terms of rental rates, expenses, supply, and demand.

8. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance or operation of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value stated in the Appraisal. These materials (such as formaldehyde foam insulation, asbestos insulation, various soil contaminants, and other potentially hazardous materials) may affect the value of the Property. The Appraisers are not qualified to detect such substances and C&W urges that an expert in this field be employed to determine the economic impact of these matters on the opinion of value stated in the Appraisal.

9. If the Appraisal is submitted to a lender or investor with the prior approval of C&W, such party should consider the Appraisal as one factor, together with its independent investment considerations and underwriting criteria, in its overall investment decision.

                                             ASSUMPTIONS AND LIMITING CONDITIONS
--------------------------------------------------------------------------------


10. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans with Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value stated in the Appraisal. Failure to comply with the requirements of the ADA may negatively affect the value of the property. C&W recommends that an expert in this field be employed.

11. Please note that prior to the use of the Appraisal report, our value conclusion, or our firm name as part of, or to be referenced in, any offering or other material intended for the review of others to be submitted to others (other than in connection with judicial or non-judicial proceedings involving Zenith), except as otherwise provided in our letter of engagement, our permission is granted on the condition that we be provided with an indemnification agreement in a form and content satisfactory to us, by parties satisfactory to us. Notwithstanding the foregoing, prospective institutional lenders may rely on and use the appraisal reports in their entirety for purposes of a first mortgage loan transaction with Zenith.

                                                      CERTIFICATION OF APPRAISAL
--------------------------------------------------------------------------------

       We certify that, to the best of our knowledge and belief:

 1.    Jeffrey A. Piehl and Michael J. Schaeffer inspected the property. Jeffrey
       A. Piehl and Michael J. Schaeffer prepared the report. Stanley R. Dennis, Jr., MAI, has reviewed and approved the report.

 2.    The statements of fact contained in this report are true and correct.

 3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

 4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

 5. Our compensation is not contingent on an action or event (such as the approval of a loan) resulting from the analyses, opinions, or conclusions in, or the use of, this report. The appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

 6. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Ethics and Standards of Professional Practice of the Appraisal Institute.

 7. No one provided significant professional assistance to the persons signing this report.

 8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

 9. As of the date of this report, Stanley R. Dennis, Jr., MAI, has completed the requirements of the continuing education program of the Appraisal Institute.


Jeffrey A. Piehl      Michael J. Schaeffer          Stanley R. Dennis, Jr., MAI
Associate Appraiser   Director                      Managing Director
                      Illinois Certification No.    Illinois Certification No.
                      No. 153-000885                No. 153-000686

                                                                         ADDENDA
--------------------------------------------------------------------------------


                               ENGAGEMENT LETTER

                         STATE APPRAISAL CERTIFICATION

                               LEGAL DESCRIPTION

                                 TITLE REPORT

                             ANNEXATION AGREEMENT

                          PRO-JECT ASSUMPTIONS REPORT

                        PRO-JECT LEASE ABSTRACT REPORT

                     CUSHMAN & WAKEFIELD'S INVESTOR SURVEY

                         QUALIFICATIONS OF APPRAISERS

================================================================================


                    ZENITH CORPORATE HEADQUARTERS BUILDING
                         PURCHASE/SALE YIELD ANALYSIS
        ALL CASH SALE-PURCHASED OCTOBER 1, 1998, SOLD SEPTEMBER 3, 2009

     -------------------------------------------------------------------------
                          PRESENT VALUE ESTIMATE
     -------------------------------------------------------------------------
      Discount Rate                                                     13.50%
      Present Value of Cash Flow                                 $  1,657,676
      Present Value of Reversion                                 $ 19,871,988
      VALUE OF SUBJECT PROPERTY                                  $ 21,529,664
      ROUNDED                                                    $ 21,500,000
      Going-In Cap Rate                                                 -3.28%
     -------------------------------------------------------------------------

     -------------------------------------------------------------------------
                             REVERSION ASSUMPTIONS
     -------------------------------------------------------------------------
     11th Year NOI                                               $  6,978,600
     Terminal Cap Rate                                                   9.75%
                                                                         ----
     Resale Price                                                $ 71,575,385

     Costs of Sale @                             1.5%            $  1,073,631
                                                                 ------------
     Net Reversion Proceeds                                      $ 70,501,754
     -------------------------------------------------------------------------

     ------------------------------------------------------------------------------------
                                   RATE SENSITIVITY ANALYSIS
     ------------------------------------------------------------------------------------
                                       Terminal Cap Rate
         IRR                      9.50%                   9.75%                  10.00%
         ---                     -----                   -----                  ------
        12.75%             $23,967,593             $23,408,800             $22,877,947
        13.00%             $23,314,482             $22,767,930             $22,248,705
        13.25%             $22,676,279             $22,141,673             $21,633,796
                                                   -----------
        13.50%             $22,052,611             $21,529,664             $21,032,864
                                                   -----------
        13.75%             $21,443,116             $20,931,549             $20,445,560
        14.00%             $20,847,441             $20,346,983             $19,871,548
        14.25%             $20,265,245             $19,775,631             $19,310,497
     ------------------------------------------------------------------------------------


================================================================================

================================================================================

                    ZENITH CORPORATE HEADQUARTERS BUILDING
              10-YEAR CASH-FLOW PROJECTIONS AND REVERSIONARY DATA
                           Beginning October 1, 1998
                           Ending September 30, 2008

                                     Fiscal Year
                                     -------------------------------------------------------------------------------------------
                                               1999           2000          2001          2002           2003            2004
                                     -------------------------------------------------------------------------------------------
RENTAL INCOME
   ALL TENANTS                          $   597,147    $ 3,784,933    $5,633,121    $5,802,113     $5,976,178     $ 6,155,460
                                        -----------    -----------    ----------    ----------     ----------     -----------
   TOTAL RENTAL INCOME                  $   597,147    $ 3,784,933    $5,633,121    $5,802,113     $5,976,178     $ 6,155,460
RECOVERIES
   GENERAL OPERATING                    $   191,940    $ 1,231,570    $1,983,767    $2,053,197     $2,125,060     $ 2,199,439
   INSURANCE                            $     6,914    $    44,363    $   71,457    $   73,960     $   76,545     $    79,226
   REAL ESTATE TAXES                    $   125,514    $   805,351    $1,297,228    $1,342,632     $1,389,622     $ 1,438,260
   MANAGEMENT FEES                      $     7,518    $   160,331    $  345,482    $  374,292     $  386,219     $   398,532
                                        -----------    -----------    ----------    ----------     ----------     -----------
TOTAL RECOVERIES                        $   331,886    $ 2,241,615    $3,697,934    $3,844,081     $3,977,446     $ 4,115,457

GROSS RENTAL INCOME                     $   929,033    $ 6,026,548    $9,331,055    $9,646,194     $9,953,624     $10,270,917
   VACANCY ALLOWANCE                       ($27,871)     ($180,796)    ($279,931)    ($289,386)     ($298,609)      ($308,127)
                                        ------------   -----------    ----------    ----------     ----------     -----------
EFFECTIVE GROSS INCOME                  $   901,162    $ 5,845,752    $9,051,124    $9,356,808     $9,655,015     $ 9,962,790

OPERATING EXPENSES
   GENERAL OPERATING                    $   292,127    $ 1,235,325    $1,879,827    $2,053,199     $2,125,061     $ 2,199,438
   INSURANCE                            $    66,706    $    69,041    $   71,457    $   73,958     $   76,547     $    79,226
   REAL ESTATE TAXES                    $ 1,210,975    $ 1,253,359    $1,297,227    $1,342,630     $1,389,622     $ 1,438,259
   MANAGEMENT FEES                      $    36,046    $   233,830    $  362,045    $  374,272     $  386,201     $   398,512
                                        -----------    -----------    ----------    ----------     ----------     -----------
TOTAL OPERATING EXPENSES                $ 1,605,854    $ 2,791,555    $3,610,556    $3,844,059     $3,977,431     $ 4,115,435

                                     -------------------------------------------------------------------------------------------
NET OPERATING INCOME                      ($704,692)   $ 3,054,197    $5,440,568    $5,512,749     $5,677,584     $ 5,847,355
                                     -------------------------------------------------------------------------------------------

CAPITAL EXPENSES
   TENANT ALTERATIONS                   $ 5,193,346    $11,120,779    $  913,182    $        0     $        0     $         0
   LEASING COMMISSIONS                  $   689,759    $ 1,477,018    $  181,928    $        0     $        0     $         0
   CAPITAL RESERVES                     $    50,000    $    51,750    $   53,561    $   55,436     $   57,376     $    59,384
   PARKING/LANDSCAPING                  $ 1,000,000
   PARKING EXPANSION                    $   450,000
   ASBESTOS REMOVAL                     $   750,000
   OPERATING EXPENSE LOSS               $   585,000    $   200,000
                                                       -----------
TOTAL CAPITAL EXPENSES                  $ 8,718,105    $12,849,547    $1,148,671    $   55,436     $   57,376     $    59,384
                                        -----------    -----------    ----------    ----------     ----------     -----------

                                     -------------------------------------------------------------------------------------------
CASH FLOW                               ($9,422,797)   ($9,795,350)   $4,291,897    $5,457,313     $5,620,208     $ 5,787,971
                                     -------------------------------------------------------------------------------------------

                                     -------------------------------------------------------------------------------------------
                                               2005              2006             2007              2008          REVERSION
                                     -------------------------------------------------------------------------------------------
RENTAL INCOME
   ALL TENANTS                          $ 6,340,126       $ 6,213,046      $ 6,142,824       $ 7,043,942        $ 7,345,623
                                        -----------       -----------      -----------       -----------        ----------
   TOTAL RENTAL INCOME                  $ 6,340,126       $ 6,213,046      $ 6,142,824       $ 7,043,942        $ 7,345,623
RECOVERIES
   GENERAL OPERATING                    $ 2,276,419       $ 2,245,971      $ 2,202,745       $ 2,465,817        $ 2,612,242
   INSURANCE                            $    81,998       $    80,900      $    79,346       $    88,820        $    94,097
   REAL ESTATE TAXES                    $ 1,488,600       $ 1,468,687      $ 1,440,422       $ 1,612,446        $ 1,708,198
   MANAGEMENT FEES                      $   411,238       $   382,346      $   363,650       $   439,367        $   474,740
                                        -----------       -----------      -----------       -----------        -----------
TOTAL RECOVERIES                        $ 4,258,255       $ 4,177,904      $ 4,086,163       $ 4,606,450        $ 4,889,277

GROSS RENTAL INCOME                     $10,598,381       $10,390,950      $10,228,987       $11,650,392        $12,234,900
   VACANCY ALLOWANCE                      ($317,951)        ($311,729)       ($306,869)        ($349,512)         ($367,047)
                                        -----------       -----------      -----------       -----------        -----------
EFFECTIVE GROSS INCOME                  $10,280,430       $10,079,221      $ 9,922,118       $11,300,880        $11,867,853

OPERATING EXPENSES
   GENERAL OPERATING                    $ 2,276,419       $ 2,230,419      $ 2,219,321       $ 2,464,791        $ 2,612,243
   INSURANCE                            $    81,999       $    84,869      $    87,839       $    90,914        $    94,096
   REAL ESTATE TAXES                    $ 1,488,598       $ 1,540,699      $ 1,594,623       $ 1,650,435        $ 1,708,200
   MANAGEMENT FEES                      $   411,217       $   403,169      $   396,885       $   452,035        $   474,714
                                        -----------       -----------      -----------       -----------        -----------
TOTAL OPERATING EXPENSES                $ 4,258,233       $ 4,259,156      $ 4,298,668       $ 4,658,175        $ 4,889,253

                                     -------------------------------------------------------------------------------------------
NET OPERATING INCOME                    $ 6,022,197       $ 5,820,065      $ 5,623,450       $ 6,642,705        $ 6,978,600
                                     -------------------------------------------------------------------------------------------

CAPITAL EXPENSES
   TENANT ALTERATIONS                   $         0       $ 1,486,661      $ 3,183,465       $   387,274
   LEASING COMMISSIONS                  $         0       $   767,983      $ 1,644,522       $   202,560
   CAPITAL RESERVES                     $    61,463       $    63,614      $    65,840       $    68,145
   PARKING/LANDSCAPING
   PARKING EXPANSION
   ASBESTOS REMOVAL
   OPERATING EXPENSE LOSS

TOTAL CAPITAL EXPENSES                  $    61,463       $ 2,318,258      $ 4,893,827       $   657,979
                                        -----------       -----------      -----------       -----------

                                     -------------------------------------------------------------------------------------------
CASH FLOW                               $ 5,960,734       $ 3,501,807      $   729,623       $ 5,984,726
                                     -------------------------------------------------------------------------------------------

================================================================================

     10  ZENITH HEADQUARTERS (10/98 VALUE) PRO FORMA ANA     981,001         20F
     20  ALL TENANTS                             597,147   3,784,933  5,633,121   5,802,113  5,976,178  6,155,460  6,340,126
     30  GENERAL OPERATING                       191,940   1,231,570  1,983,767   2,053,197  2,125,060  2,199,439  2,276,419
     30  INSURANCE                                 6,914      44,363     71,457      73,960     76,545     79,226     81,998
     30  REAL ESTATE TAXES                       125,514     805,351  1,297,228   1,342,632  1,389,622  1,438,260  1,488,600
     30  MANAGEMENT FEES                           7,518     160,331    345,482     374,292    386,219    398,532    411,238
     70  VACANCY ALLOWANCE                        27,871     180,796    279,931     289,386    298,609    308,127    317,951
     80  GENERAL OPERATING                       292,127   1,235,325  1,879,827   2,053,199  2,125,061  2,199,438  2,276,419
     80  INSURANCE                                66,706      69,041     71,457      73,958     76,547     79,226     81,999
     80  REAL ESTATE TAXES                     1,210,975   1,253,359  1,297,227   1,342,630  1,389,622  1,438,259  1,488,598
     80  MANAGEMENT FEE                           36,046     233,830    362,045     374,272    386,201    398,512    411,217
     90  COMMISSIONS                             689,759   1,477,018    181,928           0          0          0          0
     91  CAPITAL IMPRVMNTS                     2,835,000     251,750     53,561      55,436     57,376     59,384     61,463
     95  ALTERATIONS                           5,193,346  11,120,779    913,182           0          0          0          0
     20  ALL TENANTS                           9,945,433
     30  GENERAL OPERATING                     3,560,218
     30  INSURANCE                               128,243
     30  REAL ESTATE TAXES                     2,328,103
     30  MANAGEMENT FEES                         629,311
     70  VACANCY ALLOWANCE                       497,739
     80  GENERAL OPERATING                     3,560,219
     80  INSURANCE                               128,243
     80  REAL ESTATE TAXES                     2,328,101
     80  MANAGEMENT FEE                          643,742
     90  COMMISSIONS                                   0
     91  CAPITAL IMPRVMNTS                        96,125
     95  ALTERATIONS                                   0

      10 ZENITH HEADQUARTERS
         (10/98 VALUE )
      20  ALL TENANTS             6,213,046   6,142,824  7,043,942   7,345,623   7,565,992   7,792,973   8,026,762   7,963,053
      30  GENERAL OPERATING       2,245,971   2,202,745  2,465,817   2,612,242   2,703,672   2,798,300   2,896,242   2,894,044
      30  INSURANCE                  80,900      79,346     88,820      94,097      97,391     100,798     104,327     104 245
      30  REAL ESTATE TAXES       1,468,687   1,440,422  1,612,446   1,708,198   1,767,989   1,829,870   1,893,910   1,892,478
      30  MANAGEMENT FEES           382,346     363,650    439,367     474,740     489,871     505,493     521,611     495,552
      70  VACANCY ALLOWANCE         311,729     306,869    349,512     367,047     378,747     390,823     403,286     400,481
      80  GENERAL OPERATING       2,230,419   2,219,321  2,464,791   2,612,243   2,703,671   2,798,300   2,896,240   2,865,123
      80  INSURANCE                  84,869      87,839     90,914      94,096      97,389     100,798     104,326     107,977
      80  REAL ESTATE TAXES       1,540,699   1,594,623  1,650,435   1,708,200   1,767,987   1,829,867   1,893,912   1,960,199
      80  MANAGEMENT FEE            403,169     396,885    452,035     474,714     489,847     505,464     521,583     517,956
      90  COMMISSIONS               767,983   1,644,522    202,560           0           0           0           0     467,396
      91  CAPITAL IMPRVMNTS          63,614      65,840     68,145      70,530      72,998      75,553      78,198      80,935
      95  ALTERATIONS             1,486,661   3,183,465    387,274           0           0           0           0     904,784
      20  ALL TENANTS
      30  GENERAL OPERATING
      30  INSURANCE
      30  REAL ESTATE TAXES
      30  MANAGEMENT FEES
      70  VACANCY ALLOWANCE
      80  GENERAL OPERATING
      80  INSURANCE
      80  REAL ESTATE TAXES
      80  MANAGEMENT FEE
      90  COMMISSIONS
      91  CAPITAL IMPRVMNTS
      95  ALTERATIONS

      10 ZENITH HEADQUARTERS (10/98 VALUE)
      20  ALL TENANTS                              7,781,001  8,864,085  9,374,524  9,655,759
      30  GENERAL OPERATING                        2,802,504  3,098,091  3,323,502  3,439,826
      30  INSURANCE                                  100,949    111,597    119,716    123,906
      30  REAL ESTATE TAXES                        1,832,618  2,025,905  2,173,305  2,249,373
      30  MANAGEMENT FEES                            461,532    548,133    603,858    624,452
      70  VACANCY ALLOWANCE                          389,358    439,434    467,847    482,800
      80  GENERAL OPERATING                        2,832,082  3,107,000  3,313,940  3,439,825
      80  INSURANCE                                  111,756    115,668    119,716    123,906
      80  REAL ESTATE TAXES                        2,028,806  2,099,814  2,173,307  2,249,373
      80  MANAGEMENT FEE                             503,570    568,335    605,083    624,420
      90  COMMISSIONS                              2,092,293    794,266          0          0
      91  CAPITAL IMPRVMNTS                           83,767     86,699     89,734     92,874
      95  ALTERATIONS                              4,050,258  1,531,164          0          0
      20  ALL TENANTS
      30  GENERAL OPERATING
      30  INSURANCE
      30  REAL ESTATE TAXES
      30  MANAGEMENT FEES
      70  VACANCY ALLOWANCE
      80  GENERAL OPERATING
      80  INSURANCE
      80  REAL ESTATE TAXES
      80  MANAGEMENT FEE
      90  COMMISSIONS
      91  CAPITAL IMPRVMNTS
      95  ALTERATIONS